                                                                  Exhibit 10.01

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of April 7, 1997

                                     among

                    HOLLINGER INTERNATIONAL PUBLISHING INC.,

                            TELEGRAPH GROUP LIMITED,

                  HOLLINGER CANADIAN PUBLISHING HOLDINGS INC.,

                        VARIOUS FINANCIAL INSTITUTIONS,

                           THE TORONTO-DOMINION BANK,
                                as Issuing Bank,

                            THE BANK OF NOVA SCOTIA,
                             as Syndication Agent,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Documentation Agent,

                                      and

                         TORONTO DOMINION (TEXAS), INC.
                            as Administrative Agent

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                               TABLE OF CONTENTS

SECTION 1 DEFINITIONS .....................................................    2

SECTION 2 COMMITMENTS OF THE LENDERS; TYPES OF LOANS;
LETTERS OF CREDIT; BORROWING PROCEDURES; LOAN ACCOUNTS ....................   42
2.1  Commitments ..........................................................   42
2.2  Lenders Not Permitted or Required To Make Credit Extensions ..........   45
2.3  Various Types of Loans ...............................................   45
2.4  Borrowing Procedures .................................................   46
2.5  Procedures for Conversion of Type of Loan ............................   47
2.6  Letter of Credit Procedures ..........................................   47
2.7  Participations in Letters of Credit ..................................   48
2.8  Reimbursement Obligations ............................................   49
2.9  Limitation on the Issuing Bank's Obligations .........................   49
2.10 Funding by Lenders to the Issuing Bank ...............................   50
2.11 Warranty .............................................................   50
2.12 Conditions ...........................................................   51
2.13 Determination of Dollar Equivalents ..................................   51
2.14 Commitments Several ..................................................   51
2.15 Loan Accounts ........................................................   51

SECTION 3 THE ACCEPTANCES .................................................   52
3.1  Creation of Acceptances ..............................................   52
3.2  Payment of Acceptances upon Maturity .................................   54
3.3  Rollover of Acceptances ..............................................   54
3.4  Changes in Distribution ..............................................   54
3.5  Control Accounts .....................................................   54
3.6  Illegality ...........................................................   55
3.7  Collateralization of Acceptances .....................................   56

SECTION 4 INTERLENDER AGREEMENTS ..........................................   57
4.1  Affiliate Lenders ....................................................   57
4.2  Allocation of Payments Prior to Acceleration .........................   58
4.3  Allocation of Payments After Acceleration ............................   58


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
SECTION 5 INTEREST AND FEES ...............................................   59
5.1    Interest Rates .....................................................   59
5.2    Interest Payment Dates .............................................   60
5.3    Interest Periods ...................................................   60
5.4    Setting and Notice of Eurocurrency Rates ...........................   61
5.5    Computation of Interest ............................................   61
5.6    Commitment Fee .....................................................   62
5.7    Letter of Credit Fees ..............................................   62
5.8    Additional Fees ....................................................   62

SECTION 6 REDUCTION OR TERMINATION OF THE COMMITMENTS; REPAYMENTS .........   63
6.1    Reduction or Termination of the Commitments ........................   63
6.1.1  Voluntary Reduction or Termination .................................   63
6.1.2  Mandatory Commitment Reduction .....................................   63
6.1.3  Application of Mandatory Commitment
       Reductions to Tranches .............................................   65
6.1.4  All Reductions .....................................................   65
6.2    Prepayments ........................................................   65
6.2.1  Mandatory Prepayments due to Commitment Reductions .................   65
6.2.2  Mandatory Prepayments due to Currency Fluctuations .................   65
6.2.3  Voluntary Prepayments ..............................................   66
6.2.4  All Prepayments ....................................................   66
6.2.5  Commitment Termination Date ........................................   66

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES .................   67
7.1    Making of Payments .................................................   67
7.2    Application of Certain Payments ....................................   67
7.3    Due Date Extension .................................................   67
7.4    Setoff .............................................................   67
7.5    Proration of Payments ..............................................   67
7.6    Net Payments; Tax Exemptions .......................................   68

SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY LOANS ......   69
8.1    Increased Costs ....................................................   69
8.2    Basis for Determining Interest Rate Inadequate or Unfair ...........   71
8.3    Changes in Law Rendering Eurocurrency Loans Unlawful ...............   71
8.4    Funding Losses .....................................................   72
8.5    Right of Lenders to Fund through Other Offices .....................   72
8.6    Discretion of Lenders as to Manner of Funding ......................   73
8.7    Mitigation of Circumstances; Replacement of Affected Lender.........   73
8.8    Conclusiveness of Statements; Survival of Provisions ...............   74

SECTION 9 WARRANTIES ......................................................   74
9.1    Organization, etc ..................................................   74
9.2    Authorization; No Conflict .........................................   74
9.3    Validity and Binding Nature ........................................   75
9.4    Financial Information ..............................................   75
9.5    No Material Adverse Change .........................................   76
9.6    Litigation and Contingent Liabilities ..............................   76
9.7    Ownership of Properties; Liens .....................................   76
9.8    Subsidiaries .......................................................   76
9.9    Pension, Welfare and Employee Benefit Plans ........................   76


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
9.10     Investment Company Act ...........................................   77
9.11     Public Utility Holding Company Act ...............................   77
9.12     Regulations G, T, U and X ........................................   77
9.13     Taxes ............................................................   78
9.14     Solvency, etc ....................................................   78
9.15     Insurance ........................................................   78
9.16     Contracts; Labor Matters .........................................   78
9.17     Environmental and Safety and Health Matters ......................   79
9.18     Information ......................................................   80
9.19     Senior Subordinated Indenture ....................................   80
9.20     Financial Assistance .............................................   80

SECTION 10 COVENANTS ......................................................   81
10.1     Reports, Certificates and Other Information ......................   81
10.1.1   Annual Report ....................................................   81
10.1.2   Quarterly Reports ................................................   81
10.1.3   Certificates .....................................................   82
10.1.4   Southam Reports ..................................................   82
10.1.5   Reports to SEC and to Shareholders ...............................   82
10.1.6   Notice of Default, Litigation and ERISA Matters ..................   82
10.1.7   Subsidiaries .....................................................   83
10.1.8   Management Reports ...............................................   83
10.1.9   Insurance Information ............................................   83
10.1.10  Annual Budget ....................................................   83
10.1.11  Post-Closing Forecasts ...........................................   84
10.1.12  Other Information ................................................   84
10.2     Books, Records and Inspections ...................................   84
10.3     Insurance ........................................................   84
10.4     Compliance with Laws; Maintenance of Property; Payment of
         Taxes and Liabilities ............................................   85
10.5     Maintenance of Existence, etc ....................................   85
10.6     Financial Covenants ..............................................   85
10.6.1   Total Leverage Ratio .............................................   85
10.6.2   Senior Leverage Ratio ............................................   86
10.6.3   Interest Coverage Ratio ..........................................   87
10.6.4   Fixed Charge Coverage Ratio ......................................   87
10.6.5   Asset Coverage Ratio .............................................   87
10.6.6   Computation of Financial Covenants ...............................   87
10.7     Limitations on Debt ..............................................   88
10.8     Liens ............................................................   89
10.9     Limitation on Restricted Payments ................................   90
10.10    Investments ......................................................   93
10.11    Mergers, Consolidations, Sales, Acquisitions .....................   94
10.12    Use of Proceeds ..................................................   96
10.13    Transactions with Affiliates .....................................   96
10.14    Employee Benefit Plans ...........................................   97
10.15    Environmental Covenants ..........................................   97
10.15.1  Environmental Response Obligation ................................   97
10.15.2  Environmental Liabilities ........................................   97
10.16    Unconditional Purchase Obligations ...............................   97
10.17    Inconsistent Agreements ..........................................   98
10.18    Further Assurances ...............................................   98
10.19    Amendments to Certain Documents ..................................   99
10.20    Conduct of Business ..............................................   99
10.21    Limitations on Sale and Leaseback Transactions ..................    99
10.22    Tax Allocation Agreement ........................................    99
10.23    Fiscal Year .....................................................    99
10.24    Holding Company Status ..........................................   100
10.25    Limitation on Dividends and Other Payment Restrictions
         Affecting Restricted Subsidiaries ...............................   100
10.26    Designation and Ownership of Subsidiaries .......................   100
10.27    New Restricted Subsidiaries, Investments and Acquisitions .......   100
10.28    Additional Collateral ...........................................   101
10.29    Operating Leases ................................................   101
10.30    AP-91 Further Restricted ........................................   102
10.31    Capital Expenditures ............................................   102
10.32    Post Closing Actions ............................................   102


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
SECTION 11 CONDITIONS OF LENDING .........................................   102
11.1    Documentary Conditions to Amendment Effective Date ...............   102
11.1.1  Resolutions ......................................................   103
11.1.2  Organic Documents ................................................   103
11.1.3  Incumbency and Signature Certificates ............................   103
11.1.4  Consents, etc ....................................................   103
11.1.5  Guaranties .......................................................   103
11.1.6  Pledge Agreements ................................................   104
11.1.7  Security Agreements ..............................................   104
11.1.8  AP-91 Agreement ..................................................   105
11.1.9  Financial Statements .............................................   105
11.1.10 Process Agent Letter .............................................   105
11.1.11 Compliance Certificate ...........................................   105
11.1.12 Assignment Agreement .............................................   105
11.1.13 Other ............................................................   106
11.2    Other Conditions to Amendment Effective Date .....................   106
11.2.1  Capital Structure ................................................   106
11.2.2  Due Diligence ....................................................   106
11.2.3  DTH and FDTH Preference Shares ...................................   106
11.2.4  Fairfax Proceeds .................................................   106
11.2.5  Debt to be Repaid ................................................   106
11.2.6  No Material Adverse Effect .......................................   106
11.2.7  Fees .............................................................   107
11.2.8  U.K. Procedural Requirements .....................................   107
11.2.9  Southam Market Value .............................................   107
11.3    Conditions to Canadian Acquisition ...............................   107
11.3.1  Documentary Conditions to Canadian Acquisition Date. .............   107
11.3.2  Canadian Acquisition .............................................   108
11.3.3  Insurance ........................................................   108
11.3.4  Other Legal Opinions .............................................   109
11.3.5  No Material Adverse Effect .......................................   109
11.3.6  Capital Structure ................................................   109
11.3.7  No Litigation Regarding Canadian Acquisition .....................   109
11.3.8  Debt to be Repaid ................................................   109
11.3.9  Due Diligence ....................................................   109
11.3.10 Capital Markets ..................................................   109
11.3.11 Compliance Certificate ...........................................   110
11.3.12 Process Agent Letter .............................................   110
11.3.13 Fees .............................................................   110
11.3.14 Southam Market Value .............................................   110
11.3.15 The Funding and Close ............................................   110
11.3.16 Officers Certificates ............................................   110
11.3.17 Other ............................................................   111
11.4    Tranche D Availability ...........................................   112
11.4.1  Documentary Conditions to Tranche D Availability Date ............   112
11.4.2  Approved Acquisition .............................................   112
11.4.3  Insurance ........................................................   113
11.4.4  No Material Adverse Effect .......................................   113
11.4.5  Capital Structure ................................................   113
11.4.6  No Litigation Regarding Approved Acquisition .....................   113
11.4.7  Debt to be Repaid ................................................   113
11.4.8  Due Diligence ....................................................   113
11.4.9  Capital Markets ..................................................   113
11.4.10 Compliance Certificate ...........................................   114
11.4.11 Process Agent Letter .............................................   114
11.4.12 Fees .............................................................   114
11.4.13 The Funding and Close ............................................   114
11.4.14 Officers Certificates ............................................   114
11.4.15 Satisfaction Regarding Approved Acquisition ......................   115
11.4.16 Financial Projections ............................................   115
11.4.17 Offering Sanction ................................................   116
11.4.18 Other ............................................................   116
11.5    All Loans, Letters of Credit and Acceptances .....................   116
11.5.1  No Default, etc ..................................................   116
11.5.2  Confirmatory Certificate .........................................   117

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
SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT ............................   117
12.1    Events of Default ................................................   117
12.1.1  Non-Payment of the Loans, etc ....................................   117
12.1.2  Default under Other Debt .........................................   117
12.1.3  Other Material Obligations .......................................   117
12.1.4  Bankruptcy, Insolvency, etc ......................................   118
12.1.5  Non-Compliance with Provisions of This Agreement .................   119
12.1.6  Warranties .......................................................   119
12.1.7  Pension Plans ....................................................   119
12.1.8  Judgments ........................................................   119
12.1.9  Invalidity of Guaranty, etc ......................................   120
12.1.10 Invalidity of Collateral Documents, etc ..........................   120
12.1.11 Change in Control ................................................   120
12.1.12 Material Adverse Effect ..........................................   120
12.1.13 Ownership of Restricted Subsidiaries .............................   120
12.1.14 Redemption Date ..................................................   120
12.2    Effect of Event of Default .......................................   120

SECTION 13 THE ADMINISTRATIVE AGENT ......................................   121
13.1    Authorization ....................................................   121
13.2    Indemnification ..................................................   121
13.3    Exculpation ......................................................   122
13.4    Credit Investigation .............................................   122
13.5    Administrative Agent and Affiliates ..............................   122
13.6    Action on Instructions of the Lenders ............................   123
13.7    Funding Reliance .................................................   123
13.8    Collateral Matters ...............................................   124
13.9    Resignation ......................................................   124

SECTION 14 GENERAL .......................................................   125
14.1    Waiver; Amendments ...............................................   125
14.2    Confirmations ....................................................   126
14.3    Notices ..........................................................   126
14.4    Computations .....................................................   126
14.5    Regulations G, T, U and X ........................................   126
14.6    Costs, Expenses and Taxes ........................................   126
14.7    Subsidiary References ............................................   127
14.8    Captions .........................................................   127
14.9    Assignments; Participations ......................................   127
14.9.1  Assignments ......................................................   127
14.9.2  Participations ...................................................   129
14.10   Governing Law ....................................................   130
14.11   Counterparts .....................................................   130
14.12   Successors and Assigns ...........................................   130
14.13   Indemnification by the Borrowers .................................   130
14.14   Survival of Indemnities ..........................................   131
14.15   Confidentiality ..................................................   131
14.16   Forum Selection and Consent to Jurisdiction ......................   132
14.17   Waiver of Jury Trial .............................................   132
14.18   American Legal Terms .............................................   132
14.19   Judgment Currency ................................................   133
14.20   Tranche D Assumption .............................................   133

SECTION 15 GUARANTY PROVISIONS ...........................................   133
15.1    Guaranty .........................................................   133
15.2    Acceleration of Guaranty .........................................   135
15.3    Guaranty Absolute, etc ...........................................   135
15.4    Reinstatement, etc ...............................................   137
15.5    Waiver, etc ......................................................   137
15.6    Waiver of Subrogation and Contribution ...........................   137

SECTION 16 AMENDMENT EFFECTIVE DATE ASSIGNMENT ...........................   138
16.1    Amendment Effective Date of Assignments ..........................   138

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EXHIBIT A    Form of Amendment Effective Date Assignment Agreement
EXHIBIT B    Form of Compliance Certificate
EXHIBIT C-1  Form of Company Security Agreement
EXHIBIT C-2  Form of U.K. Security Agreement
EXHIBIT C-3  Form of Canadian Security Agreement (PPSA)
EXHIBIT C-4  Form of Canadian Security Agreement (Quebec)
EXHIBIT D-1  Form of Hollinger International Guaranty
EXHIBIT D-2  Form of U.S. Subsidiary Guaranty
EXHIBIT D-3  Form of U.K. Subsidiary Guaranty
EXHIBIT D-4  Form of Canadian Guaranty
EXHIBIT E-1  Form of Hollinger International Pledge Agreement
EXHIBIT E-2  Form of Company Pledge Agreement
EXHIBIT E-3  Form of Telegraph Pledge Agreement
EXHIBIT E-4  Form of Canada Holdings Pledge Agreement
EXHIBIT E-5  Form of Limited/Eastern Pledge Agreement
EXHIBIT E-6  Form of Canada Holdings/Eastern Pledge Agreement
EXHIBIT E-7  Form of U.K. Pledge Agreement
EXHIBIT E-8  Form of U.K. Subsidiary Pledge Agreement
EXHIBIT E-9  Form of Southam Pledge Agreement
EXHIBIT E-10 Form of Canadian Pledge Agreement (PPSA)
EXHIBIT E-11 Form of Canadian Pledge Agreement (Quebec)
EXHIBIT F    Form of AP-91 Agreement
EXHIBIT G    Form of Assignment Agreement
EXHIBIT H    Form of Notice of Tranche C and Tranche D Credit Extension Request
EXHIBIT I    Form of Tax Allocation Agreement
EXHIBIT J    Form of Acceptance Power of Attorney


SCHEDULE 1.1   Commitments and Percentages
SCHEDULE 1.2   Pricing Grid
SCHEDULE 2.6   Existing Letters of Credit
SCHEDULE 6.1.2 Scheduled Mandatory Commitment Reductions
SCHEDULE 9.5   Recent Developments
SCHEDULE 9.6   Litigation and Contingent Liabilities
SCHEDULE 9.8   Subsidiaries
SCHEDULE 9.9   Welfare Plans
SCHEDULE 9.15  Insurance
SCHEDULE 9.16  Contracts; Labor Matters
SCHEDULE 9.17  Environmental and Safety and Health Matters
SCHEDULE 10.7  Debt
SCHEDULE 10.8  Liens
SCHEDULE 10.10 Investments
SCHEDULE 14.3  Addresses for Notices

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


        This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 7, 1997 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is entered into among HOLLINGER INTERNATIONAL PUBLISHING INC., a Delaware corporation (the "Company"), TELEGRAPH GROUP LIMITED, a limited liability company incorporated under the laws of England and Wales (the "U.K. Borrower"), HOLLINGER CANADIAN PUBLISHING HOLDINGS INC., a New Brunswick corporation (the "Canadian Borrower"), the undersigned financial institutions (together with their respective successors and assigns, collectively the "Lenders" and individually each a "Lender"), THE TORONTO-DOMINION BANK (in its individual capacity, "Toronto-Dominion") as issuing bank and TORONTO DOMINION (TEXAS), INC. (in its individual capacity, "TD- Texas") as administrative agent for the Lenders.

        WHEREAS, the Company, TD-Texas, as Administrative Agent, and Toronto-Dominion, as Issuing Bank, entered into that certain Amended and Restated Credit Agreement dated as of May 30, 1996 (as amended or modified and in effect immediately prior to the Amendment Effective Date the "Existing Credit Agreement"), whereunder certain financial institutions (the "Original Lenders") agreed to make revolving loans and to issue letters of credit in the maximum amount of $160,000,000;

        WHEREAS, pursuant to the FDTH Credit Agreement, The Toronto- Dominion Bank, London Branch issued that certain guaranty on August 8, 1996 for the benefit of FDTH in connection with the Scheme and the U.K. Borrower guaranteed the obligations of FDTH in connection therewith;

        WHEREAS, the Company desires to refinance the Existing Credit Extensions, the U.K. Borrower desires to refinance the FDTH Loan Note Guaranty and the Borrowers desire to obtain a revolving loan commitment (to include availability for revolving loans; in the case of the Canadian Borrower, bankers acceptances; and, in the case of the Company and the U.K. Borrower, the issuance of letters of credit) pursuant to which borrowings of revolving loans and issuance of letters of credit in the maximum aggregate amount not to exceed $900,000,000 would be made to the Company, borrowings of revolving loans and issuance of letters of credit in the maximum aggregate principal amount not to exceed $150,000,000 would be made to the U.K. Borrower, and borrowings of revolving loans and issuance of bankers acceptances in the maximum aggregate principal amount not to exceed $250,000,000 would be made to the Canadian Borrower, and borrowings of revolving loans and issuance of bankers acceptances in the maximum aggregate principal amount not to exceed $700,000,000 would be made to the Canadian Borrower or its assignee; provided that the aggregate of all loans, bankers acceptances and letters of credit outstanding to all Borrowers would not exceed $900,000,000;

        WHEREAS, the Company has requested the Lenders to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement, to set forth, among other things, the terms and conditions under which the Lenders hereafter will make credit extensions to the Borrowers; it being the intention of the Company, the Lenders and the Administrative Agent that this Agreement and the Loan Documents executed in connection herewith shall not effect the novation of the obligations of the Company under the Existing Credit Agreement but be merely a restatement and, where applicable, an amendment of and substitution for the terms governing such obligations hereafter; and

        WHEREAS, the U.K. Borrower has requested the issuing bank and the Lenders to refinance the FDTH Loan Note Guaranty on the terms and conditions set forth in this Agreement as if such FDTH Loan Note Guaranty had been issued hereunder on the Amendment Effective Date;

        WHEREAS, the Existing Credit Extensions outstanding immediately prior to the Amendment Effective Date pursuant to the Existing Credit Agreement shall be deemed to be issued and outstanding under the Tranche A Commitment for all purposes hereof and of the Loan Documents after giving effect to the Amendment Effective Date and the FDTH Loan Note Guaranty shall be deemed to be a Letter of Credit requested by the U.K. Borrower and issued and outstanding under the Tranche B Commitment for all purposes hereof and of the Loan Documents after giving effect to the Amendment Effective Date;

        NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1 DEFINITIONS.

        When used herein the following terms shall have the following meaning (such definitions to be applicable to both the singular and plural forms of such terms);

        Acceleration Right means a right, which at the time is immediately exercisable (without further notice or lapse of time), by the holders or a trustee to cause the acceleration of the maturity of Debt of the Company or a Restricted Subsidiary having an aggregate principal amount outstanding of at least $5,000,000.

        Acceptance means Tranche C Acceptances and Tranche D Acceptances.

        Acceptance Collateral Amount - see Section 3.7.

        Acceptance Collateral Loans - see Section 3.7.

        Acceptance Obligation - see Section 3.2.

        Acceptance Power of Attorney - see Section 3.1(c).

        Acceptance Proceeds means the cash proceeds realized on creation of an Acceptance by a Canadian Lender on the date of creation of such Acceptance.

        Acquisition means (a) any acquisition or merger by the Company or any Restricted Subsidiary in the Financial Group of or with any other Person which owns or operates newspapers or other similar publication businesses or printing businesses, which acquisition or merger has been approved and recommended in writing by the Board of Directors of the Person to be acquired or, if such Board approval is not required or practicable, which merger or acquisition otherwise has been made and consummated without any hostile or antagonistic measures, which Person shall then become consolidated with the Company or any such Restricted Subsidiary in accordance with GAAP, or (b) any acquisition by the Company or any Restricted Subsidiary in the Financial Group of the assets of any Newspaper Business which acquisition has been approved and recommended in writing by the Board of Directors of the business whose assets are being acquired or, if such Board approval is not practicable, which acquisition otherwise has been made and approved without any hostile or antagonistic measures; provided, however, with respect to both clause (a) and clause (b), that the requirement for Board of Director approval and lack of hostile and antagonistic measures shall not apply to the Approved Acquisition.

        Acquisition Assumption - see Section 14.20.

        Acquisition Borrower means, initially Hollinger Canadian Publishing Holdings Inc., a New Brunswick corporation, or thereafter a wholly owned Subsidiary thereof that (a) is acceptable to the Lenders and (b) executes the Assumption Agreement.

        Acquisition Debt means any Debt of the Company or any Restricted Subsidiary in the Financial Group to any Person other than the Company or any Restricted Subsidiary in the Financial Group (a) at any time or from time to time incurred, created or assumed in connection with any Acquisition or (b) existing at the time any Person (including an Unrestricted Subsidiary) becomes a Restricted Subsidiary but excluding in case of clauses (a) and (b) any Debt of the Borrowers to the Administrative Agent and the Lenders, or any of them, under this Agreement or under any other Loan Document.

        Acquisition Documents means the documents relating to any proposed Approved Acquisition.

        Additional Commitment means an amount equal to the Total Commitment minus the Original Commitment.

        Additional Investments - see Section 10.10.

        Additional Restricted Payments - see Section 10.9.

        Adjusted Operating Cash Flow means Operating Cash Flow plus Management Fees (a) excluding (i) any gains or losses on Asset Sales and (ii) net income attributable to dividends or other distributions received from any Unrestricted Subsidiary or Southam and its Subsidiaries and (b) adjusted to reflect permitted Acquisitions, Asset Swaps and designations of Unrestricted Subsidiaries as Restricted Subsidiaries. In the case of an Acquisition or Asset Swap permitted hereunder, Operating Cash Flow of the Company and its Restricted

Subsidiaries in the Financial Group on a consolidated basis, for purposes of any calculation of Adjusted Operating Cash Flow for a period prior to the date of such Acquisition or Asset Swap, shall be adjusted to give effect to such Acquisition or Asset Swap by adding or subtracting, as the case may be, the actual Operating Cash Flow for such Acquisition or Asset Swap. If the actual Operating Cash Flow for such Acquisition or Asset Swap for all or any portion of such period shall not be available, the Company shall estimate Operating Cash Flow for all or any portion of such period, as applicable, which estimate shall be approved in advance by the Administrative Agent. In the case of an Asset Swap, the actual Operating Cash Flow of the Traded-For Newspaper Assets shall be reduced by an amount equal to the actual Operating Cash Flow of the Traded Newspaper Assets. For purposes of this Agreement, "Adjusted Operating Cash Flow" shall not include any portion of the Operating Cash Flow of any Person other than Restricted Subsidiaries in the Financial Group.

        Administrative Agent means TD-Texas in its capacity as administrative agent for the Lenders hereunder, any sub-agents which TD-Texas may appoint from time to time under any Tranche and any successor thereto in such capacity. The Toronto-Dominion Bank, Toronto, shall serve as the Administrative Agent's subagent with respect to Tranche C and Tranche D.

        Affected Lender means any Lender that has given notice to the Company (which has not been rescinded) of (a) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (b) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3.

        Affected Loan - see Section 8.3.

        Affiliate means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such Person's equity ownership or Voting Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement - see the Preamble.

        Alternate Base Rate means, at any time, the greater of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the U.S. Base Rate.

        Alternate Currencies means Sterling and Canadian Dollars.

        Amendment Effective Date - see Section 11.1.

        Amortization Expense of any Person means, for any period, amounts recognized during such period as (a) amortization of goodwill or (b) amortization of any other intangible assets with an original life of ten years or more, in each case in accordance with GAAP and to the extent reflected in the Consolidated Net Income (Loss) of the Company and the Restricted Subsidiaries.

        AP-91 means American Publishing (1991) Inc., a Delaware corporation.

        AP-91 Agreement - see Section 11.1.8.

        AP-91 Senior Notes means those certain 10.34% Series B Senior Secured Notes due September 1, 1997, 10.44% Series C

Senior Secured Notes due September 1, 1998, 10.49% Series D Senior Secured Notes due September 1, 1999 and 10.53% Series E Senior Secured Notes due September 1, 2000 issued by AP-91 pursuant to those certain Note Purchase Agreements, each dated as of September 12, 1990, pursuant to which such Notes were issued by AP-91 to those purchasers identified therein, as such Senior Secured Notes and Note Purchase Agreements are amended and in effect on the Amendment Effective Date.

        APAC-90 means APAC-90 Inc., a Delaware corporation.

        APAC-90 8% Preferred Stock means the 8% First Series Preferred Shares issued by APAC-90.

        APAC-90 Preferred Stock means collectively the APAC-90 8% Preferred Stock and the Second Series Preferred Stock issued by APAC-90.

        APAC 95 means APAC-95 Inc., a Delaware corporation.

        APHI means American Publishing Holdings Inc., a Delaware corporation.

        Applicable Commitment Fee Rate means the rate set forth beneath "Commitment Fee Rate" on the Pricing Grid for the applicable Total Leverage Ratio.

        Applicable Margin means (a) in the case of Eurocurrency Loans and Acceptances the rate set forth beneath "Eurocurrency Rate/Acceptance Fee" on the Pricing Grid and (b) in the case of Floating Rate Loans, the rate set forth beneath "Base Rate" on the Pricing Grid.

        Approved Acquisition means any Acquisition by the Acquisition Borrower financed under Tranche D on terms and conditions satisfactory to the Lenders in their sole and absolute discretion.

        Argsub means Argsub Limited, a limited liability company incorporated under the laws of England and Wales.

        Argsub Preference Shares means (a) the 600 Second Preference Shares of Argsub issued to and held by FDTH and (b) the 140 Series A preference shares and 140 Series B Preference Shares of Argsub issued to and held by DTH.

        Asset Coverage Ratio means the ratio of the Southam Market Value on any date to the Southam Market Value on the Amendment Effective Date.

        Asset Reduction Date - see Section 6.1.2.

        Asset Sale means (a) any sale, lease, transfer or other disposition (including by way of merger or consolidation or Asset Swap) by the Company or any Restricted Subsidiary in the Financial Group of any asset (including the sale of the Capital Stock of any Restricted Subsidiary in the Financial Group other than the sale of New Preference Shares pursuant to the Purchase Option) outside the ordinary course of business to a Person other than the Company or a Restricted Subsidiary in the Financial Group, or (b) any sale or assignment with or without recourse of accounts receivable of the Company or any Restricted Subsidiary in the Financial Group. For purposes of this definition, the term "Asset Sale" shall not include any transfer of property and assets (i) having a market value of less than $1,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $1,000,000, the entire value and not just the portion in excess of $1,000,000 shall be deemed to have been the subject of an Asset Sale), (ii) which are obsolete (in the case of equipment) to the Company's and such Restricted Subsidiaries' businesses and (iii) consisting of any transfer of common shares of Southam to Hollinger Inc. pursuant to the provisions of the HTH/FDTH Share Exchange Agreement.

        Asset Swap means the exchange of the assets of any Newspaper Business owned by the Company or any Restricted Subsidiary in the Financial Group ("Traded Newspaper Assets") as an entirety or substantially as an entirety for all or substantially all of the assets of another Newspaper Business ("Traded-For Newspaper Assets") owned by the Person (or an Affiliate of the Person) to whom such Traded Newspaper Assets shall be transferred in such exchange.

        Assignee - see Section 14.9.1.

        Assignment Agreement - see Section 14.9.1.

        Assumed Obligations - see Section 14.20.

        Assumption Agreement - see Section 14.20.

        BenHoldco means HTH BenHoldco Inc., a Delaware corporation.

        Board of Directors means the board of directors of a Person or any duly authorized committee of such board.

        Borrower means each of the Company, the U.K. Borrower, the Canadian Borrower and the Acquisition Borrower (referred to collectively as the "Borrowers").

        Business Day means any day on which commercial banks are open for commercial banking business in Chicago and New York and, in the case of a Business Day which relates to a Tranche C or Tranche D Credit Extension, on which commercial banks are open for commercial banking business in Toronto and, in the case of a Business Day which relates to a Eurocurrency Loan, on which dealings in Dollars and Alternate Currencies are carried on in the London interbank market.

        Canada Holdings means Hollinger International (Canada) Holdings Co., a Nova Scotia unlimited liability company.

        Canada Holdings Pledge Agreement - see Section 11.1.6.

        Canada Holdings/Eastern Pledge Agreement - see Section 11.1.6.

        Canadian Acceptance Rate means either (a) with respect to any Acceptance accepted by a Canadian Lender listed on Schedule 1 of the Bank Act (Canada), the rate per annum (rounded upwards if necessary to the nearest 0.01%, calculated on the basis of 365 days and determined in accordance with normal market practice) quoted by Toronto-Dominion in Toronto not later than 10:00 a.m. (Toronto time) on the Business Day of the proposed creation of such Acceptances as its discount rate for banker's acceptances having a comparable face amount and identical maturity date to the face amount and maturity date of the Acceptances to be created by Toronto-Dominion or (b) with respect to any Acceptance accepted by a Canadian Lender listed on Schedule 2 of the Bank Act (Canada), a rate equal to the rate determined under clause (a) plus 0.07% per annum.

        Canadian Acquisition means the acquisition by the Canadian Borrower of certain assets located in Canada from Hollinger Inc. and its Subsidiaries, pursuant to the Purchase Agreements.

        Canadian Acquisition Date - see Section 11.3.

        Canadian Base Rate means, on any day, the greater of (a) the Canadian Prime Rate and (b) the rate per annum which is 0.75% above the one-month acceptance rate quoted by Toronto-Dominion at 10:00 a.m. (Toronto time) which appears on the Reuter's Screen CDOR Page as its rate for acceptances in Canada.

        Canadian Borrower - see the Preamble.

        Canadian Dollar and C$ mean the lawful currency of Canada.

        Canadian Guaranty means any guaranty substantially in the form of Exhibit D-4 (with such changes therein as are acceptable to the Administrative Agent) which may be executed from time to time by any Restricted Subsidiary organized under the laws of Canada or any Province thereof, as such guaranties may be amended, supplemented or otherwise modified from time to time.

        Canadian Lender means each Lender designated as a "Canadian Lender" on
Schedule 1.1 hereto or pursuant to an Assignment Agreement.

        Canadian Office means, relative to any Canadian Lender, the office of such Canadian Lender designated as such on Schedule 14.3 hereto or designated in an Assignment Agreement or such other office of a Canadian Lender (or any successor or assign of such Lender) within Canada as may be designated from time to time by notice from such Canadian Lender, as the case may be, to the Administrative Agent.

        Canadian Percentage means, relative to any Canadian Lender, the percentage set forth under the caption "Canadian Percentage" on Schedule 1.1 hereto or set forth in an Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Canadian Lender and its Assignee and delivered pursuant to Section 14.9.1.

        Canadian Pledge Agreement means any pledge agreement substantially in the form of Exhibit E-10 or E-11 (with such changes therein as are acceptable to the Administrative Agent) which may be executed from time to time by any Restricted Subsidiary organized under the laws of Canada or any Province thereof, as such Canadian Pledge Agreements may be amended, supplemented or otherwise modified from time to time.

        Canadian Prime Rate means the rate of interest for commercial loans in Canadian Dollars established and publicly announced by Toronto-Dominion in Toronto from time to time as its prime rate for demand extensions of credit in Canadian Dollars. The Canadian Prime Rate may not necessarily be the lowest rate of interest quoted by Toronto-Dominion with respect to extensions of credit in Canadian Dollars. Changes in the rate of interest on any Tranche C Loans or Tranche D Loans maintained as Canadian Prime Rate Loans will take effect as of the opening of business on the effective date of each change in the Canadian Prime Rate.

        Canadian Prime Rate Loan means a Tranche C Loan or a Tranche D Loan bearing interest at a fluctuating rate determined by reference to the Canadian Prime Rate.

        Canadian Security Agreement means any security agreement substantially in the form of Exhibit C-3 or C-4 (with such changes therein as are acceptable to the Administrative Agent) which may be executed from time to time by any Restricted Subsidiary organized under the laws of Canada or any Province thereof, as such Canadian Security Agreements may be amended, supplemented or otherwise modified from time to time.

        Canadian Subordination Agreement means the subordination agreement dated as of the Canadian Acquisition Date, among the Sterling Newspapers Company, UniMedia Groupe Inc., the Canadian Borrower and the Administrative Agent.

        Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company and the Financial Group, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by seizure, compulsory purchase, eminent domain or condemnation of the assets being replaced.

        Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

        Capital Stock of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

Cash Equivalent Investment means, at any time:

        (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

        (b) securities issued or fully guaranteed or insured by the government of a country which is a member of the Organization for Economic Cooperation and Development or any agency thereof having maturities of six months or less form the date of acquisition;

        (c) commercial paper, Euro-commercial paper and any other marketable securities, in each case maturing not more than one year from the date of issue, which is issued by

        (i) a corporation (except an Affiliate) after the relevant date of determination rated at least A-1 by S&P or P-1 by Moody's, at the time of investment, or

        (ii)  any Lender (or its holding company);

        (d) any certificate of deposit or bankers' acceptance or eurocurrency time deposit, maturing not more than one year after the date of issue, which is issued by either

        (i) a financial institution authorized to issue such investments whose short-term debt securities are rated at least A-1 by S&P or P-1 by Mood's at the time of investment, or

        (ii)  any Lender;

        (e)  any repurchase agreement with a term of one year or less which

        (i)  is entered into with

(A) any Lender, or

        (B) any other commercial banking institution of the stature referred to in clause (c)(i),

        (ii) is secured by a fully perfected Lien on any obligation of the type described in any of clauses (a) through (c), and

        (iii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

        (f) investments in money market funds that invest solely in Cash Equivalent Investments described in clauses (a) through (d); or

        (g) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than an Affiliate) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's.

        Change in Control means the occurrence of any of the following after the Amendment Effective Date:

        (a) there is a report filed on Schedule 13D, 14D-1 or 14D- 1F (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for purposes of this definition, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than any person consisting solely of Conrad M. Black (or his heirs, executors or legal representatives) and his Affiliates, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of Voting Stock representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc. or Hollinger International then outstanding; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and (B) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

        (b) there is a report filed or required to be filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term "offeror" is defined in Section 89(1) of Securities Act (Ontario) for the purpose of Section 101 of such Securities Act or any successor provision of the foregoing) other than any person consisting solely of Conrad M. Black (or his heirs, executors or legal representatives) and his Affiliates, has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of Hollinger Inc. that together with such offeror's securities (as the term "offeror's securities" is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of Hollinger Inc.) would constitute Voting Stock of Hollinger Inc. representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc. then outstanding;

        (c) Hollinger International shall cease to own, directly or indirectly, 100% of the Voting Stock of the Company, the U.K. Borrower (other than (x) prior to the Redemption Date, the DTH Preference Shares and the FDTH Preference Shares owned by third parties and Argsub as of the Amendment Effective Date and
(y) any New Preference Shares issued pursuant to the Purchase Option) or Canada Holdings;

        (d) Hollinger International shall cease to own, directly or indirectly, 50% of the Voting Stock and 100% of the non-Voting Stock of the Canadian Borrower or Hollinger Inc. shall cease to own, directly or indirectly, 50% of the Voting Stock of the Canadian Borrower; or

        (e) Conrad M. Black (or his heirs, executors and legal representatives) and his Affiliates cease to beneficially own and control the voting of, directly or indirectly, Voting Stock of Hollinger International representing a greater percentage of the total voting power attached to the Voting Stock of Hollinger International than the percentage beneficially owned and controlled, directly or indirectly, by any other single shareholder of Hollinger International together with its Affiliates.

        Closing Price means with respect to a Common Share of Southam, the closing price per share of Common Shares of Southam on such day as reported by The Toronto Stock Exchange.

        Code means the Internal Revenue Code of 1986, as amended.

        Collateral means, collectively, all of the property and assets that are from time to time subject to the Collateral Documents.

        Collateral Document means each Security Agreement, each Pledge Agreement, each Subsidiary Note, each Subsidiary Security Agreement, and any other document executed from time to time pursuant to which a Lien is granted in favor of the Administrative Agent to secure the obligations of any Borrower under the Loan Documents or the obligations of any other Obligor under any Loan Document to which it is party, including, without limitation, any documents executed pursuant to Section 10.19, 10.27 or 10.28.
        Commitment Termination Date means March 15, 2004 or such other date on which the Commitments shall terminate pursuant to Section 12.

        Commitments means the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment, and the Tranche D Commitment.

        Company - see the Preamble.

        Company Pledge Agreement - see Section 11.1.6.

        Company Security Agreement - see Section 11.1.7.

        Computation Period means, for each Fiscal Quarter, the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

        Consolidated Net Income (Loss) of the Company and the Restricted Subsidiaries in the Financial Group means, for any period, the consolidated net income (or loss (and treating loss as a negative number)) of the Company and the Restricted Subsidiaries in the Financial Group for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, to the extent included in calculating such Consolidated Net Income (or Loss),
(a) all extraordinary gains and losses, (b) the portion of consolidated net income (or loss) of the Company and such Restricted Subsidiaries allocable to Investments in unconsolidated Persons (other than Unrestricted Subsidiaries) to the extent that cash dividends or distributions have not actually been received by such Person or one of its consolidated Restricted Subsidiaries, (c) the portion of consolidated net income (or loss) of the Company and such Restricted Subsidiaries allocable to the Company's Unrestricted Subsidiaries (or to payments received therefrom), (d) net income (or loss) of a Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (f) aggregate net gains and losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including without limitation sales of shares of Unrestricted Subsidiaries or unconsolidated Persons and non-cash writeoffs of assets (provided that there are no continuing cash expenses related to such write-offs)) other than in the ordinary course of business, (g) any income, gain or loss resulting from the issuance, sale or redemption of Argsub Preference Shares, (h) the net income of any Restricted Subsidiary in the Financial Group to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders other than this Agreement; provided, however, that the foregoing shall not apply to the net income of AP-91 relating to the business of AP-91 as conducted as of the Amendment Effective Date on account of restrictions on AP-91 in the AP-91 Senior Notes, (i) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued at any time following the date of this Agreement,
(j) any net gain from the collection of proceeds of life insurance policies,
(k) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Debt of the Company or one of its Restricted Subsidiaries in the Financial Group, (l) aggregate net gains or losses relating to foreign currency transactions or translations or (m) redundancy costs relating to the elimination of jobs provided that the amount of such expenses are certified by the Company's independent accountants.

        Contributed Cash Flow means on any date of any assets sold or proposed to be sold (or deemed disposed of) in any Asset Sale, or of any assets consisting of Traded Newspaper Assets or Traded- For Newspaper Assets included or proposed to be included in any Asset Swap, the Operating Cash Flow generated by such assets for the period of four Fiscal Quarters ended on or (if such date shall not be the last day of a Fiscal Quarter) most recently prior to such date.

        Credit Extension means making any Loan, issuing any Letter of Credit, extending the stated expiry date of any existing Letter of Credit, or creating any Acceptance, as the case may be.

        Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including Intercompany Debt and the FDTH Loan Notes), whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) (i) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and bankers' acceptances issued for the account of such Person (including, without limitation, the Letters of Credit) and (ii) in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock now or hereafter outstanding, (f) all liabilities of such Person in respect of Hedging Agreements, (g) all Debt referred to in clauses (a) through (d) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien (other than the Southam- Linked Debentures), upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person (excluding the Tax Indemnity Agreements), even though such Person has not assumed or become liable for the payment of such Debt, (h) all Guarantee Obligations of such Person, (i) Acquisition Debt, (j) Synthetic Leases, (k) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (l) any other obligation, liability or instrument which is treated as indebtedness under GAAP and (m) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any Debt of the types referred to in clauses (a) through (l) above; provided, however, that this definition shall not apply to Debt represented by the Southam-Linked Debentures which are secured, directly or indirectly, by shares of Southam. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of such Person. Debt shall not include the obligations of any Person related to deferred taxes or severance obligations of any nature payable by such Person.

        Debt/Equity Proceeds means the aggregate Net Cash Proceeds from the issuance of any equity or Debt by Hollinger International or any Subsidiary of Hollinger International (other than a Restricted Subsidiary) formed on or after the Amendment Effective Date.

        Determination Date - see Section 2.13.

        DHBV means Deedtask Holding BV (in liquidation), a Netherlands company.

        Dollar and the sign "$" mean lawful money of the United States of America.

        Dollar Equivalent means, (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in Alternate Currencies, at any time for the determination thereof, the equivalent amount of Dollars obtained by converting such amount denominated in Alternate Currencies involved in such computation into Dollars at the spot rate as quoted by the Administrative Agent for the purchase of Dollars with Alternate Currencies through the FX Trading Office at approximately 12:00 p.m. (New York City time) two Business Days prior to the date on which such computation is made.

        Dormant Subsidiaries means Restricted Subsidiaries of the U.K. Borrower, the Canadian Borrower or the Acquisition Borrower which are inactive or have minimal assets as certified by such Borrower to the Administrative Agent.

        Draft - see Section 3.1(a).

        DTH means DT Holdings Limited, a limited liability company incorporated under the laws of England and Wales.

        DTH Preference Shares means (a) the 2,540,000 8.086% Cumulative Redeemable Preference Shares, Series 1 and (b) the 1,100,000 7.127% Cumulative Redeemable Preference Shares, Series 2, each issued by DTH.

        DTHBV means Daily Telegraph Holdings BV (in liquidation), a Netherlands company.

        Employee Benefit Plan means any employee benefit plan, pension plan or welfare plan, other than a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA, which is maintained or contributed to for the benefit of the employees of the Company or any of its Subsidiaries which, under applicable law, (a) is required to be funded through a trust or similar funding vehicle or (b) creates or could result in a Lien on any property of the Company or any of its Subsidiaries.

        Environmental Laws means any national, federal, state or local law, statute, ordinance, regulation, rule, order, consent decree, permit, settlement agreement, judicial or administrative decision, injunction or requirement of any governmental authority which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any Hazardous Materials into ambient air, ground or surface water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Regulated Materials, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, the Environmental Protection Act (Canada), the Transportation of Dangerous Goods Act (Canada), the Hazardous Products Act (Canada), the Environmental Protection Act (Ontario), the Water Resources Act (Ontario), the Gasoline Handling Act (Ontario), and any other applicable federal, state, provincial, or local statute, law, ordinance, code, rule, regulation, order, decree or other officially-promulgated and legally binding policy regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements and emission or effluent restrictions) concerning any Regulated Materials, as now or at any time hereafter in effect applicable to the Company or any of its Restricted Subsidiaries.

        ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        Eurocurrency Loan means any Tranche A or Tranche B Loan which bears interest at a rate determined by reference to the Eurocurrency Rate (Reserve Adjusted).

        Eurocurrency Rate means, with respect to any Eurocurrency Loan for any Interest Period,

(a) with respect to Eurocurrency Loans denominated in Dollars, the rate of interest (rounded, if necessary, to the next higher 1/16 of 1%) of the rate per annum at which Dollar deposits in immediately available funds are offered by the Administrative Agent's Lending Office in the London interbank market at or about 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period, in the approximate amount of TD-Texas' relevant Eurocurrency Loan and having a maturity approximately equal to such Interest Period; and

(b) with respect to Eurocurrency Loans denominated in an Alternate Currency, the rate of interest (rounded, if necessary, to the next higher 1/16 of one percent) equal to the rate at which deposits in the relevant Alternate Currency immediately available funds are offered by the Administrative Agent's Lending Office in the London interbank market at or about 11:00 a.m. (London time) two Business Days' prior to the beginning of such Interest Period in the approximate amount of TD-Texas' relevant Eurocurrency Loan and having a maturity approximately equal to such Interest Period.

        Eurocurrency Rate (Reserve Adjusted) means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurocurrency Rate Loan, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

     Eurocurrency Rate       =           Eurocurrency Rate
     (Reserve Adjusted)           1.00 - Eurocurrency Reserve
                             Percentage

        Eurocurrency Reserve Percentage means, with respect to any

Eurocurrency Loan denominated in the applicable currency for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

        Event of Default means any of the events described in Section 12.1.

        Excess Cash Flow means the sum of (a) (i) Operating Cash Flow for such Fiscal Quarter plus (ii) Management Fees, to the extent deducted in calculating Operating Cash Flow for such Fiscal Quarter minus (b) (i) Fixed Charges for such Fiscal Quarter plus (ii) Additional Restricted Payments, to the extent actually made during such Fiscal Quarter minus (c) Restricted Payments made under Section 10.9(a)(1)(A) made during such Fiscal Quarter plus (d) any Management Fees paid by Southam to the Company during such Fiscal Quarter.

        Exchange Act means the Securities Exchange Act of 1934, as amended.

        Excluded Taxes - see definition of Taxes.

        Exemption Agreement - see Section 7.6.

        Exemption Representation - see Section 7.6.

        Existing Credit Agreement - see the Recitals.

        Existing Credit Extensions means the loans and letters of credit outstanding under the Existing Credit Agreement on the Amendment Effective Date.

        Existing Letters of Credit means the letters of credit listed on
Schedule 2.6.

        Extraordinary Cash Dividends means in respect of the Southam Interests:

        (a) a cash dividend in respect of a particular calendar year representing the excess, if any, of (i) the aggregate of all cash dividends declared and paid on such securities during the calendar year over (ii) the greatest of (x) 200% of the aggregate of all cash dividends declared and paid on such securities during the immediately preceding calendar year, (y) 300% of the average of the aggregate of all cash dividends declared and paid on such securities during the immediately preceding three calendar years; and (z) 100% of the aggregate consolidated net income of the issuer of such securities, before extraordinary items, for its immediately preceding fiscal year; and

        (b) any cash dividend declared by Southam on its common shares which the directors of Southam by resolution determine to be extraordinary, taking into account the amount of the dividend, the effect of the dividend on the market value of such securities after payment thereof, the form of payment, the financial position of Southam, economic conditions, business practices and such other factors as the directors of Southam considered to be relevant.

        FDTH means First DT Holdings Limited, a limited liability company incorporated under the laws of England and Wales.

        FDTH Credit Agreement means that certain Credit Agreement dated as of May 30, 1996, as amended, among FDTH, the U.K. Borrower, Toronto-Dominion as administrative agent and Toronto- Dominion as issuing bank.

        FDTH Loan Note Deed Poll means the Deed Poll dated August 8, 1996, made between FDTH and The Toronto-Dominion Bank, London Branch, under which the FDTH Loan Notes were constituted.

        FDTH Loan Note Guaranty means the guaranty issued by The
Toronto-Dominion Bank, London Branch on the terms of Clause 6 of the FDTH Loan Note Deed Poll in connection with the FDTH Loan Notes.

        FDTH Loan Notes has the meaning ascribed thereto in the Scheme
Documents.

        FDTH Preference Shares means (a) the 200 Floating Rate Cumulative Redeemable Retractable Preference Shares, Series A, Cdn $500,000 each (b) the 200 Floating Rate Cumulative Redeemable Retractable Preference Shares, Series B Cdn $500,000 each, (c) the 165,000,000 Second Preference Shares, (d) the 23,801,420 Third Preference Shares, and (e) the 600 Fourth Preference Shares issued by FDTH.

        Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 2:00 p.m. (New York City time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

        Financial Group means the Company and the Restricted Subsidiaries other than Southam and its Subsidiaries.

        Fiscal Quarter means a fiscal quarter of a Fiscal Year.

        Fiscal Year means the fiscal year of the Company and its Restricted Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1996") refer to the Fiscal Year ending on December 31 of such calendar year.

        Fixed Charge Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) (i) Operating Cash Flow of the Financial Group for such Computation Period plus (ii) Management Fees, to the extent deducted in calculating Operating Cash Flow to (b) Fixed Charges of the Financial Group for such Computation Period.

        Fixed Charges means the sum, without duplication, of:

        (a)Total Interest Expense, to the extent actually paid during such Computation Period;

        plus

(b)all scheduled principal payments on Funded Debt (other than obligations under the Loan Documents or the AP-91 Senior Notes), including any Synthetic Lease relating to the Sun-Times Plant, during such Computation Period, plus

(c)all principal payments required to be made in connection with Commitment reductions under Section

6.1.2(f) during such Computation Period,

        plus

(d)all Federal, state, local and foreign income taxes (actually paid) of the Company and its Restricted Subsidiaries deducted in determining Consolidated Net Income (Loss) during such Computation Period, plus

(e)Restricted Payments actually made pursuant to Section 10.9(a)(1)(B), (C) and
(D), Additional Restricted Payments and Permitted Payments actually made pursuant to Sections 10.9(b)(i), 10.9(b)(ii) and 10.9(b)(v) during such Computation Period,

        plus

(f)Capital Expenditures (excluding Capital Expenditures relating to the Sun-Times Plant to the extent such Capital Expenditures are included in Funded
Debt) during such Computation Period.
        plus

        (g)Additional Investments during such Computation Period.

        Floating Rate Loan means any Tranche A, Tranche C or Tranche D Loan which bears interest at or by reference to the Alternate Base Rate or the Canadian Prime Rate.

        Funded Debt means the sum of (a) all Debt of the Company and its Restricted Subsidiaries pursuant to clauses (a), (b), (d), (e)(i), (g), (h),
(i) and (j) of the definition of Debt, minus (b) Debt of the Company to Restricted Subsidiaries in the Financial Group and Debt of Restricted Subsidiaries in the Financial Group to the Company or to other Restricted Subsidiaries.

        FX Trading Office means the foreign exchange trading center of the Administrative Agent located in Houston, Texas, or whatever other office the Administrative Agent may from time to time designate.

        GAAP means generally accepted accounting principles in the United States, as in effect from time to time.

        Group - see Section 2.3.

        Guarantee Obligation means any agreement, undertaking or arrangement by which any Person guarantees or endorses (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Guarantee Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

        Guaranteed Obligations - see Section 15.1.

        Guaranties means the Hollinger International Guaranty, the U.S. Subsidiary Guaranty, the U.K. Subsidiary Guaranty and the Canadian Guaranty.

        Hedging Agreement means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        Hollinger Inc. means Hollinger Inc., a corporation continued under the laws of Canada.

        Hollinger International means Hollinger International Inc., a Delaware corporation.

        Hollinger International Guaranty - see Section 11.1.5.

        Hollinger International Pledge Agreement - see Section 11.1.6.

        Hollinger PRIDES means the shares of Series 2 non-voting Preferred Stock of Hollinger International to be issued to Hollinger Inc. or its Subsidiaries on the Canadian Acquisition Date and the mandatorily convertible preferred stock of Hollinger International similar to the PRIDES having a face value of approximately $90 million to be issued in exchange for such Series 2 Preferred Stock.

        HTHH means HTH Holdings Inc., a Delaware corporation.

        HTH/FDTH Share Exchange Agreement means the share exchange agreement dated as of July 19, 1995 between Hollinger Inc. and FDTH as in effect on the Amendment Effective Date.

        Indemnified Liability - see Section 14.13.

        Individual Commitment means, with respect to any Lender, the amount of such Lender's Percentage times the Total Commitment, it being understood that each Lender's Individual Commitment shall be the total amount such Lender is obligated to extend to all of the Borrowers notwithstanding that the Tranche A, Tranche B, Tranche C and Tranche D Commitments of such Lender may exceed its Individual Commitment. The initial amount of the Individual Commitment of each Lender is set forth in Schedule 1.1.

        Individual Outstanding Amount means, with respect to any Lender, the sum of

        (a) the Dollar Equivalent of the aggregate principal amount of such Lender's Loans outstanding on such date plus

        (b) if such Lender is a Canadian Lender, the Dollar Equivalent of the aggregate face amount of such Lender's Acceptances outstanding on such date plus

        (c) the Dollar Equivalent of the aggregate amount of such Lender's participation in the Stated Amount of outstanding Letters of Credit minus

        (d) if such Lender is a Canadian Lender, the Dollar Equivalent of the aggregate of such Lender's Acceptance Collateral Amount.

        Intercompany Debt means all Debt owed by the Company and/or any Restricted Subsidiary in the Financial Group to Hollinger Inc. or Hollinger International, or any other Affiliate other than the Company or any Restricted Subsidiary in the Financial Group.

        Interest Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) Operating Cash Flow for such Computation Period to (b) Total Interest Expense for such Computation Period.

        Interest Period - see Section 5.3.

        Investment means, with respect to any Person:

        (a)  any loan or advance made by such Person to any other Person; and

        (b) any ownership or similar interest held by such Person in any other Person.

        The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        Israeli Subsidiary means each of JPEH, JPPL and Palestine Post, and any Subsidiaries thereof.

        Issuing Bank means Toronto-Dominion in its capacity as issuer of Letters of Credit.

        Jerusalem Post Note means the Capital Note from the Palestine Post to the Company (as assignee of Hollinger International) dated December 31, 1995 in the original principal amount of 44,978,242 New Israeli Shekels.

        JPEH means Jerusalem Post Employees Holding (1983) Ltd., an Israeli corporation.

        JPPL means Jerusalem Post Publications Limited, an Israeli corporation.

        Lender - see the Preamble.

        Lender Party - see Section 14.13.

        Lending Office means (a) with respect to any Lender, the office or offices of such Lender which shall be making or maintaining the Tranche A and Tranche B Eurocurrency Loans of such Lender hereunder or such other office or offices at which such Lender determines its Eurocurrency Rate, (b) with respect to any Canadian Lender, the office or offices of such Canadian Lender which shall be making or maintaining the Tranche C and Tranche D Credit Extensions of such Canadian Lender hereunder, and (c) with respect to the Administrative Agent, the office or offices of the Administrative Agent which shall receive payments or disburse borrowings in Dollars and Alternate Currencies as the Administrative Agent designates to the Lenders and the Company from time to time. A Lending Office may be either a domestic or foreign office provided that with respect to Tranche C and Tranche D Credit Extensions, prior to acceleration of the Credit Extensions pursuant to Section 12.2, the Lending Office must be located in Canada.

        Letter of Credit means either (a) a standby letter of credit having terms and provisions which are permitted by this Agreement and which otherwise are reasonably satisfactory to the Issuing Bank or (b) the FDTH Loan Note Guaranty.

        Letter of Credit Application means a letter of credit application in the form then used by the Issuing Bank for standby letters of credit (with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

        Lien means, when used with respect to any Person, any interest of any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

        Limited means 504468 N.B. Inc., a company organized under the laws of New Brunswick.

        Limited/Eastern Pledge Agreement - see Section 11.1.6.

        Loan Documents means this Agreement, the Drafts, the Acceptances, the Guaranties, the Letter of Credit Applications, the Assumption Agreement, the Subordination Agreements and the Collateral Documents.

        Loans means each of the Tranche A Loans, the Tranche B Loans, the Tranche C Loans, and the Tranche D Loans.

        Local Time means (a) with respect to Dollar Loans, New York City time;
(b) with respect to Tranche C and Tranche D Credit Extensions and Tranche A Loans denominated in Canadian Dollars, Toronto time; and (c) with respect to Loans denominated in Sterling, London time.

        Management Fees means any management, consulting, non- competition, advisory or other similar fees or payments, or any interest thereon, or corporate expense reimbursements payable by the Company or any of its Restricted Subsidiaries to Hollinger Inc., Hollinger International or any other Affiliate other than the Company or any Restricted Subsidiary.

        Margin Stock means any "margin stock" as defined in any of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

        Material Adverse Effect means a material adverse effect on (a) the condition (financial or otherwise), operations, business, prospects, properties or assets of (i) the Company and its Restricted Subsidiaries organized in the United States and the Israeli Subsidiaries, taken as a whole, (ii) the U.K. Borrower and its Restricted Subsidiaries, taken as a whole, (iii) the Canadian Borrower and its Restricted Subsidiaries, taken as a whole, (iv) the Acquisition Borrower and its Restricted Subsidiaries, taken as a whole, or (v) the Company and the Restricted Subsidiaries, taken as a whole; or (b) the ability of the Company and the Restricted Subsidiaries which are Obligors taken as a whole to timely and fully perform any of their payment or other material obligations under this Agreement or any other Loan Document to which they are a party.

        Media Business means the business of the broadcast of radio or television broadcasting, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs).

        Moody's means Moody's Investors Service, Inc. or any successor rating agency.

        Negative Trade Differential means with respect to any Asset Swap the amount, if any, by which the Contributed Cash Flow of the Traded Newspaper Assets included in such Asset Swap (as determined in good faith by the Board of Directors of the Company) as of the date of such Asset Swap exceeds the Contributed Cash Flow of the Traded-For Newspaper Assets included in such Asset Swap (as so determined).

        Net Cash Proceeds means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or cash equivalents including payments of principal and interest in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted

Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire indebtedness where payment of such indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary in the Financial Group) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary in the Financial Group, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any such Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Administrative Agent,
(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, and (c) with respect to the issuance of Debt the proceeds of such issuance net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance.

        New Preference Shares has the meaning set out in the Scheme Documents.

        Newspaper Business means the business of publishing and distributing (including distributing by electronic means) newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other "total market coverage" publications and similar publications.

        1996 Senior Subordinated Indenture means that certain Indenture dated as of February 1, 1996, as amended by First Supplemental Indenture dated February 27, 1997, between the Company and Fleet National Bank, as Trustee, relating to the 1996 Senior Subordinated Notes, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and hereof and in effect.

        1996 Senior Subordinated Notes means the 9 1/4% Senior Subordinated Notes due February 1, 2006 of the Company issued under the Senior Subordinated Indenture.

        1997 Senior Indenture means that certain Senior Indenture dated as of March 15, 1997 between the Company and Fleet National Bank, as Trustee, relating to the 1997 Senior Notes, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and hereof and in effect.

        1997 Senior Notes means the 8 5/8% Senior Notes due March 15, 2005 of the Company issued under the 1997 Senior Indenture.

        1997 Senior Subordinated Indenture means that certain Senior

Subordinated Indenture dated March 15, 1997 between the Company and Fleet National Bank, as Trustee, relating to the 1997 Senior Subordinated Notes, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and hereof and in effect.

        1997 Senior Subordinated Notes means the 9 1/4% Senior Subordinated Notes due March 15, 2007 of the Company issued under the 1997 Senior Subordinated Indenture.

        Non-Canadian Lender means any Lender other than a Canadian Lender.

        Note Purchase Agreements has the meaning set forth under the definition of AP-91 Senior Notes.

        Obligations means all obligations of the Borrowers or any Obligors under this Agreement and any other Loan Document.

        Obligor means each Borrower, Hollinger International and each other Person (other than the Administrative Agent, any Lender or the Issuing Bank) from time to time obligated under any Loan Document.

        Occupational Safety and Health Law means the Occupational Safety and Health Act of 1970 and any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

        Operating Cash Flow means, as of the last day of any Fiscal Quarter, the sum, without duplication, of:

        (a) Consolidated Net Income (Loss) for the Computation Period,

plus

        (b) the consolidated interest expense and other financing costs of the Company and its Restricted Subsidiaries in the Financial Group deducted in determining Consolidated Net Income (Loss) for such Computation Period, plus

        (c) all depreciation and amortization of assets (including goodwill and other intangible assets) of the Company and its Restricted Subsidiaries in the Financial Group deducted in determining Consolidated Net Income (Loss) for such Computation Period, plus

        (d) all federal, state, local and foreign income taxes (whether paid or deferred) of the Company and its Restricted Subsidiaries in the Financial Group deducted in determining Consolidated Net Income (Loss) for such Computation Period, plus

        (e) other non-cash expenses and all extraordinary and non-recurring expenses (including all one-time, non- recurring transaction expenses associated with the Senior Subordinated Notes, the Existing Credit Agreement or the Scheme, to the extent such expenses are included in determining Consolidated Net Income (Loss)) deducted in determining Consolidated Net Income
(Loss).

        Option Tax Indemnity Agreements means (a) the Deed of Indemnity dated May 31, 1996 between FDTH and the U.K. Borrower relating to tax indemnification in connection with the Purchase

Option and (b) the letter agreement dated May 31, 1996 between FDTH and West Ferry Printers Limited relating to tax indemnification in connection with the options proposals made pursuant to the Scheme.

        Organic Document means, relative to any Person, its certificate of incorporation, its by-laws, its memorandum and articles of association, share designations or similar organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

        Original Commitment means the amount of Debt permitted from time to time with respect to the "New Bank Credit Facility" under clause (i) of the definition of "Permitted Indebtedness" in each of the 1996 Senior Subordinated Indenture, the 1997 Senior Subordinated Indenture and the 1997 Senior Indenture.

        Outstanding Percentage of any Lender means, as of any date, the percentage which (a) such Lender's Individual Outstanding Amount, calculated as of such date is of (b) the Total Outstanding Amount, calculated as of such date.

        Palestine Post means The Palestine Post Limited, an Israeli corporation.

        Participant - see Section 14.9.2.

        PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        Pension Plan means (a) a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Internal Revenue Code or section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA and (b) a "pension plan", as such term is defined in the Pension Benefits Act (Ontario) or under other applicable pension laws, and to which the Company or any Subsidiary or any trade or business of any of them may have any actual, contingent or potential liability at any time during the preceding five years.

        Percentage means, relative to any Lender, the percentage which (a) the amount of such Lender's Individual Commitment is of (b) the aggregate amount of the Total Commitments of all Lenders. The initial Percentage for each Lender is set forth opposite such Lender's name on Schedule 1.1.

        Permitted Payments - see Section 10.9(b).

        Person means any natural person, corporation, partnership, limited liability company, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

        Pledge Agreements means those pledge agreements described in Section
11.1.6 and each Canadian Pledge Agreement.

        Preference Share Arrangements means the (a) agreement dated March 18, 1997 among DTH, FDTH and Tory Tory DesLauriers & Binnington and the Direction related thereto, dated March 18, 1997 executed by DTH and FDTH, (b) the Dividend and Redemption Payment Agreement dated March 18, 1997 among Argsub, FDTH and DTH, and (c) the Dividend and Redemption Payment Agreement dated March 18, 1997 among Argsub and FDTH.

        Preferred Stock means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

        Pricing Grid means the Pricing Grid set forth on Schedule 1.2.

        PRIDES means the 20,700,000, 9_% preferred redeemable increased dividend equity securities depository shares representing 9_% convertible preferred stock issued by Hollinger International on August 1, 1996.

        Publishing/FDTH Exchange Agreement means the letter agreement dated March 18, 1997, between the Company and FDTH relating to the exchange of stock in the U.K. Borrower and the Canadian Borrower.

        Purchase Agreements means (a) the Sterling Purchase Agreement, dated as of the Canadian Acquisition Date among Hollinger Inc., Hollinger International and the Canadian Borrower; (b) the Unimedia Class A Stock Purchase Agreement, dated as of the Canadian Acquisition Date among Hollinger Inc., Unimedia Holding Company and Hollinger International; and (c) the Unimedia Class B Stock Purchase Agreement, dated as of the Canadian Acquisition Date among Hollinger Inc., Unimedia Holding Company and Hollinger International.

        Purchase Option has the meaning set out in the Scheme Circular.

        Qualified Capital Stock of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

        Rating Agency means S&P and Moody's.

        Redeemable Capital Stock means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Commitment Termination Date or is redeemable at the option of the holder thereof at any time prior to the Commitment Termination Date, or is convertible into or exchangeable for debt securities at any time prior to the Commitment Termination Date at the option of the holder thereof, provided, however, that Redeemable Capital Stock shall not include any shares of APAC-90 Preferred Stock so long as such shares are owned by the Company or one or more Restricted Subsidiaries and provided further that Redeemable Capital Stock shall not include (a) any Redeemable Capital Stock of the Company or any of its Restricted Subsidiaries so long as such shares are owned by the Company or a Restricted Subsidiary or by Hollinger International or one of its Affiliates (provided such shares are pledged to the Administrative Agent), (b) the DTH Preference Shares and the FDTH Series A and B Preferences Shares or (c) the Argsub Preference Shares.

        Redemption Date means the date on which the FDTH Series A and B Shares and the DTH Preference Shares have been redeemed and the Argsub Preference Shares have been redeemed.

        Regulated Materials means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et. seq., as amended from time to time, polychlorinated biphenyls and asbestos in any form or condition.

        Required Lenders means Lenders having an aggregate Percentage of more than 66-2/3% but in any event not less than two Lenders.

        Restricted Payments - see Section 10.9(a).

        Restricted Subsidiary means, initially, each Subsidiary of the Company existing on the date of this Agreement, other than DHBV and DTHBV, and any other Subsidiary designated from time to time by the Board of Directors of the Company as a "Restricted Subsidiary" in accordance with Section 10.26 of this Agreement.

        Scheduled Commitment Reduction Date - see Section 6.1.2.

        Scheme means the acquisition in August, 1996 by FDTH of the publicly held shares of the U.K. Borrower not owned by FDTH or any of its Affiliates which was effected by way of a "Scheme of Arrangement" under Section 425 of the Companies Act of 1985.

        Scheme Circular means the documents despatched, inter alia, to the U.K. Borrower's shareholders describing the Scheme and including the explanatory statement required by Section 426 of the Companies Act 1985.

        Scheme Documents means the Scheme Circular and the documents despatched to the optionholders in connection with the options proposals contained therein.

        SEC means the Securities and Exchange Commission.

        Security Agreements means those security agreements described in
Section 11.1.7 and each Canadian Security Agreement.

        Senior Funded Debt means Funded Debt excluding Debt pursuant to the Senior Subordinated Notes.

        Senior Leverage Ratio means, as of the last day of any Computation Period the ratio of (a) Senior Funded Debt as of such date to (b) Adjusted Operating Cash Flow for such Computation Period. For purposes of calculating Senior Funded Debt for any period or portion thereof ending on or before the Amendment Effective Date, Senior Funded Debt shall be adjusted by subtracting amounts outstanding under the Existing Credit Agreement and/or the FDTH Credit Agreement and adding Credit Extensions Outstanding under this Agreement.

        Series A Preferred Shares means the Series A Redeemable Convertible Preferred Stock of Hollinger International, as in effect on the date of this Agreement.

        SNCFE Limited means SNCFE Limited, a company incorporated under the laws of Hong Kong.

        Southam means Southam Inc., a corporation continued under the laws of Canada.

        Southam Dividend Amount means the lesser of (a) the aggregate amount paid or payable by Hollinger International since the Amendment Effective Date in respect of regularly scheduled periodic dividends on the Series A Preferred Shares and (b) the aggregate amount of the Southam Interests Dividends received by the Company since the Amendment Effective Date on account of its ownership interest (whether direct or indirect) in Southam.

        Southam Interests means 7,395,000 Southam common shares held by the Company or its Restricted Subsidiaries; provided, however, that if Southam shall pay a dividend, or make a distribution, on its common shares in the form of Capital Stock of the same or another corporation, or subdivide its outstanding common shares into a greater number of common shares, or combine its outstanding common shares into a smaller number of common shares, or effect a reorganization or reclassification of its Capital Stock, or amalgamate, enter into an arrangement or consolidation or merge with or into another entity (other than an amalgamation, arrangement, consolidation or merger which does not result in a reclassification or change of the outstanding common shares of Southam), the "Southam Interests" shall thereafter include any securities distributed with respect to any such shares or into which any such shares shall be converted, changed or reclassified or for which any such shares shall be exchanged.

        Southam Interests Dividend means a dividend or other distribution paid on or with respect to the Southam Interests on or prior to the earlier of (a) the redemption date for the redemption of all the Series A Preferred Shares outstanding as of such redemption date or (b) the date of final distribution to the holders of the Series A Preferred Shares of the full preferential amount provided under the terms thereof; provided, however, that the term "Southam Interests Dividend" does not mean or include (x) any part of any dividend or distribution that is payable otherwise than in cash or that constitutes an Extraordinary Cash Dividend as applied to the Southam Interests, or (y) any dividend or distribution on or with respect to the 7,395,000 Southam common shares held by the Company or its Restricted Subsidiaries.

        Southam-Linked Debentures means the debentures of Hollinger Inc. in the original principal amount of Cdn$125,000,000 due November 1, 1998.

        Southam Market Value means the product of (a) the U.S. Dollar Equivalent of the Closing Price of a share of Southam as the most recent trading date on the Toronto Stock Exchange and (b) the number of shares of Southam pledged to secure the Credit Extensions.

        Southam Pledge Agreement - see Section 11.1.6.

        S&P means Standard & Poor's Corporation, or any successor rating agency.

        Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit (it being agreed that for purposes of calculating the Stated Amount of the FDTH Loan Note Guaranty, the FDTH Loan Notes shall be deemed to have a fixed interest rate of 6.5%).

        STDS means Sun-Times Distribution Systems, Inc., a Delaware corporation.

        Sterling and # mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

        Subordinated Debt means (a) Debt pursuant to the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes and (b) any unsecured Debt of the Company in amounts which, when added to Funded Debt, would not cause the Company on a pro forma basis as of the date of such incurrence to violate the provisions of Section 10.6, does not require any amortization prior to the date which is two years after the Commitment Termination Date and has maturities and terms, and which is subordinated to the obligations of the Company hereunder in a manner, satisfactory to the Lenders.

        Subordination Agreements means the Canadian Subordination Agreement, the U.K. Subordination Agreement, and any other subordination agreement which may be executed from time to time by the Company or any Restricted Subsidiary in favor of the Administrative Agent.

        Subsidiary means, any Person, a majority of the equity ownership of the Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or its other Subsidiaries; provided that, notwithstanding the foregoing, the Canadian Borrower will be a Subsidiary so long as 50% of the Voting Stock is held, directly or indirectly, by the Company and the remainder is held, directly or indirectly, by Hollinger Inc. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company, provided that none of DHBV, DTHBV, West Ferry Printers Limited, Trafford Park Printers Limited, Telegraph Connections Limited, The Newspaper Licensing Agency Limited, Brand Movers Limited, Lamponions Limited and Telegraph Events Limited and its Subsidiaries shall be deemed a Subsidiary of the Company for purposes of this Agreement.

        Subsidiary Notes means, collectively, (a) any promissory note issued, now or in the future, by any Restricted Subsidiary of the Company in favor of the Company or another Restricted Subsidiary in the Financial Group each substantially in form and substance satisfactory to the Administrative Agent and (b) the Jerusalem Post Note, and any extensions, renewals or amendments of any of the foregoing.

        Subsidiary Security Agreements means, collectively, any security agreement or other security or collateral instrument or documents in form and substance approved by the Administrative Agent issued or given by any Restricted Subsidiary in favor of the Company or another Restricted Subsidiary in the Financial Group, as the case may be, to secure Debt of such Restricted Subsidiary under a Subsidiary Note.

        Sun Times means The Sun-Times Company, a Delaware corporation.

        Sun Times Plant means the real estate, improvements, fixtures and related personal property associated with a new printing plant for the Sun Times.

        Synthetic Lease means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and
(ii) the lessee will be entitled to various benefits ordinarily available to owners (as opposed to lessees) of like property. Debt under a Synthetic Lease shall be an amount equal to the sum of (a) all rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and
(b) all payment obligations of such Person under Synthetic Leases assuming such Person exercises the option to purchase the leased property at the end of the lease term.

        Tax Allocation Agreement - means a tax allocation agreement substantially in the form of Exhibit I executed by the Company and its Restricted Subsidiaries incorporated in the United States, as amended, modified or supplemented from time to time.

        Tax Indemnity Agreements means, collectively, (a) the DT Holdings Limited Group Relief Agreement dated June 23, 1992 among DTH, FDTH and the U.K. Borrower, (b) the Deed of Indemnity dated June 23, 1992 entered into by Hollinger Inc., DTH and FDTH in favor of the U.K. Borrower, (c) the Agreement Relating to the Surrender of Advance Corporation Tax Dated June 23, 1992 among DTH, FDTH and the U.K. Borrower and (d) the Option Tax Indemnity Agreements.

        Taxes relative to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets (excluding, in the case of payments made to a Lender or the Administrative Agent, the following taxes (all of the following taxes being "Excluded Taxes"): (i) taxes imposed upon the overall net income of such Lender or the Administrative Agent, (ii) franchise taxes imposed upon such Lender or the Administrative Agent with respect to its net income, in each case, by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof or by the jurisdiction in which such Lender's or the Administrative Agent's Lending Office is located or any political subdivision thereof).

        TD-Texas - see the Preamble.

        Telegraph Pledge Agreement - see Section 11.1.6.

        TelHoldco means TelHoldco Inc., a Delaware corporation.

        Toronto-Dominion - see the Preamble.

        Total Commitment means $900,000,000, as reduced in accordance with
Section 6 hereof.

        Total Interest Expense means, for any period, the consolidated interest expense (other than interest on Subordinated Debt paid to Hollinger International) payments with respect to any guaranty of Redeemable Capital Stock (to the extent actually made during such period), discount and fees on Acceptances and commitment and letter of credit fees of the Company and its Restricted Subsidiaries for such period accrued on Funded Debt. For purposes of calculating consolidated interest expense and commitment and letter of credit fees, Funded Debt shall include Funded Debt under the Existing Credit Agreement and the FDTH Credit Agreement, to the extent such Funded Debt was outstanding during such period.

        Total Leverage Ratio means, as of the last day of any Computation Period, the ratio of (a) Funded Debt as of such date to (b) Adjusted Operating Cash Flow for such Computation Period. For purposes of calculating Funded Debt for any period or portion thereof ending on or before the Amendment Effective Date, Funded Debt shall be adjusted by subtracting amounts outstanding under the Existing Credit Agreement and/or the FDTH Credit Agreement and adding Credit Extensions Outstanding under this Agreement.

        Total Outstanding Amount means, on any date, the sum of:

        (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Loans;

        plus

        (b) the Dollar Equivalent of the aggregate face amount of all Acceptances outstanding;

        plus

        (c) the Dollar Equivalent of the Stated Amount of all outstanding Letters of Credits;

        less

        (d)  the Dollar Equivalent of the Acceptance Collateral Amount,

as of such date.

        Traded Newspaper Assets - see definition of "Asset Swap."

        Traded-For Newspaper Assets - see definition of "Asset Swap."

        Trademark Security Agreements - see Section 11.1.7.

        Tranche A Commitment means as to any Lender the commitment of such Lender to make Tranche A Loans to and to issue or participate in Tranche A Letters of Credit for the account of the Company pursuant to Section
2.1.1. The initial amount of the Tranche A Commitment of each Lender is set forth on Schedule 1.1.

        Tranche A Credit Extension means making any Tranche A Loan or issuing or extending the expiry date of any Tranche A Letter of Credit.

        Tranche A Letters of Credit - see Section 2.1.1.

        Tranche A Loans - see Section 2.1.1.

        Tranche A Outstanding Amount means, on any date, the sum of:

        (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Tranche A Loans;

        plus

        (b) the Dollar Equivalent of the Stated Amount of all outstanding Tranche A Letters of Credits as of such date.

        Tranche B Commitment means as to any Lender the commitment of such Lender to make Tranche B Loans to and to issue or participate in Tranche B Letters of Credit for the account of the U.K. Borrower pursuant to Section
2.1.2. The initial amount of the Tranche B Commitment of each Lender is set forth on Schedule 1.1.

        Tranche B Credit Extension means making any Tranche B Loan or issuing or extending the expiry date of any Tranche B Letter of Credit.

        Tranche B Letters of Credit - see Section 2.1.2.

        Tranche B Loans - see Section 2.1.2.

        Tranche B Outstanding Amount means, on any date, the sum of:

        (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Tranche B Loans;

        plus

        (b) the Dollar Equivalent of the Stated Amount of all outstanding Tranche B Letters of Credits as of such date.

                   Tranche C Acceptance - see Section 2.1.3.

        Tranche C Commitment means as to any Canadian Lender the commitment of such Canadian Lender to make Tranche C Loans to and create Tranche C Acceptances for the account of the Canadian Borrower pursuant to Section 2.1.3. The initial amount of the Tranche C Commitment of each Canadian Lender is set forth on Schedule 1.1.

        Tranche C Credit Extension means making any Tranche C Loan or creating any Tranche C Acceptance.

        Tranche C Loans - see Section 2.1.3.

        Tranche C Outstanding Amount means, on any date, the sum of:

        (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Tranche C Loans;

        plus

        (b) the Dollar Equivalent of the aggregate face amount of all Tranche C Acceptances outstanding;

        less

        (c) the Dollar Equivalent of the Acceptance Collateral Amount relating to Tranche C Acceptances;

        as of such date.

        Tranche D Acceptance - see Section 2.1.4.

        Tranche D Availability Date - see Section 11.4.

        Tranche D Commitment means as to any Canadian Lender the commitment of such Canadian Lender to make Tranche D Loans to and create Acceptances for the account of the Canadian Borrower pursuant to Section 2.1.4. The initial amount of the Tranche D Commitment of each Canadian Lender is set forth on Schedule 1.1.

        Tranche D Credit Extension means making any Tranche D Loan or creating Tranche D Acceptance.

        Tranche D Loans - see Section 2.1.4.

        Tranche D Outstanding Amount means, on any date, the sum of:

        (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Tranche D Loans;

        plus

        (b) the Dollar Equivalent of the aggregate face amount of all Tranche D Acceptances outstanding;

        less

        (c) the Dollar Equivalent of the Acceptance Collateral Amount relating to Tranche D Acceptances;

        as of such date.

        U.K. Borrower - see the Preamble.

        U.K. Leverage Ratio means, as of any date, the ratio of (a) Funded Debt of the U.K. Borrower and its Restricted Subsidiaries, as of such date (calculated in the same manner as Funded Debt of the Financial Group) to (b) Operating Cash Flow of the U.K. Borrower and its Restricted Subsidiaries for the Computation Period (calculated in the same manner as Operating Cash Flow for the Financial Group).

        U.K. Obligor means any of DTH, FDTH, Argsub, the U.K. Borrower and each Restricted Subsidiary of the U.K. Borrower which is an Obligor.

        U.K. Pledge Agreement - see Section 11.1.6.

        U.K. Security Agreement - see Section 11.1.7.

        U.K. Subordination Agreement means the Subordination Agreement dated as of the Amendment Effective Date among DTH, FDTH, the U.K. Borrower, the Company, Telegraph Australian Holdings Limited, Deedtask Limited and the Administrative Agent.

        U.K. Subsidiary Guaranty - see Section 11.1.5.

        U.K. Subsidiary Pledge Agreement - see Section 11.1.6.

        Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

        Unrestricted Subsidiary means any Subsidiary that is not a Restricted Subsidiary; provided, however, that a Person may not be designated as an Unrestricted Subsidiary unless (a) the creditors of such Person have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Debt of such Unrestricted Subsidiary) to the Company or a Restricted Subsidiary and (b) a default by such Person on any of its Debt will not result in, or permit any holder of Debt of the Company or a Restricted Subsidiary to declare, a default on such Debt of the Company or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Agreement.

        U.S. Base Rate means the rate per annum determined by the Administrative Agent to be the rate of interest announced by Toronto-Dominion in New York as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by Toronto- Dominion in New York as its "prime rate" from time to time, changing when and as said rate changes; it being understood that in neither case is such rate necessarily the lowest rate of interest provided to borrowers by the quoting institution.

        U.S. Subsidiary Guaranty - see Section 11.1.5.

        Voting Stock means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        Welfare Plan means a "welfare plan", as such term is defined in Section 3(1) of ERISA, other than a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA, or any other employee benefit plan or arrangement in respect of which or in connection with which a Lien may arise pertaining to any contribution obligation or other obligation thereunder as a matter of statute or by operation of law, other than a Pension Plan or a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, to which the Company or any Subsidiary or any trade or business of any of them may have any actual, contingent or potential liability at any time during the preceding five years.

        Wholly Owned Restricted Subsidiary means a Restricted Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) of which are owned by the Company or another Wholly Owned Restricted Subsidiary or, in the case of Restricted Subsidiary of Southam, all the outstanding Capital Stock (other than directors' qualifying shares) of which are owned by Southam or another Wholly Owned Restricted Subsidiary of Southam.


        SECTION 2 COMMITMENTS OF THE LENDERS; TYPES OF LOANS; LETTERS OF CREDIT; BORROWING PROCEDURES; LOAN ACCOUNTS.

        2.1  Commitments.

        2.1.1 Tranche A Commitment. On and subject to the terms and conditions of this Agreement, (a) each of the Lenders, severally and for itself alone, agrees to make loans to the Company on a revolving basis (the "Tranche A Loans") from time to time before the Commitment Termination Date in such Lender's Percentage of such aggregate amounts as the Company may from time to time request from all Lenders under the Tranche A Commitment (or such other amount that is determined in accordance with the provisions of Section 4.1), provided that the aggregate principal amount of all Tranche A Loans which all Lenders shall be committed to have outstanding at any one time shall not exceed an amount equal to (i) the aggregate amount of the Tranche A Commitments minus
(ii) the stated amount of all outstanding Tranche A Letters of Credit; and (b) the Issuing Bank agrees to issue Letters of Credit at the request of and for the account of the Company (the "Tranche A Letters of Credit") from time to time before the Commitment Termination Date and, as more fully set forth in
Section 2.6, each Lender agrees to purchase a participation in each such Tranche A Letter of Credit, provided that the aggregate Stated Amount of all Tranche A Letters of Credit shall not at any time exceed the lesser of (i) $15,000,000 or (ii) an amount equal to (A) the aggregate amount of the Tranche A Commitments minus (B) the aggregate amount of all outstanding Tranche A Loans.

        Commencing on the Amendment Effective Date, up to $200,000,000 of the Tranche A Commitment shall be available to the Company for issuance of Letters of Credit and Loans. Upon (a) the Canadian Acquisition Date, up to $450,000,000 of the Tranche A Commitment shall be available to the Company and (b) the date on which both the Canadian Acquisition Date and the Tranche D Availability Date have occurred, up to $900,000,000 of the Tranche A Commitment shall be available to the Company.

        2.1.2 Tranche B Commitment. On and subject to the terms and conditions of this Agreement, (a) each of the Lenders, severally and for itself alone, agrees to make loans to the U.K. Borrower on a revolving basis (the "Tranche B Loans") from time to time before the Commitment Termination Date in such Lender's Percentage of such aggregate amounts as the U.K. Borrower may from time to time request from all Lenders under the Tranche B Commitment (or such other amount that is determined in accordance with the provisions of Section 4.1), provided that the aggregate principal amount of all Tranche B Loans which all Lenders shall be committed to have outstanding at any one time shall not exceed an amount equal to (i) the lesser of (x) the aggregate amount of the Tranche B Commitments and (y) an amount which would not cause the U.K. Leverage Ratio to exceed 4.0:1.0 when tested on an incurrence basis minus (ii) the Stated Amount of all outstanding Tranche B Letters of Credit; and (b) the Issuing Bank agrees to issue Letters of Credit at the request and for the account of the U.K. Borrower (the "Tranche B Letters of Credit") from time to time before the Commitment Termination Date and, as more fully set forth in
Section 2.6, each Lender agrees to purchase a participation in each such Tranche B Letter of Credit, provided that the aggregate Stated Amount of all Tranche B Letters of Credit shall not at any time exceed the lesser of (i) $15,000,000 or (ii) an amount equal to (A) the lesser of (x) the aggregate amount of all Tranche B Commitments and (y) an amount which would not cause the U.K. Leverage Ratio to exceed 4.0:1.0 when tested on an incurrence basis minus
(B) the aggregate principal amount of all outstanding Tranche B Loans.

        2.1.3 Tranche C Commitment. On and subject to the terms and conditions of this Agreement (including Section 3), each of the Canadian Lenders, severally and for itself alone, from time to time during the period commencing on the Canadian Acquisition Date and ending on the Commitment Termination Date agrees to (a) make loans to the Canadian Borrower on a revolving basis (the "Tranche C Loans") in such Canadian Lender's Canadian Percentage of such aggregate amount as the Canadian Borrower may from time to time request from all Canadian Lenders under the Tranche C Commitment, provided that the aggregate principal amount of all Tranche C Loans which all Canadian Lenders shall be committed to have outstanding at any one time shall not exceed an amount equal to (i) the aggregate amount of the Tranche C Commitment minus (ii) the face amount of all outstanding Tranche C Acceptances; and (b) to create bankers acceptances for the account of the Canadian Borrower (the "Tranche C Acceptances") in such Canadian

Lender's Canadian Percentage of the aggregate face amount of Tranche C Acceptances requested by the Canadian Borrower to be created on such day, provided that the aggregate face amount of all Tranche C Acceptances which all Canadian Lenders shall be committed to create at any one time shall not exceed an amount equal to (i) the aggregate amount of the Tranche C Commitment minus
(ii) the aggregate principal amount of all outstanding Tranche C Loans.

        2.1.4 Tranche D Commitment. On and subject to the terms and conditions of this Agreement (including Section 3), each of the Canadian Lenders, severally and for itself alone, from time to time during the period commencing on the Tranche D Availability Date and ending on the Commitment Termination Date agrees to (a) make loans to the Acquisition Borrower on a revolving basis (the "Tranche D Loans") in such Canadian Lender's Canadian Percentage of such aggregate amount as the Acquisition Borrower may from time to time request from all Canadian Lenders under the Tranche D Commitment, provided that the aggregate principal amount of all Tranche D Loans which all Canadian Lenders shall be committed to have outstanding at any one time shall not exceed an amount equal to (i) the lesser of (x) the aggregate amount of the Tranche D Commitments and (y) an amount equal to the cash portion of the purchase price paid in connection with the Approved Acquisition plus existing Debt to be repaid in connection therewith minus (ii) the face amount of all outstanding Tranche D Acceptances; and (b) to create bankers acceptances for the account of the Acquisition Borrower (the "Tranche D Acceptances") in such Canadian Lender's Canadian Percentage of the aggregate face amount of Tranche D Acceptances requested by the Acquisition Borrower to be created on such day, provided that the aggregate face amount of all Tranche D Acceptances which all Canadian Lenders shall be committed to create at any one time shall not exceed an amount equal to (i) the lesser of (x) the aggregate amount of the Tranche D Commitment and (y) an amount equal to the cash portion of the purchase price paid in connection with the Approved Acquisition plus existing Debt to be repaid in connection therewith minus (ii) the aggregate principal amount of all outstanding Tranche D Loans.

        2.2 Lenders Not Permitted or Required To Make Credit Extensions. No Lender will be required or permitted to make any Credit Extension if, immediately after giving effect to such Credit Extension, and the application of the proceeds thereof to the extent applied to the repayment of Credit Extensions,

        (a) the Tranche A Outstanding Amount would exceed the Tranche A Commitment,

        (b) the Tranche B Outstanding Amount would exceed the Tranche B Commitment,

        (c) the Tranche C Outstanding Amount would exceed the Tranche C Commitment,

        (d) the Tranche D Outstanding Amount would exceed the Tranche D Commitment,

        (e) the Total Outstanding Amount would exceed the Total Commitment, or

        (f) the Lender's Individual Outstanding Amount would exceed the Lender's Individual Commitment.

        2.3 Various Types of Loans. (a) Tranche A Loans may be borrowed in Dollars or Alternate Currencies. Each Tranche A Loan denominated in Dollars shall be divided into types which are either a Floating Rate Loan or a Eurocurrency Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.4 or 2.5. Each Tranche A Loan denominated in an Alternate Currency shall be a Eurocurrency Loan.

        (b) Tranche B Loans may be borrowed in Sterling. Each Tranche B Loan shall be a Eurocurrency Loan.

        (c) Tranche C and Tranche D Loans may be borrowed in Canadian Dollars. Each Tranche C and Tranche D Loan shall be a Floating Rate Loan.

        (d) Floating Rate Loans and Eurocurrency Loans may be outstanding at the same time, provided that (i) not more than four different Interest Periods (i.e., contracts) shall be in effect at any one time under each of Tranche A or Tranche B, (ii) the aggregate principal amount of each Eurocurrency Loan in Dollars shall at the time of each borrowing and conversion be at least $1,000,000 and an integral multiple of $500,000, (iii) the aggregate principal amount of each Eurocurrency Loan in Alternate Currencies shall at all times be at least the Dollar Equivalent of $1,000,000 and an integral multiple of $500,000, (iv) the aggregate principal amount of each Floating Rate Loan in Dollars shall at the time of each borrowing be at least the lesser of (A) $1,000,000 and an integral multiple of $500,000 and (B) the remaining amount of the applicable Commitment, and (v) the aggregate principal amount of each Floating Rate Loan in an Alternate Currency shall at all times be at least the lesser of (A) the Dollar Equivalent of $1,000,000 and an integral multiple of $500,000 and (B) the remaining amount of the applicable Commitment. All borrowings, conversions and repayments of Loans, subject to Section 4, shall be effected so that each Lender will have a pro rata share (according to its Percentage) of all types of Loans.

        2.4 Borrowing Procedures. A Borrower shall give telephonic notice (promptly followed by written notice which, in the case of Tranche C or Tranche D Loans, shall be in the form of Exhibit H and sent to The Toronto-Dominion Bank, Toronto) to the Administrative Agent of its proposed borrowing not later than (a) in the case of a Floating Rate borrowing, 12:00 p.m. (New York City time) at least one Business Day prior to the proposed date of such borrowing,
(b) in the case of a Eurocurrency borrowing in Dollars, 12:00 p.m. (New York City time) at least three Business Days prior to the proposed date of such borrowing, and (c) in the case of a Eurocurrency borrowing in Alternate Currencies, 12:00 p.m. (New York City time) at least five Business Days prior to the proposed date of such Borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurocurrency borrowing, the applicable currency and initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 p.m. (New York City time) on the date of a proposed borrowing, each Lender shall provide the Administrative Agent (by fed wire in the case of Tranche A and Tranche B and in immediately available funds in the case of Tranche C and Tranche D) at the Administrative Agent's designated Lending Office with immediately available funds in the applicable currency covering such Lender's Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Administrative Agent shall pay over the requested amount to the applicable Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing denominated in Dollars shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $500,000 and the aggregate principal amount of each Group of Eurocurrency Loans in Alternate Currencies shall at all times be the Dollar Equivalent of at least $1,000,000 and an integral multiple of $500,000. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower (i) with respect to Floating Rate Tranche A Loans at the Administrative Agent's office in New York, (ii) with respect to all Eurocurrency Rate Loans, at the Administrative Agent's Lending Office for such currency, in each case by wire transfer to the accounts the Applicable Borrower shall have specified in its borrowing request and (iii) Canadian Prime Rate Loans at the Administrative Agent's Toronto office. All Credit Extensions shall be deemed to be made pursuant to that portion of the Commitment attributable to the Additional Commitment, until such Additional Commitment has been fully advanced, unless the applicable Borrower otherwise specifies to the Administrative Agent in writing at the time of such borrowing.

        2.5 Procedures for Conversion of Type of Loan. Subject to the provisions of Section 2.2, the applicable Borrower may convert all or any part of its outstanding Tranche A Loans into a Loan of a different type by giving telephonic notice (promptly followed by written notice) to the Administrative Agent not later than 10:00 a.m. (New York City time) at least five Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurocurrency Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Subject to Sections 2.11 and 2.12, such Loan shall be so converted on the requested date of conversion. Each conversion shall be on a Business Day. Notwithstanding the foregoing, the applicable Borrower shall not be entitled to convert (a) Loans denominated in one currency into Loans in another currency, (b) Eurocurrency Loans denominated in an Alternate Currency into a Floating Rate Loan or (c) Loans issued under one Tranche into Loans issued under another Tranche.

        2.6 Letter of Credit Procedures. The Company or the U.K. Borrower, as the case may be, shall give notice to the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser period as to which the Issuing Bank may agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company or the U.K. Borrower, as the case may be (and if a Restricted Subsidiary in the Financial Group is to be a co-applicant, such Restricted Subsidiary), and in all respects satisfactory to the Issuing Bank, together with such other documentation as the Issuing Bank may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the amount of the Letter of Credit, the expiration date of such Letter of Credit (which shall not be later than the earlier of (x) one year from the date of issuance and (y) five Business Days prior to the Commitment Termination Date (provided that the FDTH Loan Note Guaranty expiry date may be February 1, 2002 which date may not be extended)) and whether such Letter of Credit is to be transferable in whole or in part. Subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit, the Issuing Bank shall issue such Letter of Credit on the requested issuance date. The Company shall not be entitled to request the issuance of a Letter of Credit for the account of any Unrestricted Subsidiary, any U.K. Obligor or any Restricted Subsidiary which is not an Obligor and shall only be entitled to request Letters of Credit denominated in Dollars. The U.K. Borrower shall not be entitled to request the issuance of a Letter of Credit for the account of any Person other than itself or a U.K. Obligor and shall only be entitled to request Letters of Credit denominated in Sterling.

        2.7 Participations in Letters of Credit. (a) On and after the Amendment Effective Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to
Section 5.7, and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. The Existing Letters of Credit other than the FDTH Loan Note Guaranty shall be deemed to be Tranche A Letters of Credit and the FDTH Loan Note Guaranty shall be deemed to be a Tranche B Letter of Credit the issuance of which was requested by the U.K. Borrower for the account of FDTH, a U.K. Obligor. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Amendment Effective Date, without recourse or warranty, an undivided interest and participation in each such Existing Letter of Credit and the applicable Borrower's reimbursement obligation with respect thereto in an amount equal to such Lender's Percentage.

        (b) Concurrently with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in such Letter of Credit and the applicable Borrower's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Bank's "participation" therein. The Issuing Bank hereby agrees, upon request of any Lender, to deliver to such Lender a list of all outstanding Letters of Credit, together with such information related thereto as such other Lender may reasonably request.

        2.8 Reimbursement Obligations. The applicable Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank under any Letter of Credit issued at its request whether or not for its account honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that the Issuing Bank is reimbursed by the applicable Borrower therefor, payable on demand, at a rate per annum equal to (x) in the case of Letters of Credit denominated in Dollars, the sum of the Alternate Base Rate plus the Applicable Margin from time to time in effect (plus, at any time an Event of Default exists, 2%) and (y) in the case of Letters of Credit denominated in Sterling, the higher of (1) the sum of the Eurocurrency Rate (Reserve Adjusted) plus the Applicable Margin from time to time in effect (plus, at any time an Event of Default exists, 2%) and (2) the sum of the Alternate Base Rate plus the Applicable Margin from time to time in effect (plus, at any time an Event of Default exists, 2%). The Issuing Bank shall notify the applicable Borrower and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided, however, that the failure of the Issuing Bank to so notify the Company or the Administrative Agent shall not affect the rights of the Issuing Bank or the Lenders in any manner whatsoever.

        2.9 Limitation on the Issuing Bank's Obligations. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Borrowers or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Bank any liability to the Borrowers or any Lender and shall not reduce or impair the applicable Borrower's reimbursement obligations set forth in
Section 2.8 or the obligations of the Lenders pursuant to Section 2.10.

        2.10 Funding by Lenders to the Issuing Bank. If the Issuing Bank makes any payment or disbursement under any Letter of Credit and the applicable Borrower has not reimbursed the Issuing Bank in full for such payment or disbursement by 10:00 a.m. (New York City time) on the date of such payment or disbursement or if any reimbursement received by the Issuing Bank from the applicable Borrower is or must be returned or rescinded upon or during any bankruptcy, insolvency or reorganization of the applicable Borrower or otherwise, each Lender shall be obligated to pay to the Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the applicable Borrower under Section 2.8), and the Administrative Agent shall promptly notify each Lender thereof. Each Lender irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Administrative Agent in immediately available funds for the Issuing Bank's account the amount of such Lender's Percentage of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. (New York City time) on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, New York City time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Bank's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Administrative Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and
(b) thereafter, the Alternate Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Percentage of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Percentage of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Percentage of any such payment or disbursement.

        2.11 Warranty. Each notice of borrowing and/or of conversion pursuant to Section 2.4 or 2.5, the delivery of each Letter of Credit Application pursuant to Section 2.6 and each request for creation of an Acceptance pursuant to Section 3.1 shall automatically constitute a warranty by the Borrowers to the Administrative Agent and each Lender to the effect that on the date of such requested borrowing or conversion or the issuance of the requested Letter of Credit or the creation of a requested Acceptance, as the case may be, (a) the warranties contained in Section 9 (excluding, except in the case of Credit Extensions made on the Amendment Effective Date and the Canadian Acquisition Date and the Tranche D Availability Date, Sections 9.4, 9.6, 9.8 and 9.15 through 9.17) of this Agreement shall be true and correct as of such requested date as though made on the date thereof and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result therefrom.

        2.12 Conditions. Notwithstanding any other provision of this Agreement,
(a) no Lender shall be obligated to make any Loan or create any Acceptance, (b) no Lender shall be obligated to convert into or permit the continuation at the end of the applicable Interest Period of any Eurocurrency Loan, (c) no Lender shall be obligated to roll-over any Acceptance at the maturity thereof, and (d) the Issuing Bank shall not be obligated to issue any Letter of Credit if, in any such case, an Event of Default or Unmatured Event of Default exists or would result therefrom.

        2.13 Determination of Dollar Equivalents. The Administrative Agent will determine the Dollar Equivalent with respect to any Credit Extension denominated in an Alternate Currency (i) on the date of any requested Credit Extension or date of any requested continuation of any Credit Extension denominated in an Alternate Currency, and (ii) as of the last Business Day of each month, and (iii) during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Lenders (but in no event more frequently than once a week) (each such date being a "Determination Date").

        2.14 Commitments Several. The failure of any Lender to make a requested Loan or Acceptance on any date shall not relieve any other Lender of its obligation to make a Loan or Acceptance on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan or Acceptance to be made by such other Lender.

        2.15 Loan Accounts. Each Lender shall record in its records the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurocurrency Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender's Loans. The failure to so record any such amount or information or any error in so recording any such amount or information shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to repay when due the principal amount of the Loans together with all interest accruing thereon.

        SECTION 3 THE ACCEPTANCES.

        3.1 Creation of Acceptances. Subject to the terms and conditions of this Agreement, the Canadian Lenders shall be obligated to create Acceptances for the accounts of the Canadian Borrower and the Acquisition Borrower (each referred to in this Section 3 as an "Acceptance Borrower") on the following terms and conditions:

        (a) By giving telephone notice (promptly followed by written notice in the form of Exhibit H) to the Administrative Agent's Toronto office on or before 10:00 a.m. (Toronto time), on a Business Day, an Acceptance Borrower may from time to time irrevocably request, on three Business Days' notice, that Acceptances be created in Canadian Dollars in a minimum face amount of C$10,000,000 and in integral multiples of the C$100,000. Each Acceptance created hereunder shall be created by a Canadian Lender's accepting one or more drafts drawn on the form appropriate for each respective Canadian Lender for bankers acceptances (a "Draft"), each such Draft (i) being drawn by an Acceptance Borrower on such Canadian Lender in accordance with the terms hereof, (ii) being dated the date of acceptance of such Draft by such Canadian Lender, (iii) maturing on a Business Day one, two, three or six months (or, with the prior consent of the Canadian Lenders, nine or twelve months) after the date of the proposed acceptance but in no event may an Acceptance Borrower choose a maturity date after the Commitment Termination Date or which would cause such Borrower to cash collateralize its Acceptance on a Scheduled Commitment Reduction Date pursuant to Section 3.9(b), and (iv) having a face amount not less than C$100,000, or in an integral multiple of C$100,000 payable in Canadian Dollars. Promptly following receipt of a request for an Acceptance, the Administrative Agent shall notify each Canadian Lender of such request and of the face amount of each Acceptance to be created by such Canadian Lender (which shall be apportioned among the Canadian Lenders as nearly as possible in accordance with their respective Canadian Percentages, subject to the foregoing sentence, in accordance with standard market practice), the term thereof, the maturity date thereof, and the extent to which the proceeds of such Acceptances are to be applied to the payment of maturing Acceptances or to the repayment or prepayment of Tranche C or Tranche D Loans. Such notification shall be an "Acceptance Request."

        (b) Each Canadian Lender that creates an Acceptance shall be required to fund or discount such Acceptance in the market or purchase the same for its own account, such that the purchase price therefor shall be equal to the face amount of such Acceptance less an amount calculated at a rate per annum equal to the Applicable Margin plus the Canadian Acceptance Rate applicable to such Acceptance, computed on a basis of a year of 365 days on the face amount of such Acceptance for the period from the date of creation thereof to (but excluding) the maturity date thereof. The amount of the Acceptance Proceeds derived from an Acceptance, to the extent such Acceptance Proceeds are not required by the provisions hereof to be applied to the payment of maturing Acceptances, or at the request of the applicable Acceptance Borrower, to be applied to the repayment or prepayment of Tranche C or Tranche D Loans, shall on the date on which such Acceptance is created be remitted to the Administrative Agent at the Administrative Agent's Canadian Office by the relevant Canadian Lender in immediately available funds not later than 1:00 p.m. (Toronto time) on the date specified in the relevant Acceptance Request. On each such date, and subject to the prior receipt of funds from each Canadian Lender, the Administrative Agent shall make available to the applicable Acceptance Borrower at its Canadian Office in immediately available funds, no later than 3:00 p.m. (Toronto time), all of such Acceptance Proceeds.

        (c) In connection with each utilization by it of the Tranche C and Tranche D Commitments by way of Acceptances, each Acceptance Borrower hereby agrees that it shall deliver to the Administrative Agent on or prior to the Amendment Effective Date, Powers of Attorney substantially in the form annexed hereto as Exhibit J (the "Acceptance Powers of Attorney") authorizing each Canadian Lender to draw Drafts on such Canadian Lender on behalf of such Acceptance Borrower and to complete such Drafts in accordance with the requests for Acceptances submitted from time to time pursuant to Section 3.1(a).

        (d) Not later than 12:00 Noon (Toronto time) on the borrowing date specified in the relevant request, and upon fulfillment of the applicable conditions set forth in Section 11.5, each Canadian Lender will, in accordance with such request, (i) sign each Draft on behalf of the applicable Acceptance Borrower pursuant to the Acceptance Power of Attorney, (ii) complete the date, amount and maturity of each Draft to be accepted, (iii) accept such Drafts and give notice to the Administrative Agent for such acceptance and (iv) upon such acceptance, discount such Acceptances to the extent contemplated by Section 3.1(b).

        3.2 Payment of Acceptances upon Maturity. Each of the Canadian Borrower and the Acquisition Borrower is obligated, and hereby unconditionally agrees, to pay to the Administrative Agent for the account of each Canadian Lender the face amount of each Acceptance created by such Canadian Lender hereunder on the maturity date of such Acceptance (the obligation of an Acceptance Borrower under this Section with respect to any Acceptance being the "Acceptance Obligation" with respect to such Acceptance). An Acceptance Borrower shall not repay any Acceptance otherwise than upon the maturity thereof; provided, however, that nothing herein contained shall preclude an Acceptance Borrower from, in its sole discretion, purchasing any outstanding Acceptance in the market from time to time. An Acceptance Borrower shall not claim any days of grace for the payment at maturity of any Acceptance.

        3.3 Rollover of Acceptances. Subject to Section 11.5, when an Acceptance Borrower pays any Acceptance on the maturity thereof, it may request pursuant to Section 3.1 that, as of such maturity, Acceptances be created in an aggregate principal amount not in excess of the face amount of the matured Acceptance and the provisions of this Agreement relating to Acceptances shall be applicable thereto, and such payment may be effected by an Acceptance Borrower providing for the Canadian Lenders to receive for their own account the Acceptance Proceeds from new Acceptances in replacement of maturing Acceptances. To the extent that such Acceptance proceeds are insufficient to satisfy maturing Acceptances, the applicable Acceptance Borrower shall be obligated to satisfy any deficiency from other resources. If an Acceptance Borrower fails to request that the Canadian Lenders create new Acceptances in replacement of maturing Acceptances, and does not repay such Acceptances on the maturity thereof, such Acceptance Borrower will be deemed to have submitted a timely request for Canadian Prime Rate Loans, and the aggregate face amount of such maturing Acceptances will be converted into Canadian Prime Rate Loans pursuant to Section 2.1.3.

        3.4 Changes in Distribution. Each Canadian Lender shall advise each Acceptance Borrower and the Administrative Agent promptly if at any time it intends to materially change the manner in which it distributes Acceptances in the market.

        3.5 Control Accounts. Each Canadian Lender shall maintain and keep its own accounts showing the aggregate amount of all Acceptances created by it from time to time with respect to each Acceptance Borrower's account, the dates thereof and the other charges accrued thereon or applicable thereto from time to time and all payments of principal and other payments made by each Acceptance Borrower to it from time to time pursuant to this Agreement. The Administrative Agent shall, so far as it is reasonably able to do so, maintain and keep accounts in the same manner in relation to each Canadian Lender. The accounts kept by each Canadian Lender shall constitute prima facie evidence of the respective Acceptances created by such Canadian Lender, of amounts owing to such Canadian Lender and of such payments of principal or otherwise to such Canadian Lender.

        3.6 Illegality. Notwithstanding any other provisions hereof, if any requirement of law, regulation, order or decree or any change therein or in the interpretation or application thereof shall make it unlawful for any Canadian Lender to, or any Canadian Lender is unable to, create, accept, issue, discount, purchase, fund or to continue to create, accept, issue, discount, purchase, fund or otherwise deal with Acceptances or to perform its obligations hereunder with respect thereto, such Canadian Lender shall so notify the Administrative Agent (which shall in turn notify each Acceptance Borrower), which notice shall set forth in reasonable detail the circumstances giving rise to the notice, and upon demand in writing by the Administrative Agent to each Acceptance Borrower (which demand shall have attached thereto the aforementioned notice of the affected Canadian Lender to the Administrative Agent), each Acceptance Borrower shall forthwith pay to the Administrative Agent an amount equal to the face amount of all Acceptances then outstanding which were created by such Canadian Lender for such Acceptance Borrower's account and all other amounts payable to such Canadian Lender by such Acceptance Borrower hereunder in respect thereof, and satisfy all of its other obligations pursuant hereto to the extent of any such unlawfulness or inability and, upon such demand or such prepayment, the obligation of such Canadian Lender to create Acceptances shall terminate to the extent of any such unlawfulness, impossibility or inability for so long as such conditions shall exist. Upon such payment, as between each Acceptance Borrower and the relevant Canadian Lender, such Canadian Lender shall thereafter be solely responsible for the payment of the face amount of such Acceptance to the holder thereof in accordance with the terms thereof and shall indemnify each Acceptance Borrower and hold it harmless against any liability, cost or expense incurred by it as a result of any failure of such Canadian Lender to pay such Acceptance to the holder thereof in accordance with the terms thereof. Each such Canadian Lender shall use reasonable efforts to minimize any costs, losses or expenses arising from such prepayments. If, as a result of the prepayment required to be made by an Acceptance Borrower pursuant to this Section, the difference between the face amount of the Acceptances to be repaid and the Acceptance Proceeds realized by such Acceptance Borrower in respect thereof exceeds the amount which such Canadian Lender would otherwise have received hereunder on a per diem basis in respect of such Acceptance, having regard to the number of days that the Acceptance was outstanding before being prepaid pursuant hereto, such Canadian Lender shall pay to such Acceptance Borrower such amount as in the reasonable opinion of such Canadian Lender (determined in good faith) will leave it (after such payment) in the same position that it would have been in had no prepayment of the outstanding Acceptances been made; provided, however, that such Canadian Lender shall notify the applicable Acceptance Borrower of the amount of any such excess as of the date on which it is received, which notice shall constitute prima facie evidence of such amount. Before giving any notice to the Administrative Agent pursuant to this Section, such Canadian Lender shall, after consultation with such Acceptance Borrower, designate a different office for the creation of Acceptances in lieu of its Canadian Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Canadian Lender, be otherwise disadvantageous to such Canadian Lender.

        3.7  Collateralization of Acceptances.

        (a) On the Commitment Termination Date and upon the acceleration of the obligations pursuant to Section 12.2 at a time when any Acceptance is outstanding hereunder, the Canadian Lenders shall be entitled, without any further authorization from either Acceptance Borrower, to be deemed to have made loans denominated in Canadian Dollars ("Acceptance Collateral Loans") to such Acceptance Borrower, payable upon demand, in an aggregate principal amount equal to the aggregate face amount at maturity of all Acceptances outstanding for the account of such Acceptance Borrower hereunder at such time.

        (b) At any time when any amount is due and payable pursuant to Section
6.2 as a result of a reduction in the Tranche C or Tranche D Commitment, the Canadian Lenders shall be entitled, without any further authorization from the affected Acceptance Borrower, to be deemed to have made Acceptance Collateral Loans to the affected Acceptance Borrower, payable upon demand, in an aggregate principal amount equal to the lesser of (i) the aggregate face amount at maturity of all Acceptances outstanding for the account of the affected Acceptance Borrower hereunder at such time, or (ii) the Canadian Dollar Equivalent of the amount so due and payable.

        (c) On any date when any amount becomes due and payable pursuant to
Section 6.2 as a result of a recomputation of the Total Outstanding Amount or the Tranche C Outstanding Amount or the Tranche D Outstanding Amount, the Canadian Lenders shall be entitled, without any further authorization from the affected Acceptance Borrower, to be deemed to have made Acceptance Collateral Loans to the affected Acceptance Borrower, payable upon demand, in an aggregate principal amount equal to the lesser of (i) the aggregate face amount at maturity of all Acceptances outstanding for the account of the affected Acceptance Borrower hereunder at such time, or (ii) the Canadian Dollar Equivalent of the amount so due and payable.

Such Acceptance Collateral Loans will bear interest at a rate per annum equal to 2% in excess of the Canadian Prime Rate as in effect from time to time from the maturity of such Acceptance until such Acceptance Collateral Loans are fully paid. Interest on such Acceptance Collateral Loans shall be computed on the basis of a year of 365 days (or 366 days, as the case may be) and shall be payable on demand. The payments of principal made by an Acceptance Borrower with respect to Acceptance Collateral Loans shall be deemed to be applied to the payment of such Acceptance Borrower's Acceptance Collateral Loans and shall thereafter be held by the Administrative Agent as cash collateral in a cash collateral account for payment of the Acceptance Obligations of such Acceptance Borrower for the benefit of the Canadian Lenders, and shall be applied in payment of such Acceptances as they mature, and each Acceptance Borrower hereby grants to each Lender a continuing security interest in such amounts with respect to each Acceptance Collateral Loan of such Acceptance Borrower. The amount on deposit in such collateral account, net of amounts so applied, shall be referred to as the "Acceptance Collateral Amount".


        SECTION 4 INTERLENDER AGREEMENTS.

        4.1 Affiliate Lenders. The parties acknowledge and agree that (a) each financial institution party hereto from time to time may determine that one of its Affiliates will be the Canadian Lender who is obligated to make the Tranche C and Tranche D Credit Extensions and that a different Affiliate will be the Lender who will make the Tranche A and Tranche B Credit Extensions and (b) notwithstanding the fact that different Affiliates may be lending hereunder, for purposes of determining any Lender's Individual Commitment, Percentage or Individual Outstanding Amount and payments made after acceleration of the Obligations pursuant to Section 12.2, all Affiliates of such financial institution will be treated as a single Lender. For example, Toronto-Dominion (Texas), Inc., in its capacity as a Lender under Tranche A and Tranche B and The Toronto-Dominion Bank, in its capacity as a Canadian Lender, will be treated as a single Lender which on the Amendment Effective Date had an Individual Commitment of $187,500,000 and a Percentage of 20.8333%. For all other purposes of this Agreement, each Affiliate which is obligated to lend under any Tranche will be a Lender entitled to the rights and indemnifications of Lenders hereunder.

        4.2 Allocation of Payments Prior to Acceleration. Prior to the acceleration of the Loans or Collateral Loans of any Borrower following the occurrence of an Event of Default, all payments by such Borrower of principal of, and interest on, Credit Extensions of such Borrower shall be allocated to the Lenders as follows, after giving effect to any Reallocation:

        (a) All payments of principal of, or interest on, Tranche C Loans or Tranche D Loans or Collateral Loans of such Borrower shall be payable to the Canadian Lenders ratably in accordance with each Canadian Lender's respective Canadian Percentage.

        (b) All payments of principal of Acceptances of such Borrower on any date shall be payable to the Canadian Lenders ratably in accordance with the aggregate face amount of Acceptances of such Canadian Lender on such date (except as required by Section 3.1(a)).

        (c) All payments of principal of, or interest on, Floating Rate Loans of such Borrower shall be payable to each Lender ratably in accordance with the aggregate principal amount of Floating Rate Loans made by such Lender.

        (d) All payments of principal of, or interest on, Eurocurrency Loans of such Borrower in any currency and having any Interest Period shall be payable to each Lender ratably in accordance with the aggregate principal amount of such Eurocurrency Loans denominated in such currency made by such Lender and having the same Interest Period.

        (e) All payments of any other amounts with respect to any principal, interest or any other monetary Obligations of such Borrower (other than those under Section 8 or Section 14.13) shall be payable to each Lender ratably in accordance with each Lender's respective Percentage.

        4.3  Allocation of Payments After Acceleration.

        (a) Upon acceleration of the Obligations pursuant to Section 12.2, to the extent necessary, each Lender shall be deemed to have purchased for cash without recourse or warranty from the other Lenders a participation interest in the Credit Extensions owing to or participated in by each other Lender such that, after giving effect to such purchase, each Lender shall have a participation in each Credit Extension made to any Borrower ratably in accordance with its respective Percentage.

        (b) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 7.4) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

        (c) After acceleration of the Obligations pursuant to Section 12.2, all payments of principal of, and interest on, Credit Extensions shall be allocated to the Lenders as follows:

        (i) On the date of acceleration of the Obligations pursuant to Section
12.2 (but before giving effect to the deemed purchase referred to above), the Administrative Agent shall compute the Outstanding Percentage for each Lender.

        (ii) To the extent that amounts are received by the Administrative Agent following the declaration of acceleration of the Obligations pursuant to
Section 12.2, the Administrative Agent shall pay all payments of principal of, or interest on, Credit Extensions, Collateral Loans, or other Obligations to each Lender ratably in accordance with such Lender's Outstanding Percentage, regardless of the Obligor from which such payment is received or the currency in which such payment is received and each Lender shall determine the order of application of such payments to the Obligations owed to such Lender.

        (iii) Each Lender hereby authorizes the Administrative Agent to effect such conversions of currencies as are necessary to effect the provisions of this Section, at such times and at such rates as the Administrative Agent may in a commercially reasonable manner determine.


        SECTION 5 INTEREST AND FEES.

        5.1 Interest Rates. Each Borrower promises to pay interest on the unpaid principal amount of its Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

        (a) at all times while such Tranche A Loan is a Floating Rate Loan, at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin;

        (b) at all times while such Tranche C or Tranche D Loan is a Floating Rate Loan, at a rate per annum equal to the sum of the Canadian Base Rate from time to time in effect plus the Applicable Margin; and

        (c) at all times while such Tranche A or Tranche B Loan is a Eurocurrency Loan, at a rate per annum equal to the sum of the Eurocurrency Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Applicable Margin;

provided, however, that at any time an Event of Default has occurred and is continuing, the interest rate applicable to (i) each Floating Rate Loan shall be the sum of (x) the applicable Base Rate plus (y) the Applicable Margin plus
(z) 2% and (ii) each Eurocurrency Loan shall be the higher of (x) the sum of
(A) the Eurocurrency Rate (Reserve Adjusted) plus (B) the Applicable Margin plus (C) 2%, and (y) the sum of (A) the Alternate Base Rate plus (B) the Applicable Margin plus (C) 2%.

        5.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be payable quarterly in arrears on the last Business Day of each Fiscal Quarter and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurocurrency Loan shall be payable on the last day of each Interest Period relating to such Loan and, in the case of Eurocurrency Loans with Interest Periods in excess of three months, on each three month anniversary of such Eurocurrency Loan and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

        5.3 Interest Periods. Each "Interest Period" for a Eurocurrency Loan shall commence on the date such Eurocurrency Loan is made or converted from a Floating Rate Loan, or (if such Eurocurrency Loan is a continuation of a prior Eurocurrency Loan) on the expiration of the immediately preceding Interest Period for such continued Eurocurrency Loan, and shall end on the date which is one, two, three, or six months thereafter (and nine and twelve month options if available from the Lenders), as the applicable Borrower may specify:

        (a) in the case of an Interest Period which commences on the date a Eurocurrency Loan is made or converted from a Floating Rate Loan, in the related notice of borrowing or conversion pursuant to Section 2.3 or 2.4, or

        (b) in the case of a succeeding Interest Period with respect to any continued Eurocurrency Loan, by telephonic notice (promptly followed by written notice) to the Administrative Agent not later than 10:00 a.m. (New York City time) at least three Business Days prior to the first day of such succeeding Interest Period, it being understood that (i) each such notice shall be effective upon receipt by the Administrative Agent and (ii) if the Company fails to give such notice, such Loan, if denominated in Dollars shall automatically become a Floating Rate Loan at the end of its then-current Interest Period or, if denominated in an Alternate Currency, shall be continued as a Loan denominated in an Alternate Currency for an Interest Period of one month at a rate per annum equal to the sum of (A) Eurocurrency Reserve (Rate Adjusted) plus (B) the Applicable Margin plus (C) 2%.

Each Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding

Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). The applicable Borrower may not select any Interest Period for a Loan which would end after the Commitment Termination Date or which would cause such Borrower to prepay such Eurocurrency Loans on a Scheduled Commitment Reduction Date.

        5.4 Setting and Notice of Eurocurrency Rates. The applicable Eurocurrency Rate for each Interest Period shall be determined by the Administrative Agent and notice thereof shall be given by the Administrative Agent promptly to the applicable Borrower and each Lender. Each determination of the applicable Eurocurrency Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the applicable Borrower or any Lender, deliver to the applicable Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurocurrency Rate hereunder.

        5.5 Computation of Interest. Interest shall be computed on Eurocurrency Loans for the actual number of days elapsed on the basis of a year of 360 days. Interest shall be computed on Floating Rate Loans for the actual number of days elapsed on the basis of a year of 365 or 366 days, as the case may be. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the applicable Base Rate.

        5.6 Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee equal to the Applicable Commitment Fee Rate on the daily average of the unused amount of such Lender's Individual Commitment. Such commitment fee shall accrue from the Amendment Effective Date to but excluding the Commitment Termination Date. Such commitment fee shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Commitment Termination Date, in each case for the period then ending for which such commitment fee shall not have been theretofore paid. The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 365 or 366 days, as the case may be.

        5.7 Letter of Credit Fees. (a) The Company and the U.K. Borrower agree to pay to the Administrative Agent for the account of the Lenders pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit requested by such Borrower in an amount per annum of the daily average of the aggregate Stated Amount of such Letter of Credit (excluding any unreimbursed payment or disbursement thereunder) equal to the Applicable Margin for Eurocurrency Loans from time to time.

        (b) The Company and the U.K. Borrower agree to pay to the Issuing Bank a fronting fee in an amount equal to 1/8 of 1% per annum of the daily average of the aggregate Stated Amount of each Letter of Credit requested by such Borrower (excluding any unreimbursed payment or disbursement thereunder).

        (c) The fees payable pursuant to clauses (a) and (b) above shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Commitment Termination Date for the period from and including the date of the issuance of the applicable Letter of Credit to but excluding the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

        (d) In addition, with respect to each Letter of Credit requested by such Borrower, the Company and the U.K. Borrower agree to pay to the Issuing Bank such fees and expenses as the Issuing Bank customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.

        5.8 Additional Fees. The Company agrees to pay to the Administrative Agent such additional fees at such times and in such amounts as are mutually agreed upon in writing by the Company and the Administrative Agent.

        SECTION 6 REDUCTION OR TERMINATION OF THE COMMITMENTS; REPAYMENTS.

        6.1  Reduction or Termination of the Commitments.

        6.1.1 Voluntary Reduction or Termination. (a) The Company may from time to time prior to the Commitment Termination Date, on at least three Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof), permanently reduce the Total Commitment to an amount not less than the Total Outstanding Amount. Any reduction in the Total Commitment shall permanently reduce the Tranche A Commitment dollar for dollar and shall permanently reduce Tranche B, Tranche C and Tranche D pro rata. Any such reduction shall be in an aggregate amount of $1,000,000 or integral multiples thereof and shall be applied pro rata against the reductions required on each Scheduled Commitment Reduction Date.

        (b) The Company may at any time on like notice prior to the Commitment Termination Date terminate all the Commitments upon payment in full of all Obligations of the Borrowers hereunder and the expiration, cancellation or cash collateralization (on terms satisfactory to the Administrative Agent, the Issuing Bank and the Canadian Lenders) of all outstanding Letters of Credit and Acceptances. Upon any termination of the Commitments in whole all of the Loans shall become immediately due and payable.

        (c) All reductions of the Tranche A and Tranche B Commitments shall be pro rata among the Lenders according to their Percentages and all reductions of the Tranche C and Tranche D Commitments shall be pro rata among the Canadian Lenders according to their Canadian Percentages.

        6.1.2 Mandatory Commitment Reduction. (a) On each date that is one Business Day after the receipt by the Company or any of its Restricted Subsidiaries in the Financial Group of Net Cash Proceeds from permitted Asset Sales, the Total Commitment shall, without further action, automatically and permanently be reduced by an amount equal to such Net Cash Proceeds; provided, however, that if at the time of such Asset Sale, the Total Leverage Ratio, after giving effect to such Asset Sale is less than 6.0:1.0, the Total Commitment shall be reduced on the date that is six months from the date of such Asset Sale (the "Asset Reduction Date") unless prior to such Asset Reduction Date, the Company shall have provided the Administrative Agent sufficient evidence that such Net Cash Proceeds have been reinvested in similar assets.

        (b) On each date that is fourteen Business Days after the date on which the Asset Coverage Ratio has been below 0.60:1.0 for three consecutive Business Days, (i) the Total Commitment and the Tranche A Commitment shall be reduced by the amount necessary to reduce the Total Leverage Ratio to the lesser of 6.0:1.0 or the then applicable ratio and (ii) the Tranche C Commitment shall be reduced by $75,000,000. The Canadian Borrower shall be entitled to sell that amount of Southam shares pledged to the Lenders as may be necessary to enable the Borrowers to make any prepayment required by such Commitment reduction. The Borrowers shall not be permitted to borrow during such fourteen Business Days.

        (c) On each date that is one Business Day after the date on which the U.K. Borrower or FDTH receives proceeds from an exercise of the Purchase Option, the Tranche B Commitment shall, without further action, automatically and permanently be reduced by an amount equal to such proceeds minus any cash payment made by the U.K. Borrower or FDTH in connection with such exercise.

        (d) On each date that is one Business Day after the receipt of any Debt/Equity Proceeds, the Total Commitment shall, without further action, automatically and permanently be reduced by an amount equal to such Debt/Equity Proceeds; provided, however, that the aggregate Commitment reductions pursuant to this Section 6.1.2(d) shall only be required to the extent necessary to insure that the Total Leverage Ratio, after giving effect to such reduction, is 6.0:1.0 or less.

        (e) On each date that is one Business Day after the receipt of any other Net Cash Proceeds by the Company or any Restricted Subsidiary in the Financial Group, the Total Commitment shall, without further action, automatically and permanently be reduced by an amount equal to such Net Cash Proceeds.

        (f) On each date set forth in Schedule 6.1.2 (each, a "Scheduled Commitment Reduction Date"), each of the Total Commitment, the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment and the Tranche D Commitment (to the extent not already reduced pursuant to this Section 6), without any further action, shall automatically and permanently be reduced by the percentage of the original aggregate Total Commitment or Commitment for the respective Tranche specified in Schedule 6.1.2; provided, that on the Commitment Termination Date all Commitments shall automatically and permanently be reduced to zero.

        (g) On August 31, 1997, if the Tranche D Availability Date has not yet occurred, the Total Commitment and the Tranche A Commitment shall automatically and permanently be reduced to $450,000,000 and the Tranche D Commitment shall automatically and permanently be terminated.

        6.1.3 Application of Mandatory Commitment Reductions to Tranches. Mandatory Commitment reductions pursuant to Section 6.1.2 shall be applied against the mandatory reductions of the Commitments required by Section 6.1.2(f) in inverse order of reduction. Mandatory Commitment reductions resulting from Asset Sales under Section 6.1.2(a) shall be applied dollar for dollar (w) in the case of Asset Sales by the Canadian Borrower or any of its Restricted Subsidiaries, to the Tranche A and Tranche C Commitments, (x) in the case of Asset Sales by the U.K. Borrower or any of its Subsidiaries, to the Tranche A and Tranche B Commitments, (y) in the case of Asset Sales by the Acquisition Borrower or any of its Subsidiaries, to the Tranche A and Tranche D Commitments, and (z) in the case of Asset Sales by the Company or any other Restricted Subsidiary, to the Tranche A Commitment and pro rata among the Tranche B, Tranche C and Tranche D Commitments. Mandatory Commitment reductions resulting from events described in Section 6.1.2(d) or (e) shall be applied to the Tranche A Commitment and, to the extent that any such Commitment would exceed the Total Commitment, the Tranche B, Tranche C and Tranche D Commitments.

        6.1.4 All Reductions. All reductions of the Total Commitment (whether voluntary or mandatory) shall be deemed to be reductions of that portion of the Total Commitment attributable to the Additional Commitment unless the Company otherwise specifies to the Administrative Agent in writing at the time of such reduction.

        6.2  Prepayments.

        6.2.1 Mandatory Prepayments due to Commitment Reductions. If, after giving effect to any reduction of the Commitments pursuant to Section 6.1, (a) the Total Outstanding Amount under any Tranche exceeds the aggregate amount of the Commitments for such Tranche, the applicable Borrower will make an immediate repayment of Credit Extensions in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $250,000) or (b) the Total Outstanding Amount exceeds the Total

Commitment, the Company will make an immediate repayment of Credit Extensions in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $250,000).

        6.2.2 Mandatory Prepayments due to Currency Fluctuations. Promptly (and in any event within three Business Days) following receipt of any notice that the Administrative Agent shall have determined on any Determination Date that the Dollar Equivalent of the aggregate amount of all Credit Extensions under any Tranche exceeds the Commitments for such Tranche then in effect, the applicable Borrower shall make a mandatory prepayment of the outstanding principal amount of the Credit Extensions in an amount equal to such excess.

        6.2.3 Voluntary Prepayments. A Borrower may from time to time prepay its Loans in whole or in part, provided that (a) the applicable Borrower shall give the Administrative Agent (which shall promptly advise each Lender) not less than three Business Days' prior written notice thereof (five Business Days in the case of Loans denominated in Alternate Currencies), specifying the Loans to be prepaid and the date and amount of prepayment and (b) each partial prepayment of Loans shall be in a principal amount of at least $1,000,000 and an integral multiple of $500,000 (or, in the case of Loans denominated in Alternate Currencies, the Dollar Equivalent of $1,000,000 to and an integral multiple of $500,000).

        6.2.4 All Prepayments. All prepayments of Loans shall be allocated pro rata among the Lenders according to their respective pro rata shares of the prepaid Loans, in accordance with Section 4.3 or Section 4.4, if applicable, and any prepayment of a Loan shall include accrued interest to the date of prepayment on the principal amount being repaid. Any prepayment of a Eurocurrency Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4. All prepayments of Credit Extensions (whether voluntary or mandatory) shall first be applied to repayment of Credit Extensions advanced pursuant to the Original Commitment unless the Company otherwise specifies to the Administrative Agent in writing at the time of such prepayment.

        6.2.5 Commitment Termination Date. On the Commitment Termination Date,
(a) the Company shall repay to the Lenders all the Tranche A Loans outstanding on such date and shall deliver to the Administrative Agent cash collateral consisting of Cash Equivalent Investments or other cash collateral acceptable to the Issuing Bank in an amount equal to the Dollar Equivalent of the Stated Amount of all Tranche A Letters of Credit, (b) the U.K. Borrower shall repay to the Lenders the aggregate principal amount of all Tranche B Loans outstanding on such date and shall deliver to the Administrative Agent cash collateral in Sterling consisting of Cash Equivalent Investments or other cash collateral acceptable to the Issuing Bank in an amount equal to the Stated Amount of all Tranche B Letters of Credit, (c) the Canadian Borrower shall repay to the Lenders the aggregate principal amount of all Tranche C Loans outstanding on such date and shall deliver to the Administrative Agent payments as required under Section 3.9, and (d) the Acquisition Borrower shall repay to the Lenders the aggregate principal amount of all Tranche D Loans outstanding on such date and shall deliver to the Administrative Agent payments as required under
Section 3.9.

        SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

        7.1 Making of Payments. (a) All payments of principal or interest on the Credit Extensions, and of all fees, shall be made by the Borrowers in the applicable currency to the Administrative Agent in immediately available funds at its designated Lending Office not later than 2:00 p.m. (Local Time) on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following

Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender.

        (b) All payments under Sections 8.1 and 8.4 shall be made by the Borrowers directly to the Lender or Lenders entitled thereto.

        7.2 Application of Certain Payments. Except as otherwise expressly provided herein, each payment of principal shall be applied to such Credit Extensions as the Borrowers shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its reasonable discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

        7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Credit Extensions, or of any fees, falls due on a day which is not a Business Day, then, except as provided in Section 4.3, such due date shall be extended to the next following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

        7.4 Setoff. Each Borrower agrees that the Administrative Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Borrower agrees that at any time any Event of Default has occurred and is continuing, the Administrative Agent and each Lender may apply to any Obligation of such Borrower hereunder or under any other Loan Document, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter with the Administrative Agent or such Lender.

        7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Credit Extension (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on Credit Extensions (or such participations) then held by them (other than (i) any non-pro rata interest payment resulting from a Credit Extension being an Affected Loan, (ii) any payment resulting from replacement of a Lender pursuant to Section 8.7 or (iii) prior to an acceleration of the Obligations pursuant to Section 12.2, non-pro rata payments resulting from the different percentages of Canadian Lenders and Non-Canadian Lenders in Credit Extensions), such Lender shall purchase from the other Lenders such participation in the Credit Extensions (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

        7.6  Net Payments; Tax Exemptions.

        (a) All payments by the Borrowers of principal, interest, fees, indemnities and other amounts payable hereunder and under the other Loan Documents shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "Recipient Taxes"), except to the extent that such withholding or deduction (i) is required by applicable law, (ii) results from the breach by such recipient of its Exemption

Agreement (as defined below) or (iii) would not be required if such recipient's Exemption Representation (as defined below) were true. If any such withholding or deduction is required by applicable law, the Borrowers will:

        (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

        (B) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authorities; and

        (C) except to the extent that such withholding or deduction results from the breach by the recipient of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Administrative Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

        (b) In consideration of the Borrowers' agreements in clause (a) of this
Section 7.6, each Lender which is not organized under the laws of the United States or a State thereof hereby agrees (such Lender's "Exemption Agreement"), to the extent permitted by applicable law (including any applicable double taxation treaty); to execute and deliver to the Company and the Administrative Agent (i) on or before the first scheduled payment date after the Amendment Effective Date, a United States Internal Revenue Service Form 1001 or Form 4224 as appropriate (or successor forms), properly completed and claiming a complete exemption, as the case may be, from withholding or deduction for or on account of Recipient Taxes of such Lender, and (ii) a new Form 1001 or Form 4224 (or successor form), as appropriate, upon the expiration or obsolescence of any previously delivered Form.

        (c) Each Lender hereby represents and warrants (such Lender's "Exemption Representation") to the Company that on the Amendment Effective Date (or, if later, the date it becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Lender without withholding or deduction for or on account of such Lender's Recipient Taxes imposed by the United States of America.


        SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY LOANS.

        8.1 Increased Costs. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

        (i) shall subject any Lender (or any Lending Office of such Lender) to any tax, duty or other charge with respect to its Credit Extensions or its obligation to make Credit Extensions, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Credit Extensions or any other amounts due under this Agreement in respect of its Credit Extensions or its obligation to make Credit Extensions (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

        (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Lending Office of such Lender); or

        (iii) shall impose on any Lender (or its Lending Office) any other condition affecting its Credit Extension or its obligation to make Credit Extension;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

(b) If any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including, without limitation, such Lender's obligations under the Commitment) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

        8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

        (a) deposits in Dollars or Alternate Currencies (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurocurrency market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate;

        (b) two or more Lenders having an aggregate Percentage of 30% or more advise the Administrative Agent that the Eurocurrency Rate (Reserve Adjusted) as determined by the Administrative Agent will not as determined in good faith by such Lenders adequately and fairly reflect the cost to such Lenders of maintaining or funding such Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1); or

        (c) Lenders having an aggregate Percentage of 30% or more advise the Administrative Agent that the making or funding of Eurocurrency Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties hereto and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make, or convert any Floating Rate Loan into, Eurocurrency Loans in the applicable Currency and (ii) on the last day of the current Interest Period for each Eurocurrency Loan in the applicable Currency, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

        8.3 Changes in Law Rendering Eurocurrency Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurocurrency Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make, or convert any Floating Rate Loan into, Eurocurrency Loans (but shall make Floating Rate Loans concurrently with the making of, or conversion into, Eurocurrency Loans by the Lenders which are not so affected, in each case in an amount equal to such Lender's pro rata share of all Eurocurrency Loans which would be made or converted at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurocurrency Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurocurrency Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan provided, however, that Eurocurrency Loans denominated in Alternate Currencies must be repaid and reborrowed as a Floating Rate Loan on such date. Each Floating Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurocurrency Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurocurrency Loans of which such Affected Loan would be a part absent such circumstances.

        8.4 Funding Losses. Each Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Administrative Agent) such Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurocurrency Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including, without limitation, any conversion pursuant to Section 8.3) or (b) any failure of such Borrower to borrow or convert any Loans on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

        8.5 Right of Lenders to Fund through Other Offices. Each

Lender may, if it so elects, fulfill its commitment as to any Eurocurrency Loan by causing a foreign branch or Affiliate of such Lender to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

        8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurocurrency Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate for such Interest Period.

        8.7 Mitigation of Circumstances; Replacement of Affected Lender. (a) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid,
(i) any obligation by the Company to pay any amount pursuant to Section 7.6 or
8.1 and (ii) the occurrence of any circumstances of the nature described in
Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

        (b) At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent and the Issuing Bank and, upon notice from the Company, such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, if any, its Loans, its participation in Letters of Credit, if any, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid commitment fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Eurocurrency Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder.

        8.8 Conclusiveness of Statements; Survival of Provisions.
Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans and Acceptances, cancellation or expiration of the Letters of Credit and any termination of this Agreement.


        SECTION 9 WARRANTIES.

        To induce the Administrative Agent and the Lenders to enter into this Agreement, the Issuing Bank to issue Letters of Credit and the Lenders to make Loans, create Acceptances and purchase participations in Letters of Credit hereunder, each Borrower warrants to the Administrative Agent, the Issuing Bank and the Lenders that:

        9.1 Organization, etc. Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of jurisdiction of incorporation; each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation; each Borrower and each Restricted Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect; and each Borrower and each Restricted Subsidiary has full corporate power and authority to own its property and conduct its business as presently conducted by it.

        9.2 Authorization; No Conflict. The execution and delivery by each Borrower of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Obligor of each Loan Document to which it is a party and the performance by each of the Borrowers and each Obligor of its obligations under each Loan Document to which it is a party are within the corporate powers of each Borrower and each Obligor, as applicable, have been duly authorized by all necessary corporate action on the part of each Borrower and each Obligor (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Borrower or any Restricted Subsidiary, (b) contravene or conflict with, or result in a breach of, any provision of the Organic Documents of the Borrower or any Restricted Subsidiary or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on the Company or any Restricted Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company or any Restricted Subsidiary (other than pursuant to the Loan Documents).

        9.3 Validity and Binding Nature. This Agreement is, and upon the execution and delivery thereof each other Loan Document to which any Borrower is a party will be, the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and each Loan Document to which a Obligor is a party will be, upon the execution and delivery thereof by such Obligor, the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

        9.4 Financial Information. (a) The audited consolidated financial statements of Hollinger International as at December 31, 1995 and December 31, 1996, copies of which have been delivered to the Lenders in each case (i) are true and correct in all material respects, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and (iii) present fairly the consolidated financial condition of Hollinger International at such dates and the results of their operations for the periods then ended.

        (b) Upon delivery to the Lenders, the audited consolidated financial statements of the Company and its Restricted Subsidiaries in the Financial Group as at December 31, 1995 and December 31, 1996, in each case (i) are true and correct in all material respects, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and (iii) present fairly the consolidated financial condition of the Company and its Restricted Subsidiaries at such dates and the results of their operations for the periods then ended.

        (c) The forecasted consolidated balance sheet, profits and loss statement and cash flow statement of the Financial Group (after giving effect to the issuance of the 1997 Senior Subordinated Notes and the 1997 Senior Notes and repayment of the Existing Credit Agreement and the FDTH Credit Agreement required hereunder), together with supporting details and statement of underlying assumptions dated April 7, 1997, copies of which have been delivered to each Lender, have been prepared by the Company in light of the past operations of the business of the Company and its Restricted Subsidiaries and represent, as of the date of this Agreement, the good faith estimate of the Company and its senior management of the most probable course of the business of the Company and its Subsidiaries after giving effect to such transactions.

        9.5 No Material Adverse Change. Except as disclosed in Schedule 9.5, since December 31, 1996, no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

        9.6 Litigation and Contingent Liabilities. No litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Restricted Subsidiary in the Financial Group which, if adversely determined, might have a Material Adverse Effect, except as set forth in
Schedule 9.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Restricted Subsidiary in the Financial Group has any material contingent liabilities not provided for or disclosed in the financial statements referred to in clause (a) of Section 9.4 or listed in
Schedule 9.6.

        9.7 Ownership of Properties; Liens. Each of the Company and each Restricted Subsidiary in the Financial Group owns good and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 10.8.

        9.8 Subsidiaries. The Company has no Subsidiaries except those listed in Schedule 9.8 as of the Amendment Effective Date.

        9.9 Pension, Welfare and Employee Benefit Plans. Except as disclosed to the Lenders in writing prior to the date of this Agreement, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Credit Extension hereunder, (a) no steps have been taken to terminate any Pension Plan or Welfare Plan which would be reasonably likely to result in the Company or any of its Subsidiaries being required to make a contribution to such Pension Plan or Welfare Plan, or incurring a liability or obligation to such Pension Plan or Welfare Plan, in excess of $2,000,000, and (b) no contribution failure has occurred with respect to any Pension Plan or Welfare Plan sufficient to give rise to a Lien under
Section 302(f) of ERISA or any other applicable law. No condition exists or event or transaction has occurred with respect to any Pension Plan or Welfare Plan which could result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty under ERISA, the Code or any other applicable law. Except as set forth on Schedule 9.9, the Financial Group has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA. Each Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money. With respect to any Employee Benefit Plan of a Restricted Subsidiary organized outside the United States, (a) the aggregate of the accumulated benefit obligations under all Employee Benefit Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans, and (b) reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened against it or any of its Subsidiaries with respect to any Employee Benefit Plan.

        9.10 Investment Company Act. Neither the Company nor any Restricted Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        9.11 Public Utility Holding Company Act. Neither the Company nor any Restricted Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        9.12 Regulations G, T, U and X. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

        9.13 Taxes. Each of the Company and each Restricted Subsidiary has filed all income tax and other material tax returns and reports required by law to have been filed by it and has paid all income taxes and other material taxes and governmental charges thereby shown to be owing, except (a) as disclosed on
Schedule 9.6 and (b) for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        9.14 Solvency, etc. On the Amendment Effective Date (or, in the case of any Person which becomes a Obligor after the Amendment Effective Date, on the date such Person becomes a Obligor), and immediately prior to and after giving effect to each Credit Extension and the use of the proceeds thereof, (a) the assets of each of the Company and each Restricted Subsidiary which is a Obligor will exceed its liabilities and (b) each of the Company and each Restricted Subsidiary which is a Obligor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

        9.15 Insurance. Set forth on Schedule 9.15 is a complete and accurate summary of the property, casualty and business interruption insurance program carried by the Company and its Restricted Subsidiaries in the Financial Group on the date of this Agreement, including the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), exclusions, deductibles and self-insured retention and a description in reasonable detail of

(a) any retrospective rating plan, fronting arrangement or other self-insurance or risk assumption agreed to by the Company or any Restricted Subsidiary in the Financial Group or imposed upon the Company or any Restricted Subsidiary in the Financial Group by any such insurer and (b) any self-insurance program that is in effect.

        9.16 Contracts; Labor Matters. Except as disclosed on Schedule 9.16:
(a) neither the Company nor any Restricted Subsidiary in the Financial Group is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which has a Material Adverse Effect;
(b) no material labor contract to which the Company or any Restricted Subsidiary in the Financial Group is a party or is otherwise subject is scheduled to expire prior to the Commitment Termination Date; (c) neither the Company nor any Restricted Subsidiary in the Financial Group has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state, local or foreign law or redundancy on a large scale, and the Company has no reasonable expectation that any such action is or will be required at any time prior to the Commitment Termination Date; and (d) on the Amendment Effective Date there are no strikes or walkouts relating to any labor contracts to which the Company or any Restricted Subsidiary in the Financial Group is a party or is otherwise subject.

        9.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 9.17, the Company and each of its Subsidiaries and each property, operation and facility that the Company or any Subsidiary may own, operate or control (i) complies in all material respects with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws;
(ii) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) has not received any notice (A) that it may be in violation of any Environmental Law or Occupational Safety and Health Law, or (B) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or (C) alleging that it is or may be responsible for any response, cleanup, or corrective action, including, but not limited to, any remedial investigation/feasibility study, under any Environmental Law or Occupational Safety and Health Law; (iv) has not received any notice that it is the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (A) a spillage, disposal or release or threatened release into the environment of any Regulated Material, or (B) any alleged violation of any Occupational Safety and Health Law; (v) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release (other than permitted releases) into the environment of, or treatment, storage or disposal of (other than permitted releases), any Regulated Material in excess of quantities requiring notification under any Environmental Law, or (B) any violation of any Occupational Safety and Health Law and (vi) to the best knowledge of the Company has no material contingent liability in connection with (A) any actual or potential spillage, disposal or release into the environment of, or otherwise with respect to, any Regulated Material, whether on any premises owned or occupied by the Company or any Subsidiary or on any other premises or
(B) any unsafe or unhealthful condition. Except as disclosed on Schedule 9.17, there are no Regulated Materials on, in or under any property or facilities, owned, operated or controlled by the Company or any Subsidiary (except Regulated Materials used in the ordinary course of the business of the Company and its Subsidiaries and used, stored, handled, treated and disposed of in all material respects in accordance with all applicable Environmental Laws and

Occupational Safety and Health Laws) that, under applicable Environmental Laws or Occupational Safety and Health Laws (A) impose or could reasonably be expected to impose a liability for removal, remediation, or other cleanup or damage to natural resources, in an amount equal to or greater than $500,000;
(B) could reasonably be expected to have a Material Adverse Effect; or (C) could reasonably be expected to result in the imposition of a Lien on the property or other assets of the Company or its Subsidiaries.

        9.18 Information. All written information heretofore or contemporaneously herewith furnished by or on behalf of the Company or any Restricted Subsidiary to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Restricted Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

        9.19 Senior Subordinated Indenture. The obligations of the Borrowers under this Agreement and the other Loan Documents constitute "Senior Indebtedness" under the terms of the 1996 Senior Subordinated Indenture and the 1997 Senior Subordinated Indenture and "Pari Passu Indebtedness" under the 1997 Senior Indenture. The obligations of the Company under this Agreement and the other Loan Documents constitute "Indebtedness" and the obligations of the Canadian Borrower, the U.K. Borrower and the Acquisition Borrower under this Agreement and the other Loan Documents constitute "Foreign Subsidiary Indebtedness" under the terms of the "New Bank Credit Facility" as such term is defined in the 1996 Senior Subordinated Indenture, the 1997 Senior Subordinated Indenture and the 1997 Senior Indenture.

        9.20 Financial Assistance. The granting of the security interests and the giving of the guarantees by the U.K. Borrower and its Restricted Subsidiaries and by Canada Holdings and the Canadian Borrower and its Restricted Subsidiaries as contemplated by the Loan Documents and the implementation and consummation of any of the transactions contemplated herein has not constituted or involved, and will not constitute or involve, any arrangement amounting to unlawful financial assistance for the acquisition of shares within the meaning of Section 151 of the Companies Act 1985 or any similar Canadian law.

        SECTION 10 COVENANTS.

        Until the expiration or termination of the Commitments and thereafter until all obligations of the Borrowers hereunder and under the other Loan Documents are paid in full and all Letters of Credit and Acceptances have been terminated or expired (regardless of whether such Letters of Credit and Acceptances have been cash collateralized), the Company agrees (and each Borrower with respect to itself and its Restricted Subsidiaries agrees) that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

        10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender at its respective office:

        10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, (a) a copy of the annual report of the Company and its Restricted Subsidiaries in the Financial Group for such Fiscal Year, including therein consolidated balance sheets of the Company and such Restricted Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and such Restricted Subsidiaries for such Fiscal Year, which report (i) shall be prepared in accordance with GAAP and certified by independent auditors of recognized national standing selected by the Company and reasonably acceptable to the Required Lenders, in an audit report which shall be without qualification as to going concern or scope and (ii) shall be accompanied by a written statement from such auditors to the effect that in making the examination necessary for the signing of such audit report they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) a copy of the consolidating balance sheets of the Company and its Restricted Subsidiaries in the Financial Group as of the end of such Fiscal Year and consolidating statements of earnings for the Company and such Restricted Subsidiaries for such Fiscal Year, together with a certificate signed by one of the chief executive officer, the chief financial officer, the chief operating officer or the Vice President-Finance of the Company certifying that such financial statements fairly present the financial condition and results of operations of the Company and such Restricted Subsidiaries as of the dates and periods indicated.

        10.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the Company and its Restricted Subsidiaries in the Financial Group as of the end of such Fiscal Quarter and consolidated statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, including a comparison with the corresponding Fiscal Quarter and period of the previous Fiscal Year and prepared in accordance with GAAP, together with a certificate signed by one of the chief executive officer, the chief financial officer, the chief operating officer or the Vice President-Finance of the Company to the effect that such financial statements fairly present the financial condition and results of operations of the Company and such Restricted Subsidiaries as of the dates and periods indicated, subject to changes resulting from normal year-end adjustments.

        10.1.3 Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1, and commencing on June 30, 1997, each set of statements pursuant to Section 10.1.2, a duly completed certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by one of the chief executive officer, the chief financial officer, the Vice President of Finance, the chief operating officer or the controller of the Company, containing a computation of each of the financial ratios and restrictions set forth in this Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

        10.1.4 Southam Reports. Contemporaneously with the furnishing of each set of financial statements pursuant to Section 10.1.1 and 10.1.2, the corresponding annual audited report or financial statements for Southam and its Subsidiaries.

        10.1.5 Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, a copy of (a) any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any of its Restricted Subsidiaries with the SEC or any securities exchange and
(b) any report, proxy statement or similar communication to the public shareholders of the Company or any of its Restricted Subsidiaries, if any.

        10.1.6 Notice of Default, Litigation and ERISA Matters. Promptly (and in any event within one Business Day in the case of clause (a) and within five days in the case of clauses (b) through (e)) after any officer of the Company or any Restricted Subsidiary learns of any of the following, written notice describing the same and the steps being taken by the Company or the Restricted Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Restricted Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed on Schedule 9.6 or pursuant to clause (b); (d) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company or any Restricted Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement Welfare Plan benefit; and (e) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

        10.1.7 Subsidiaries. Promptly upon the occurrences thereof, a written report of any change in the list of its Restricted Subsidiaries.

        10.1.8 Management Reports. Promptly upon the request of the Administrative Agent or any Lender, copies of all detailed financial and management reports submitted to the Company or any of its Restricted Subsidiaries by independent auditors in connection with any annual or interim audit made by such auditors of the books of the Financial Group.

        10.1.9 Insurance Information. Not later than 90 days after the end of each Fiscal Year, a complete and accurate summary of the property, business interruption and casualty insurance program of the Financial Group containing substantially the same information with respect to such insurance program as the information set forth on Schedule 9.15; and promptly upon the occurrence thereof, a written report of any change in the Company's insurance program which will materially reduce the amount or scope of coverage of any type of insurance.

        10.1.10 Annual Budget. Not later than the earlier of (a) the date the annual report is required to be delivered pursuant to Section 10.1.1 and (b) the date on which preparation of such budget is completed, a copy of the Company's annual budget for the next succeeding Fiscal Year.

        10.1.11 Post-Closing Forecasts. Not later than thirty days after the Amendment Effective Date, forecasted consolidating balance sheet, profits and loss statement and cash flow statements of the Financial Group (after giving effect to the transactions contemplated hereby, including the Canadian Acquisition) for each of the next seven years.

        10.1.12 Other Information. Promptly from time to time, such other information concerning the Company and its Restricted Subsidiaries as any Lender or the Administrative Agent may reasonably request.

        10.2 Books, Records and Inspections. Keep, and cause each Restricted Subsidiary to keep, proper books and records in which full and correct entries shall be made sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Restricted Subsidiary in the Financial Group to permit, on reasonable notice and at reasonable times and intervals any Lender, the Administrative Agent or any representative thereof to (a) visit and inspect the properties of the Company or any of its Restricted Subsidiaries in the Financial Group during normal business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, operations and financial matters. The Company and each of its Restricted Subsidiaries in the Financial Group will (i) after the occurrence and during the continuance of any Event of Default and
(ii) otherwise with the consent of the Company, which consent shall not be unreasonably withheld, also permit any Lender, the Administrative Agent or any representative thereof to discuss with the Company's independent auditors their respective businesses, operations and financial matters, provided that the Company is given reasonable prior notice of and an opportunity to attend any meeting between such auditors and any Lender, the Administrative Agent or any representative thereof at which such issues will be discussed. All visits, discussions, and examinations by the Administrative Agent shall be at the Company's expense.

        10.3 Insurance. Maintain, and cause each Restricted Subsidiary in the Financial Group to maintain, with reputable, financially sound insurance companies (in all cases rated at least A- by A.M. Best & Co. or the equivalent in the applicable jurisdiction), insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (and, in any event, such insurance as may be required by any law or governmental regulation or any court order or decree); and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

        10.4 Compliance with Laws; Maintenance of Property; Payment of Taxes and Liabilities. (a) Comply, and cause each Restricted Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which would be reasonably likely to have a Material Adverse Effect; (b) maintain or cause to be maintained, and cause each Restricted Subsidiary to maintain or cause to be maintained, in good repair, working order and condition all material properties used in its business, and make, and cause each Restricted Subsidiary to make, all appropriate repairs, renewals and replacements of such properties; (c) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto; and (d) not, and not permit any Restricted Subsidiary to, file or consent to the filing of any consolidated income tax return with any Person other than the Company and its Subsidiaries.

        10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.11) cause each Restricted Subsidiary in the Financial Group to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation, (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not be reasonably likely to result in a Material Adverse Effect), and (c) each other corporate franchise the failure or absence of which would have a Material Adverse Effect.

        10.6  Financial Covenants.

        10.6.1 Total Leverage Ratio. Not permit the Total Leverage Ratio to exceed (a) 7.25:1.0 at any time prior to the Canadian Acquisition Date, nor (b) at any time on or after the Canadian Acquisition Date, but prior to the Tranche D Availability Date, the ratio set forth opposite such period under the column heading "Post Canadian Acquisition" in the table below, nor (c) at any time on or after the Tranche D Availability Date the ratio set forth opposite such period under the column heading "Post Approved Acquisition" in the table below; provided, however, that, prior to the Tranche D Availability Date, if the Asset Coverage Ratio is less than 0.60:1.0, the Total Leverage Ratio shall not at any time exceed 6.00:1.0 with such stepdowns as the Required Lenders may determine to be appropriate.

                        Post Canadian
        Period           Acquisition

        Canadian Acquisition
            Date to 09/29/97                   6.75:1.0
        09/30/97 to 03/30/98                   6.50:1.0
        03/31/98 to 12/30/98                   6.00:1.0
        12/31/98 to 06/29/99                   5.00:1.0
        06/30/99 to 12/30/99                   4.50:1.0
        12/31/99 to 12/30/00                   4.25:1.0
        12/31/00 and thereafter                4.00:1.0


                 Post Approved
        Period    Acquisition

        Tranche D Availability
            Date to 03/30/98            6.00:1.0
        03/31/98 to 12/30/98            5.50:1.0
        12/31/98 to 06/29/99            5.00:1.0
        06/30/99 to 12/30/99            4.75:1.0
        12/31/99 to 12/30/00            4.50:1.0
        12/31/00 and thereafter         4.00:1.0

     10.6.2 Senior Leverage Ratio. Not permit the Senior Leverage Ratio to exceed (a) prior to the Tranche D Availability Date, the ratio set forth opposite such period under the heading "Pre Approved Acquisition" in the table below, and (b) after the Tranche D Availability Date, the ratio set forth opposite such period under the heading "Post Approved Acquisition" in the table below.

                 Post Approved
        Period    Acquisition

        Canadian Acquisition
             Date to 09/29/97            4.25:1.0
         09/30/97 to 12/30/98            4.00:1.0
         12/31/98 to 12/30/99            3.50:1.0
         12/31/99 to 12/30/00            3.25:1.0
         12/31/00 and thereafter         3.00:1.0

                 Post Approved
        Period    Acquisition

        Tranche D Availability
                Date to 03/30/98         4.25:1.0
            03/31/98 to 12/30/99         4.00:1.0
            12/31/98 to 12/30/99         3.75:1.0
            12/31/99 to 12/30/00         3.50:1.0
            12/31/00 and thereafter      3.00:1.0

     10.6.3 Interest Coverage Ratio. Not permit the Interest Coverage Ratio to be less than the ratio set forth opposite the applicable period below as of any Computation Period falling within such period.


        Period                       Ratio
        ------                       -----
        01/01/97 to 06/29/98        1.50:1.0
        06/30/98 to 03/30/99        1.75:1.0
        03/31/99 and thereafter     2.00:1.0


     10.6.4 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio to be less than (a) prior to the Tranche D Availability Date, the ratio set forth opposite such period under the column heading "Pre Approved Acquisition" in the table below and (b) on or after the Tranche D Availability Date, 1.15:1.0:


                   Pre Approved

        Period     Acquisition

        Amendment Effective
          Date to 06/29/98        1.05:1.0

        06/30/98 and thereafter   1.10:1.0

        10.6.5 Asset Coverage Ratio. Not permit the Asset Coverage Ratio to be less than 0.60:1.0 at any time prior to the Tranche D Availability Date. After the earlier of (a) the Tranche D Availability Date or (b) the Commitment reduction pursuant to Section 6.1.2(b), this Section shall no longer be applicable.

        10.6.6 Computation of Financial Covenants. For purposes of calculating any financial covenant contained in this Section 10.6, any accounting adjustments or the reversal of any reserves established in connection therewith shall not affect the calculation of such financial covenant. Upon the implementation of any accounting adjustments, the financial statements delivered hereunder and the financial covenants shall be prepared without regard to such adjustments until a mutually satisfactory amendment to the financial covenants has been implemented.

        10.7 Limitations on Debt. Not, and not permit any Restricted Subsidiary in the Financial Group to, create, incur, assume or suffer to exist any Debt, except (a) obligations arising under the Loan Documents; (b) Debt of Restricted Subsidiaries under the Subsidiary Notes, in each case which is evidenced by one or more promissory notes (in form and substance satisfactory to the Administrative Agent) and (other than existing intercompany notes of subsidiaries of AP-91 subject to the Note Purchase Agreements) shall have been delivered in pledge to the Administrative Agent; provided that to the extent such Debt is owed by one of the Borrowers, the holder of such Debt has previously executed and delivered to the Administrative Agent a subordination agreement in form and substance satisfactory to the Administrative Agent; provided, further, that the Debt of Palestine Post under the Jerusalem Post Note shall not exceed $18,000,000 in the aggregate at any time, other than as a result of currency fluctuation; (c) unsecured Debt of the Company to its Restricted Subsidiaries provided such debt is subordinated to the Obligations on terms and conditions satisfactory to the Required Lenders; (d) Hedging Agreements entered into by the Borrowers; (e) Guarantee Obligations in respect of any obligation of the Company or any Restricted Subsidiary permitted under this Agreement (other than clause (m)); (f) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.4; (g) Debt (other than Debt of the U.K. Borrower referred to in clause (h)) outstanding on the Amendment Effective Date and listed on Schedule 10.7 under the heading "Continuing Debt" and other Debt hereafter incurred by Restricted Subsidiaries in connection with Liens permitted by Section 10.8, and extensions, renewals and refinancing of any Debt described in this clause (g) so long as the permitted or available principal amount thereof is not increased; (h) Debt of the U.K. Borrower outstanding on the Amendment Effective Date not exceeding $60,000,000 and listed on Schedule
10.7 under the heading "Continuing Debt" (for purposes of calculating the amount of Continuing Debt, the amount of the U.K. Borrower's net obligations, if any, under each Hedging Agreement (determined on the mark-to-market value for such Hedging Agreement based upon a readily available quotation provided by a recognized dealer in such Hedging Agreements) shall be included) and Debt of the Canadian Borrower or its Restricted Subsidiaries to be acquired on the Canadian Acquisition Date not exceeding $1,000,000 and listed on Schedule 10.7 under the heading "Continuing Debt"; (i) Debt under the AP-91 Senior Notes; (j) Debt under the 1996 Senior Subordinated Notes, 1997 Senior Notes, the 1997 Senior Subordinated Notes and other Subordinated Debt under clause (b) of the definition of Subordinated Debt; (k) Debt under the FDTH Loan Notes; (l) Acquisition Debt (including Acquisition Debt listed on Schedule 10,.7 under the heading "Continuing Debt") not to exceed $30,000,000 in the aggregate at any time during this Agreement; or (m) Debt of a Restricted Subsidiary incorporated in the United States in respect of the Sun-Times Plant not exceeding $100,000,000.

        10.8 Liens. Not, and not permit any Restricted Subsidiary in the Financial Group to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA)) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on
Schedule 10.8; (d) any Lien arising in connection with the acquisition, construction or improvement of tangible personal property by a Restricted Subsidiary in the Financial Group and attaching only to the property being acquired, constructed or improved, if the Lien and the Debt secured thereby does not exceed 100% of the cost of such Acquisition, cost or improvement, as the case may be, nor $25,000,000 in the aggregate of all such Debt of the Company and such Restricted Subsidiaries at any one time outstanding; (e) attachments, judgments and other similar Liens, for sums not exceeding $5,000,000 ($3,000,000 with respect to any Restricted Subsidiary) (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings and have been bonded off or for which adequate reserves are maintained; (f) easements, party wall agreements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (g) leases or subleases granted by the Company or any

Restricted Subsidiary in the ordinary course of its business; (h) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this Section 10.8, but only if the principal amount of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property; (i) Liens securing the FDTH Credit Agreement (provided that such Liens shall be terminated on or before the Amendment Effective Date); (j) Liens pursuant to the Subsidiary Security Agreements; and (k) Liens in favor of the Administrative Agent.

        10.9 Limitation on Restricted Payments. (a) Not, and not permit any Restricted Subsidiary in the Financial Group to, directly or indirectly:

        (i) declare or pay any dividend or make any other distribution or payment on or in respect of the Company's Capital Stock, or make any payment or other distribution to (including dividends or distributions of the Capital Stock of any Restricted Subsidiary in the Financial Group), or make any other payment to the direct or indirect holders (in their capacities as such) of the Company's Capital Stock (other than dividends or distributions payable in shares of the Company's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

        (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary or Capital Stock of a Person that, immediately following such repurchase, will become a Wholly Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

        (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, the 1997 Senior Notes or any Subordinated Debt;

        (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary in the Financial Group to any Person (other than (x) with respect to any Capital Stock held by the Company or any of its Wholly Owned Restricted Subsidiaries or (y) with respect to Capital Stock of a Restricted Subsidiary held by any other Person (other than an Affiliate of the Company or an Affiliate of such Affiliate) made on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock, except that, in the case of the Capital Stock of a Restricted Subsidiary that is an Obligor, (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) no holders of any other Debt of the Company or any Restricted Subsidiary shall have an Acceleration Right);

        (v) incur, create or assume any guarantee of Debt of any Affiliate of the Company (other than a Restricted Subsidiary of the Company in the Financial Group);

        (vi) make any Investment in any Person (other than any Investments permitted under Section 10.10);

        (vii)  pay any Management Fees; or

        (viii)  designate any Restricted Subsidiary as an Unrestricted
Subsidiary;

(any of the payments described in paragraphs (i) through (viii) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments").

Notwithstanding the foregoing, the Company may make Restricted Payments (1) pursuant to paragraph (i) above in an amount equal to the sum of: (A) the regular quarterly dividend declared by Hollinger International on its common stock (provided that such dividend does not exceed $0.10 per share) plus (B) the regular quarterly dividend paid by Hollinger International pursuant to its PRIDES (provided that such dividend does not exceed $0.2377 per share for each half share represented by a PRIDES) plus (C) the regular quarterly dividends paid by Hollinger International pursuant to its Hollinger PRIDES (provided that such dividend does not exceed $0.2377 per share for each half share represented by a Hollinger PRIDES) and, prior to conversion into common stock, dividends on the Series 1 and Series 2 Preferred Stock of Hollinger International to be issued in connection with the Canadian Acquisition in an aggregate amount which, had such Preferred Stock been converted into Hollinger International common stock, would not exceed the amount which would have been permitted to be paid on such common stock after conversion plus (D) prior to the Redemption Date, the regular quarterly dividends (without duplication) on the DTH Preference Shares and the FDTH Series A and Series B Preference Shares; provided, that notwithstanding the foregoing, Restricted Subsidiaries (whether direct or indirect) shall not be restricted from paying dividends or making other distributions to the Borrowers or any shareholder of such Subsidiary that is a Restricted Subsidiary; and provided, further, that (x) no Unmatured Event of Default or Event of Default shall have occurred and be continuing or shall result from the payment of such Restricted Payment, and (y) no holders of any other Debt of the Company or any Restricted Subsidiary shall have an Acceleration Right; and (2) pursuant to paragraphs (i), (iv) and (vii) above, consisting of (A) Management Fees, (B) additional dividends to Hollinger International, (C) dividends on stock of Restricted Subsidiaries owned by Hollinger International, Hollinger Inc., or FDTH, and (D) interest on any Subordinated Debt owed by the Company or any Restricted Subsidiary to Hollinger International (collectively, "Additional Restricted Payments") (w) at any time the Total Leverage Ratio is less than 5.00:1.00, after deducting such Additional Restricted Payments from Adjusted Operating Cash Flow and (x) at any time when the Total Leverage Ratio is greater than or equal to 5.0:1.0 but less than 6.0:1.0, after deducting such Additional Restricted Payments from Adjusted Operating Cash Flow, the lesser of (i) $5,000,000 and (ii) Excess Cash Flow for the preceding Fiscal Quarter; provided, however, no (y) Unmatured Event of Default or Event of Default shall have occurred and be continuing or shall result from the payment of such Restricted Payment, and (z) no holders of any other Debt of the Company or any Restricted Subsidiary shall have an Acceleration Right.

        (b) Notwithstanding the foregoing so long as (1) no Unmatured Event of Default or Event of Default has occurred and is continuing or would result therefrom and (2) no holders of any other Debt of the Company or any Restricted Subsidiary have an Acceleration Right, the foregoing provisions will not prohibit the following actions (clauses (i) through (iii) being referred to as "Permitted Payments"):

        (i) dividends paid to Hollinger International after the Amendment Effective Date and prior to the date the Series A Preferred Shares have been redeemed to the extent not in excess of the Southam Dividend Amount, such amount to be reduced to the extent some or all of such Series A Preferred Shares have been partially redeemed;

        (ii) loans, advances, dividends or distributions by any Restricted Subsidiary to the Company or any Wholly-Owned Restricted Subsidiary or to Hollinger International for the purpose of redeeming shares of Series A Preferred Shares not exceeding in the aggregate any payments made by Hollinger Inc. pursuant to the provisions of the HTH/FDTH Share Exchange Agreement;

        (iii) prior to the Redemption Date, payment by FDTH of dividends to Argsub Limited in respect of the 600 Fourth Preference Shares issued by FDTH and held by Argsub Limited to the extent an equal dividend amount is paid to and received by FDTH in respect of the Argsub Preference Shares held by it;

        (iv) the loans, advances, dividends or distribution by any Restricted Subsidiary to the Company or any Restricted Subsidiary or to Hollinger International for the purpose of redeeming shares of Series A Preferred Shares
(x) in an amount not exceeding in the aggregate 1/2 of the Net Cash Proceeds which were received by DTHBV in payment of the promissory note dated January 9, 1997 from SNCFE Limited plus (y) on the Tranche D Availability Date or any date when the Total Leverage Ratio is less than 6.0:1.0, in an amount not to exceed the redemption price of the then outstanding Series A Preferred Shares;

        (v)  payments under the Tax Indemnity Agreements; and

        (vi) tax payments pursuant to the Tax Allocation Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that the Company and its Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group.

        10.10 Investments. Not, and not permit any Restricted Subsidiary in the Financial Group to, make, incur, assume or suffer to exist any Investment in any other Person, except:

        (a) Investments existing on the Amendment Effective Date and identified in Schedule 10.10;

        (b)  Cash Equivalent Investments;

        (c) Investments by the Company in its Restricted Subsidiaries in the Financial Group (subject to the limitation in Section 10.7(b)) or by any Restricted Subsidiary in the Financial Group, in the form of contributions to capital or loans or advances; provided that, (i) any loans are evidenced by Subsidiary Notes which have been pledged pursuant to a Pledge Agreement, (ii) the aggregate amount of Investments in Dormant Subsidiaries after the Amendment Effective Date shall not exceed $10,000 and (iii) immediately before and after giving effect to such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing;

        (d) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary in the form of capital contributions or loans and advances existing on the date hereof;

        (e) loans or advances made by any Restricted Subsidiary to the Company;

        (f) loans or advances to officers and employees of the Company or of any Restricted Subsidiary for travel or other ordinary business expenses not in excess of $250,000 in the aggregate at any time;

        (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

        (h) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; and

        (i) investments in any Unrestricted Subsidiary or in any joint venture or other entity ("Additional Investments") in an amount not exceeding $10,000,000 in the aggregate since the Amendment Effective Date.

        Notwithstanding any provision in this Section 10.10, (i) neither the Company nor any of its Subsidiaries shall make any Investment in AP-91 or its Subsidiaries, except for investments in connection with scheduled principal payments on the AP-91 Notes in an amount not to exceed such scheduled principal payments, unless AP-91 and its Subsidiaries shall have executed Loan Documents as required by Section 10.28, and (ii) neither the Company nor any of its Subsidiaries shall make any additional Investments in the Israeli Subsidiaries or in DHBV or DTHBV, and (iii) neither the Company nor any of its Restricted Subsidiaries in the Financial Group shall make any Investments in Southam or its Subsidiaries.

        10.11 Mergers, Consolidations, Sales, Acquisitions. Not, and not permit any Restricted Subsidiary in the Financial Group to, be a party to any merger, consolidation, Asset Sale, or to purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person except for

        (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Restricted Subsidiary into, with or to any other Wholly-Owned Restricted Subsidiary, provided such Subsidiaries are incorporated in the same country and are Obligors (or the surviving Subsidiary is an Obligor);

        (b) any such purchase or other acquisition by the Company or any Wholly Owned Restricted Subsidiary of the assets or stock of any Wholly Owned Restricted Subsidiary; provided that FDTH and the Company shall only be permitted to exchange Capital Stock of the Canadian Borrower held by FDTH for the Capital Stock of the U.K. Borrower held by the Company in accordance with the Publishing/FDTH Exchange Agreement provided FDTH shall have made the election referred to in Section 10.28(b) and concurrent with such exchange shall comply with Section 10.28(b);

        (c) Asset Sales and Asset Swaps provided (i) Asset Sales and Assets Swaps are on an arms-length basis for fair market value and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom and provided further, (A) no Asset Sale or Asset Swap shall be permitted if (x) the sum of (1) the Negative Trade Differential plus (2) the Contributed Cash Flow of all assets proposed to be sold, swapped or otherwise transferred contributed more than 10% of the Operating Cash Flow of the Financial Group for the rolling 12 month period ending on the last day of the Fiscal Quarter preceding the date of the Asset Sale or Asset Swap or (y) on a cumulative basis, the sum of (1) the Negative Trade Differential plus (2) the Contributed Cash Flow of all assets proposed to be sold, swapped or otherwise transferred and all assets sold, swapped or otherwise transferred during the rolling five year period ending on the last day of the Fiscal Quarter preceding the date of the Asset Sale or Asset Swap contributed more than 25% of Operating Cash Flow of the Financial Group, as the case may be for the rolling twelve-month period preceding the date of determination and (B) no Asset Sale or Asset Swap of assets which do not contribute to Operating Cash Flow of the Financial Group shall be permitted if the gross sale proceeds of such assets in any Fiscal Year exceed $20,000,000 in the aggregate;

        (d) Acquisitions (including Asset Swaps) provided (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, (ii) the applicable Borrower complies with Sections 10.18 and 10.27, (iii) the applicable Borrower pledges and assigns to the Lenders all assets, property or business acquired promptly after the date of such Acquisition, and (iv) five Business Days prior to any Acquisition having a purchase price in excess of $25,000,000 or any Asset Swap having an implied purchase price of $75,000,000 or more, (x) the Required Lenders shall have approved in advance in their sole and absolute discretion, in writing, any such Acquisition or Asset Swap and the terms thereof and (y) the Company shall have provided to the Administrative Agent and the Lenders a certificate pursuant to a form substantially in accordance with Exhibit B setting forth (A) a complete description of and financial information (including financial projections) relating to such Acquisition or Asset Swap, (B) the total purchase price of such Acquisition or Asset Swap and the manner of payment thereof and (C) a calculation of the covenants in Section 10.6 before and after giving effect to such Acquisition or Asset Swap, demonstrating compliance with such covenants, and (D) certifying as to the matters in clauses d(i) and (ii), provided, further, however, that Acquisitions and Asset Swaps between the Amendment Effective Date and the later of (1) the Canadian Acquisition Date and (2) Termination of the Tranche D Commitment shall not exceed $10,000,000;

        (e) the sale of New Preference Shares pursuant to the Purchase Option;

        (f) the Canadian Acquisition provided the conditions of Section
11.3 have been satisfied or waived; and

        (g) the Approved Acquisitions provided the conditions of Section 11.4 have been satisfied or waived.

        10.12 Use of Proceeds. Not use or permit any proceeds of any Credit Extension to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock. The Borrowers will use the proceeds of Credit Extensions:

        (a) to refinance the Existing Credit Extensions and the FDTH Loan Note Guaranty;

        (b) in the case of Letters of Credit, for issuing standby Letters of Credit for working capital and general corporate purposes;

        (c) to make Restricted Payments permitted under Section 10.9(a) and Permitted Payments permitted under Section 10.9(b)(iv) and (vi);

        (d) to make scheduled payments of principal and interest on the AP-91 Senior Notes and the FDTH Loan Notes;

        (e) to fund capital expenditures (which may include the construction of the Sun-Times Plant), working capital and permitted Acquisitions;

        (f)  to fund the Canadian Acquisition;

        (g)  to fund the Approved Acquisitions; and

        (h) for working capital needs (including interest on Debt) and general corporate purposes of the Company and its Restricted Subsidiaries in the Financial Group (subject to any limitations hereunder, including with respect to any availability to the Borrowers).

        10.13 Transactions with Affiliates. Not, and not permit any Restricted Subsidiary in the Financial Group to, enter into or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates. Without limiting the foregoing, the Company will not, and will not permit any Restricted Subsidiary in the Financial Group to, pay any management, consulting or similar fee to any Affiliate other than Management Fees to the extent permitted under Section 10.9(a)(2).

        10.14 Employee Benefit Plans. Maintain, and cause each Restricted Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of law and regulations.

        10.15  Environmental Covenants.

        10.15.1 Environmental Response Obligation. (a) Comply, and cause each Subsidiary to comply, with any applicable federal, state or provincial judicial or administrative order requiring the performance at any real property owned, operated or leased by the Company or any Subsidiary (or in which such Person has a direct or indirect interest) of activities in response to the release or threatened release of a Regulated Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) notify the Administrative Agent within ten days of the receipt of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Regulated Material which are reasonably likely to give rise to cleanup or remediation liabilities under Environmental Laws; and (c) notify the Administrative Agent within ten days of any release, threat of release, or disposal of Regulated Material reported by the Company or any Subsidiary to any governmental or regulatory authority at any real property owned, operated, or leased by the Company or any Subsidiary (or in which such Person has a direct or indirect interest) which are reasonably likely to give rise to cleanup or remediation liabilities under Environmental Laws.

        10.15.2 Environmental Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all Environmental Laws the noncompliance with which would be reasonably likely to have a Material Adverse Effect; (b) without limiting clause (a), not commence disposal of any Regulated Material into or onto any real property owned, operated or leased by the Company or any Subsidiary in violation of any Environmental Law; and (c) without limiting clause (a), not allow any Lien imposed pursuant to any law, regulation or order relating to Regulated Materials or the disposal thereof to remain on any real property owned, operated or leased by the Company or any Subsidiary.

        10.16 Unconditional Purchase Obligations. Not, and not permit any Restricted Subsidiary in the Financial Group to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

        10.17 Inconsistent Agreements. Not, and not permit any Restricted Subsidiary in the Financial Group to, enter into any agreement containing any provision which would be violated or breached by any borrowing by any Borrower hereunder or by the performance by the Company or any Restricted Subsidiary of any of its obligations hereunder or under any other Loan Document.

        10.18 Further Assurances. Take, and cause each Restricted Subsidiary in the Financial Group to take, such actions as the Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Borrowers hereunder and under the other Loan Documents are secured by 65% of the issued and outstanding Capital Stock of Palestine Post, the Canadian Borrower and (directly or indirectly) the U.K. Borrower, 50% of the issued and outstanding Capital Stock of JPEH, all Capital Stock of the U.K. Borrower owned directly by the Company or TelHoldco, 80% of the issued and outstanding Capital Stock of STDS, and 100% of the Capital Stock of all other Restricted Subsidiaries incorporated in the United States (except AP-91 and its Subsidiaries and the APAC-90 8% Preferred Shares) and Canada Holdings and guaranteed by Canada Holdings and all the Restricted Subsidiaries incorporated in the United States (other than AP-91's Subsidiaries and STDS) (including, promptly upon the acquisition or creation thereof, any Restricted Subsidiary incorporated in the United States created or acquired after the date hereof),
(b) the obligations of each Restricted Subsidiary incorporated in the United States under its Subsidiary Note (other than the Jerusalem Post Note and the Subsidiary Notes made by APAC 95, Sun Times and APHI) are secured by substantially all of the assets of such Restricted Subsidiary (other than real property); (c) the obligations of the U.K. Borrower, the Canadian Borrower and the Acquisition Borrower hereunder and under the other Loan Documents are (i) secured by (x) 100% of the Capital Stock and Subsidiary Notes of the U.K. Borrower and each of its Restricted Subsidiaries, 100% of the Capital Stock and the Subsidiary Notes of the Canadian Borrower and each of its Restricted Subsidiaries in the Financial Group, 100% of the Capital Stock and Subsidiary Notes of the Acquisition Borrower and each of its Restricted Subsidiaries in the Financial Group, and not less than 42.8% of the Capital Stock of Southam outstanding on the Amendment Effective Date, and after any Approved Acquisition, 100% of the Capital Stock and Subsidiary Notes of any corporation acquired thereby and its Restricted Subsidiaries, and (y) substantially all the assets (other than real property) of the U.K. Borrower, the Canadian Borrower, the Acquisition Borrower and each of their Restricted Subsidiaries in the Financial Group and (ii) guaranteed by each other Borrower and such Borrowers' Restricted Subsidiaries in the Financial Group other than the Israeli Subsidiaries and the Dormant Subsidiaries subject, in each case, to such exceptions as the Administrative Agent or the Required Lenders from time to time may permit.

        10.19 Amendments to Certain Documents. Not, and not permit any Restricted Subsidiary in the Financial Group to, make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of
(a) the documents relating to the AP-91 Senior Notes, the Subordinated Debt or the 1997 Senior Notes, (b) the Tax Allocation Agreement, (c) the Subsidiary Notes or the Subsidiary Security Agreements, (d) the HTH/FDTH Share Exchange Agreement, (e) the Co-Operation Agreement dated June 23, 1992 between Hollinger Inc. and the U.K. Borrower, (f) the FDTH Loan Notes, or the FDTH Loan Note Deed Poll, (g) the terms of the Purchase Option, (h) the Scheme Documents, (i) the Tax Indemnity Agreements, (j) the Organic Documents of the Company or any Restricted Subsidiary in the Financial Group with respect to the Capital Stock (including, without limitation, designation of new series of shares or imposing restrictions on the transfer of Capital Stock), (k) the Preference Share Arrangements, (l) the Purchase Agreements once approved by the Administrative Agent, (m) the Acquisition Documents, (n) the Argsub Preferred Shares, and (o) the Publishing/FDTH Exchange Agreement.

        10.20 Conduct of Business. Not, and not permit any Restricted Subsidiary in the Financial Group to, engage in any business other than the Newspaper Business.

        10.21 Limitations on Sale and Leaseback Transactions. Not, and not permit any Restricted Subsidiary in the Financial Group to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary in the Financial Group of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

        10.22 Tax Allocation Agreement. Not, and not permit any Restricted Subsidiary in the Financial Group to, enter into any tax sharing or similar agreement or arrangement, other than (a) the Tax Allocation Agreement and (b) the Tax Indemnity Agreements.

        10.23 Fiscal Year. Not, and not permit any Restricted Subsidiary to, change its Fiscal Year.

        10.24 Holding Company Status. Not, and not permit Canada Holdings to, own any material assets other than stock of Subsidiaries and not permit JPEH, Palestine Post or AP-91 to own any Subsidiaries other than the Subsidiaries owned by such Person on the Amendment Effective Date.

        10.25 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Not, and not permit any of its Restricted Subsidiaries in the Financial Group to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary in the Financial Group to (a) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make any Investment in the Company or (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (i) any encumbrance or restriction pursuant to the AP-91 Senior Notes, (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Amendment Effective Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and the terms of such restrictions are acceptable to the Required Lenders, and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary.

        10.26 Designation and Ownership of Subsidiaries. Not designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary.

        10.27 New Restricted Subsidiaries, Investments and Acquisitions. As soon as available and in any event within thirty (30) days after the date of any Acquisition or Investment or the formation of any new Restricted Subsidiary of the Company or any of its Restricted Subsidiaries, the Company and its Restricted Subsidiaries, as appropriate, shall, consistent with Section 10.18,
(a) if applicable, cause such Restricted Subsidiary to execute and deliver (i) a Subsidiary Note and (ii) a counterpart of the applicable Guaranty; (b) pledge and assign to the Administrative Agent for the benefit of the Lenders such Subsidiary Note and all of the issued and outstanding shares of Capital Stock or other instruments or securities evidencing ownership of such Restricted Subsidiary beneficially owned by the Company or any of the Company's Restricted Subsidiaries, as the case may be, as additional collateral for the Obligations, to constitute part of the Collateral and to be held by the Administrative Agent on behalf of the Lenders in accordance with the terms of the applicable Pledge Agreement (together with such stock powers, transfers endorsements, allonges, instruments, financial statements and other documentation as in the opinion of the Administrative Agent are appropriate); and (c) provide evidence of necessary authorizations and one or more opinions of counsel in form and substance reasonably satisfactory to the Required Lenders which in the opinion of the Required Lenders is appropriate with respect to such Acquisition, Investment or new Restricted Subsidiary. Any such document or agreement executed or issued pursuant to this Section 10.27 shall be a "Loan Document" for purposes of this Agreement.

        10.28 Additional Collateral. (a) Promptly, but in any event within thirty (30) days after the date the AP-91 Senior Notes are paid in full, the Company and AP-91, as appropriate, shall (i) cause AP-91 and each of its Subsidiaries to execute and deliver a counterpart of the U.S. Subsidiary Guaranty and either

(x) a Subsidiary Note and Subsidiary Security Agreement or (y) the Company Security Agreement; (ii) pledge and assign to the Administrative Agent for the benefit of the Lenders such Subsidiary Notes and Subsidiary Security Agreements and all of the issued and outstanding shares of Capital Stock or other instruments or securities evidencing ownership of AP-91 and its Subsidiaries and any APAC-90 8% Preferred Shares owned by AP-91 as additional Collateral for the Obligations, (b) promptly, but in any event within thirty (30) days after the date that elections are filed under Treasury Regulations Section 301.7701-3(c) to change the entity classifications of DTH and FDTH for federal income tax purposes, the Company shall take the necessary action such that 65% of the outstanding voting stock and all nonvoting stock of the U.K. Borrower and any shares of the Canadian Borrower owned by FDTH is pledged as additional Collateral for the Obligations of the Company and (c) promptly, but in any event within five (5) days after the date any shares of Southam are released from the Lien in favor of Montreal Trust Company securing the Southam-Linked Debentures, pledge and assign such shares to the Administrative Agent for the benefit of the Lenders; in each case to constitute part of the Collateral and to be held by the Administrative Agent on behalf of the Lenders in accordance with the terms of the applicable Pledge Agreement (together with such stock powers, allonges, instruments, financing statements and other documentation as in the opinion of the Administrative Agent are appropriate) and to provide evidence of necessary authorizations and one or more opinions of counsel in form and substance reasonably satisfactory to the Required Lenders. Any such document or agreement executed or issued pursuant to this Section 10.28 shall be a "Loan Document" for purposes of this Agreement.

        10.29 Operating Leases. Not, and not permit any Restricted Subsidiary in the Financial Group to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease if the aggregate annual rental payments for all such operating leases for the four Fiscal Quarters immediately following such date of determination shall exceed $10,000,000.

        10.30 AP-91 Further Restricted. Not permit AP-91 to engage in any activity other than (a) performing its obligations under documents relating to the AP-91 Senior Notes, (b) paying dividends or making other distributions to the Company, and (c) making certain maintenance capital expenditures as permitted by Section 10.31.

        10.31 Capital Expenditures. Not, and not permit any Restricted Subsidiary in the Financial Group to, make or commit to make any Capital Expenditure during any Fiscal Year, unless, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures made by the Company and such Restricted Subsidiaries during such Fiscal Year shall not exceed $30,000,000. In addition, the Company and its Restricted Subsidiaries organized in the United States may make Capital Expenditures during Fiscal Years 1997, 1998 and 1999 not exceeding $100,000,000 in the aggregate for the Sun-Times Plant.

        10.32 Post Closing Actions. Within (a) seven Business Days of the Canadian Acquisition Date, cause the assets of UniMedia Newspapers Company to be transferred to the Canadian Borrower in connection with a dissolution thereof, cause the shares of UniMedia Inc. to be pledged to the Lenders, and cause Sterling Newspapers Company and Armadale Newspapers Company to be amalgamated; (b) 30 days of the Canadian Acquisition Date, provide Canadian Guaranties and/or Canadian Security Agreements and appropriate opinions satisfactory to the Administrative Agent with respect to assets located in Prince Edward Island; (c) if the Tranche D Availability Date has not occurred on or before August 31, 1997, cause Sterling Newspapers Company to provide a Canadian Guaranty and a Canadian Security Agreement; and (d) within seven Business Days of the Canadian Acquisition Date, deliver a $7,000,000 Treasury bill to the Administrative Agent as

Collateral, the proceeds of such Treasury bill to be used to satisfy any Hedging Agreement obligations of Hollinger International in connection with the Redemption Date.

        SECTION 11  CONDITIONS OF LENDING

        11.1 Documentary Conditions to Amendment Effective Date. This Agreement shall be and become effective on the date (the "Amendment Effective Date") on which the Company, the U.K. Borrower, the Canadian Borrower, the Acquisition Borrower, the Lenders and the Administrative Agent shall have executed and delivered this Agreement and the Administrative Agent shall have received all of the following, each duly executed and dated the Amendment Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent) in form and substance satisfactory to the Administrative Agent and the conditions in
Section 11.2 shall be satisfied or waived by the Administrative Agent:

        11.1.1 Resolutions. Certified copies of resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which each Borrower is a party; and certified copies of resolutions of the Board of Directors of each other Obligor required to execute a Loan Document pursuant to this Section 11.1 authorizing or ratifying the execution, delivery and performance by such Obligor of the Loan Documents to which such Obligor is a party.

        11.1.2 Organic Documents. Certified copies of all Organic Documents of each Borrower and Obligor who is incorporated in a jurisdiction outside the United States and of Hollinger International.

        11.1.3 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of each Obligor certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

        11.1.4 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by each Obligor.

        11.1.5 Guaranties. (a) An amended and restated guaranty, substantially in the form of Exhibit D-1, issued by Hollinger International and Canada Holdings (as amended, supplemented or otherwise modified from time to time, the "Hollinger International Guaranty"); (b) an amended and restated guaranty, substantially in the form of Exhibit D-2 executed by the U.S.
Restricted Subsidiaries of the Company other than the subsidiaries of AP-91, JPEH, JPPL, Palestine Post and STDS (as amended, supplemented or otherwise modified from time to time, the "U.S. Subsidiary Guaranty"); and (c) a guarantee, substantially in the form of Exhibit D-3, executed by DTH, FDTH and the Restricted Subsidiaries of the U.K. Borrower other than Dormant Subsidiaries (as amended, supplemented or otherwise modified from time to time, the "U.K. Subsidiary Guaranty").

        11.1.6 Pledge Agreements. (a) An amended and restated pledge agreement, substantially in the form of Exhibit E-1 issued by Hollinger International (as amended, supplemented or otherwise modified from time to time, the "Hollinger International Pledge Agreement"); (b) an amended and restated pledge agreement, substantially in the form of Exhibit E-2 issued by the Company and, to the extent applicable, each of its U.S. Restricted

Subsidiaries other than AP-91 and its Subsidiaries, Palestine Post, JPPL and JPEH (such pledge agreement, as amended, supplemented or otherwise modified from time to time, the "Company Pledge Agreement"); (c) a pledge agreement, substantially in the form of Exhibit E-3 issued by the Company and TelHoldco (as amended, supplemented or otherwise modified from time to time, the "Telegraph Pledge Agreement"); (d) a pledge agreement substantially in the form of Exhibit E-4 issued by Hollinger International, HTHH and BenHoldco regarding the stock of Canada Holdings (as amended, supplemented or otherwise modified from time to time, the "Canada Holdings Pledge Agreement"); (e) a pledge agreement, substantially in the form of Exhibit E-5 issued by Limited and Canada Holdings (as amended, supplemented or otherwise modified from time to time, the "Limited/Eastern Pledge Agreement"); (f) a pledge agreement substantially in the form of Exhibit E-6 issued by Canada Holdings and FDTH (as amended, supplemented or otherwise modified from time to time, the "Canada Holdings/Eastern Pledge Agreement"); (g) a pledge agreement substantially in the form of Exhibit E-7 issued by the Company, DTH, and FDTH (as amended, supplemented or otherwise modified from time to time, the "U.K. Pledge Agreement"); (h) a pledge agreement substantially in the form of Exhibit E-8 issued by the U.K. Borrower, and, to the extent applicable, each of its Restricted Subsidiaries (as amended, supplemented or otherwise modified from time to time, the "U.K. Subsidiary Pledge Agreement"); (i) a pledge agreement substantially in the form of Exhibit E-9 issued by the Canadian Borrower covering shares in Southam (as amended, supplemented or otherwise modified from time to time, the "Southam Pledge Agreement"); together, in the case of each pledge agreement, with the stock certificates or instruments (including, without limitation, the Subsidiary Notes) to be pledged thereunder, and any necessary allonges, stock powers and stock transfer forms executed in blank and any necessary financing statements and board resolutions.

        11.1.7 Security Agreements. (a) An amended and restated security agreement, substantially in the form of Exhibit C-1 executed by the Company and each U.S. Restricted Subsidiary (other than AP-91 and its Subsidiaries) which has not executed a Subsidiary Note and Subsidiary Security Agreement (as amended, supplemented or otherwise modified from time to time, the "Company Security Agreement") and, to the extent applicable, trademark security agreements, substantially in the form of Exhibit A to the Company Security Agreement (as amended, supplemented or otherwise modified from time to time the "Trademark Security Agreement"); and (b) a Debenture, substantially in the form of Exhibit C-2 executed by the U.K. Borrower and, to the extent applicable, each of its Restricted Subsidiaries (as amended, supplemented or otherwise modified from time to time, the "U.K. Security Agreement"); together, in the case of each Security Agreement, with such financing statements or other registration forms as are necessary to perfect the Administrative Agent's Lien on any Collateral granted under such Security Agreement.

        11.1.8 AP-91 Agreement. A letter agreement substantially in the form of Exhibit F (as amended, supplemented or otherwise modified from time to time, the "AP-91 Agreement") executed by AP-91, relating to the APAC-90 8% preferred stock.

        11.1.9 Financial Statements. (a) Audited financial statements for the fiscal year ending December 31, 1996 for (i) Hollinger Inc., (ii) Hollinger International and (iii) Southam and its Subsidiaries.

        (b) Pro forma consolidated capitalization of the Financial Group giving effect to the issuance of the 1997 Senior Subordinated Notes, the 1997 Senior Notes and repayment of certain Debt in connection with the issuance thereof.

        11.1.10 Process Agent Letter. The Administrative Agent shall have received a letter from Prentice Hall, in form and substance satisfactory to the Administrative Agent, dated the Amendment Effective Date, or a date reasonably close to the Amendment Effective Date, whereby Prentice Hall acknowledges and accepts its appointment by each of the Company and each of the other Obligors who have executed Loan Documents, as agent for service of process.

        11.1.11 Compliance Certificate. A duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of the most recently ended Fiscal Quarter and signed by one of the chief executive officer, the chief financial officer, the chief operating officer or Vice President-Finance of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing.

        11.1.12 Assignment Agreement. An assignment agreement, substantially in the form of Exhibit A (the "Amendment Effective Date Assignment Agreement") executed by each Original Lender who is not a Lender hereunder.

        11.1.13 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

        11.2 Other Conditions to Amendment Effective Date. The Amendment Effective Date is also, in addition to the conditions precedent specified in
Section 11.1, subject to the following conditions precedent:

        11.2.1 Capital Structure. The Administrative Agent and its counsel shall be satisfied with the existing and proposed capital structure (both debt and equity) and corporate structure of Hollinger International and the Company and its Subsidiaries and all other matters relating to the financial and operating condition of each of the Company and its Subsidiaries and with the terms and provision of the Company's and its Subsidiaries' material contracts.

        11.2.2 Due Diligence. The Administrative Agent and its counsel shall have satisfactorily completed a due diligence review of (a) the assets, liabilities, business, operations, condition and prospects of the Borrowers and
(b) the legal, accounting and tax issues (including, without limitation, with respect to availability and enforceability) regarding the proposed guaranties and security for the Agreement.

        11.2.3 DTH and FDTH Preference Shares. The Administrative Agent shall be satisfied with the escrow arrangements with respect to the redemption of the DTH Preference Shares and the FDTH Series A and Series B Preference Shares and the plans for redemption of the Argsub Preference Shares.

        11.2.4 Fairfax Proceeds. The promissory note dated January 9, 1997 from SNCFE Limited to the order of DTHBV shall have been repaid and the Net Cash Proceeds thereof shall have been transferred to FDTH, the U.K. Borrower or one of its Restricted Subsidiaries which is an Obligor.

        11.2.5 Debt to be Repaid. The Administrative Agent shall have received evidence, reasonably satisfactory to the Administrative Agent, that all outstanding Debt under the FDTH Credit Agreement (except with respect to the FDTH Loan Note Guaranty) has been, or concurrently with the issuance of the initial Credit Extension will be, paid in full and (b) all commitments under the agreements relating to such Debt, and all Liens securing such Debt, have been or concurrently with the issuance of the initial Credit Extension will be terminated.

        11.2.6 No Material Adverse Effect. Except as disclosed on Schedule 9.5, since December 31, 1996, no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

        11.2.7 Fees. The Company shall have paid all fees and expenses then due and payable to the Administrative Agent or any Lender under this Agreement (including, to the extent then billed, all amounts payable pursuant to Section 14.6).

        11.2.8 U.K. Procedural Requirements. The Administrative Agent shall have received evidence, satisfactory to the Administrative Agent and its counsel, that, as of the Amendment Effective Date, each of the applicable U.K. Obligors has implemented and consummated the provisions and procedures set out in Sections 155-158 of the Companies Act 1985 and that the granting of the security interests and the giving of the guarantees contemplated by the Loan Documents do not constitute unlawful financial assistance within the meaning of
Section 151 of the Companies Act 1985.

        11.2.9 Southam Market Value. The Southam Market Value on the Amendment Effective Date shall not be less than $400,000,000.

        11.3 Conditions to Canadian Acquisition. The obligation of each Canadian Lender to make Tranche C Credit Extensions and the increase in availability under the Tranche A Commitment is, in addition to the conditions precedent specified in Sections 11.1, 11.2 and 11.5, subject to the prior or concurrent satisfaction of each of the conditions set forth in this Section
11.3 (and the date on which all such conditions have been satisfied or waived in writing by the Lenders and the Canadian Lenders make Tranche C Credit Extensions to the Canadian Borrower is called the "Canadian Acquisition Date").

        11.3.1 Documentary Conditions to Canadian Acquisition Date. The Administrative Agent shall have received all of the following, each duly executed and dated the Canadian Acquisition Date (or such earlier date as shall be satisfactory to the Administrative Agent) in form and substance satisfactory to the Administrative Agent:

        (a) Canadian Guaranty. A Canadian Guaranty issued by each Restricted Subsidiary of the Canadian Borrower other than Southam and its Subsidiaries.

        (b) Pledge Agreement. A Canadian Pledge Agreement, each in form and substance satisfactory to the Administrative Agent, issued by the Canadian Borrower and each of its Restricted Subsidiaries other than Southam and its Subsidiaries, together with the stock certificates or instruments (including without limitation any Subsidiary Notes) to be pledged thereunder and any necessary allonges, stock powers and stock transfer forms executed in blank and any necessary financing statements and Board resolutions.

        (c) Canadian Security Agreement. A Canadian Security Agreement, each in form and substance satisfactory to the Administrative Agent, issued by the Canadian Borrower and each of its Restricted Subsidiaries other than Southam and its Subsidiaries, together with such financing statements or other registrations as are necessary to perfect the Administrative Agent's Lien on any Collateral granted under such Canadian Security Agreements.

        (d) Acceptance Power of Attorney. An Acceptance Power of Attorney executed by the Canadian Borrower in favor of each Canadian Lender.

        (e) Opinions of Counsel. The opinions of (i) Kirkpatrick and Lockhart LLP, U.S. counsel for the Obligors, (ii) Tory Tory DesLauriers & Binnington, Ontario counsel for the Company, (iii) Stewart McKelvey, Stirling, Scales, Nova Scotia and New Brunswick counsel to certain Obligors, (iv) LaPointe Rosenstein, Quebec counsel to certain Obligors, (v)

Harper Grey Easton, British Columbia counsel to Obligors, (vi) McDougall Ready, Saskatchewan counsel to certain Obligors and (vii) Smordin Pauls, Manitoba counsel to certain Obligors.

        (f) Financial Statements. Audited financial statements for the fiscal year ending December 31, 1996 for (i) the Company and its Restricted Subsidiaries (excluding the Canadian Borrower and its Subsidiaries but including the U.K. Borrower and its Subsidiaries) and (ii) either FDTH and its Subsidiaries or the U.K. Borrower and its Subsidiaries.

        (g) Amendment to Schedules. The Schedules to the Credit Agreement shall have been updated, as necessary, with respect to the Canadian Acquisition and such Schedules and the new disclosures contained therein shall be satisfactory to the Administrative Agent.

        11.3.2 Canadian Acquisition. The Administrative Agent shall have received evidence, reasonably satisfactory to the Administrative Agent, that the Canadian Acquisition has been, or concurrently with the making of such Tranche C Credit Extension will be, completed (without giving effect to the waiver of any conditions precedent set forth in the Purchase Agreements unless such waiver has been consented to by of all the Lenders).

        11.3.3 Insurance. The Administrative Agent shall have received copies of insurance binders or certificates of insurance as required pursuant to
Section 10.3 with respect to the assets acquired in the Canadian Acquisition satisfactory to the Administrative Agent along with evidence that the Administrative Agent and the Lenders are named as loss payee and additional insured.

        11.3.4 Other Legal Opinions. The Administrative Agent shall have received the legal opinions required under the Purchase Agreements with confirmation by the issuers thereof that the Administrative Agent and the Lenders may rely thereon.

        11.3.5 No Material Adverse Effect. Except as disclosed on Schedule 9.5, since December 31, 1996, no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

        11.3.6 Capital Structure. The Administrative Agent and its counsel shall be satisfied with the existing and proposed capital structure (both debt and equity) and corporate structure of the Canadian Borrower and its Restricted Subsidiaries and all other matters relating to the financial and operating condition of each of the Canadian Borrower and its Restricted Subsidiaries and with the terms and provisions of the Canadian Borrower's and its Restricted Subsidiaries' material contracts.

        11.3.7 No Litigation Regarding Canadian Acquisition. There shall not exist any litigation or claims with respect to any aspect of the Canadian Acquisition, any related transaction or any other transaction contemplated thereby or the financing thereof which the Administrative Agent reasonably considers to be material.

        11.3.8 Debt to be Repaid. (a) All Debt to be repaid in connection with the Canadian Acquisition has been, or concurrently with the making of the Tranche C Credit Extensions will be, paid in full, other than Debt permitted pursuant to Section 10.7(h); and (b) all commitments under the agreements relating to such Debt, and all Liens securing such Debt, have been or concurrently with the making of such Tranche C Credit Extension will be, terminated.

        11.3.9 Due Diligence. The Administrative Agent shall have satisfactorily completed its due diligence review of (a) the assets, liabilities, business, operations, condition and prospects of the Canadian Borrower and the assets to be acquired in connection with the Canadian Acquisition and (b) the legal, accounting and tax issues (including, without limitation, with respect to availability and enforceability) regarding the proposed security and guarantees to be executed on the Canadian Acquisition Date.

        11.3.10 Capital Markets. Prior to the Canadian Acquisition Date, there shall not have been any material disruption in the capital markets generally which could, in the reasonable good faith determination of the Administrative Agent, have a materially adverse effect on the ability to extend, or maintain any commitment to extend, at the time contemplated hereby, senior secured bank financing of the type contemplated hereby.

        11.3.11 Compliance Certificate. A duly completed pro forma certificate in the form of Exhibit B, with appropriate insertions, dated the date of the most recently ended Fiscal Quarter and signed by one of the chief executive officer, the chief financial officer, the chief operating office or the Vice President-Finance of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing.

        11.3.12 Process Agent Letter. The Administrative Agent shall have received a letter from Prentice Hall, in form and substance satisfactory to the Administrative Agent, dated the Canadian Acquisition Date or a date reasonably close to the Canadian Acquisition Date, whereby Prentice Hall acknowledges and accepts its appointment by the Company and each of the other Obligors executing a Loan Document in connection with the Canadian Acquisition, as agent for service of process.

        11.3.13 Fees. The Company shall have paid (or shall have made arrangements to pay with the proceeds of the initial Tranche C Credit Extension) all fees and expenses then due and payable to the Administrative Agent or any Lender (including, to the extent then billed, all amounts payable pursuant to Section 14.6).

        11.3.14 Southam Market Value. The Southam Market Value on the Canadian Acquisition Date shall not be less than $400,000,000.

        11.3.15 The Funding and Close. The Administrative Agent shall have received evidence, reasonably satisfactory to the Administrative Agent, that the Hollinger PRIDES will be issued, that the Purchase Agreements have closed on terms and conditions reasonably satisfactory to the Administrative Agent and that sufficient cash will be available to the Canadian Borrower to consummate the Canadian Acquisition, taking into account the Tranche C Credit Extensions hereunder.

        11.3.16 Officers Certificates. The Administrative Agent shall have received a Certificate executed by the Canadian Borrower's chief executive or chief financial officer certifying that:

         (i) the Canadian Acquisition has been consummated in accordance with the terms of the Purchase Agreements;

        (ii) the Canadian Acquisition complied in all respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Canadian Acquisition in the United States and Canada were, part of the consummation thereof, duly obtained, were and continue to be full force and effect;

        (iii) the Canadian Acquisition and the consummation thereof do not violate any statute or regulations of the United States, Canada, any state, province or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body, will result in a breach of, or constitute a default under, any agreement, indenture, order or decree affecting Hollinger International, the Company or any of its Restricted Subsidiaries;

        (iv) all of the representations and warranties of the Canadian Borrower, and to the best of the Canadian Borrower's knowledge, the other parties to the Purchase Agreements contained in the Purchase Agreements are true and correct in all material respects as of the date of Canadian Acquisition Date, all necessary tax clearances were duly obtained and are in full force and effect and the consummation of the Canadian Acquisition does not, and will not, give rise to a material liability for income capital gains or other tax on the Canadian Borrower or any of its Restricted Subsidiaries or on the Company or any of its Restricted Subsidiaries.

        (v) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the closing of the Canadian Acquisition or the Credit Extensions requested in connection therewith;

        (vi) the representations and warranties contained in Section 9 of the Credit Agreement are true and correct as of the date hereof, with the same effect as though made on such date;

        (vii) it has been advised by its auditors, KPMG, that neither it nor any of its Restricted Subsidiaries nor the Company or any of its Restricted Subsidiaries nor Hollinger Inc. or any of its Restricted Subsidiaries will, as a result of a consummation of the Canadian Acquisition, incur a material gain for tax purposes nor, on an on-going basis, will any of such entities suffer an increased tax liability.

        11.3.17 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

        11.4 Tranche D Availability. The obligation of each Canadian Lender to make a Tranche D Credit Extension and the increase in availability under the Tranche A Commitment is, in addition to the conditions precedent specified in Sections 11.1, 11.2, 11.3 and 11.5, subject to the prior or concurrent satisfaction of each of the conditions set forth in this Section 11.4 (and the date on which all such conditions have been satisfied or waived in writing by the Lenders and the Canadian Lenders make Tranche D Credit Extensions to the Acquisition Borrower is called the "Tranche D Availability Date").

        11.4.1 Documentary Conditions to Tranche D Availability Date. The Administrative Agent shall have received all of the following, each duly executed and dated the Tranche D Availability Date (or such earlier date as shall be satisfactory to the Administrative Agent) in form and substance satisfactory to the Administrative Agent:

        (a) Guaranties and Collateral Documents. The Guaranties, Collateral Documents, opinion letters and other items required by Section 10.27 and a Canadian Guaranty, Canadian Security Agreement and, if applicable, a Canadian Pledge Agreement executed by Sterling Newspapers Company with respect to the obligations of the U.K. Borrower and the Acquisition Borrower.

        (b) Corporate Matters. To the extent applicable, the items referred to in Sections 11.1.1, 11.1.2, 11.1.3 and 11.1.4.

        (c) Acceptance Power of Attorney. An Acceptance Power of Attorney executed by the Acquisition Borrower in favor of each Canadian Lender.

        (d) Amendment to Financial Covenants. The Lenders and the Borrowers shall have amended the financial covenants set forth in Sections 10.6, 10.31 and such other covenants as may be appropriate, as determined by the Lenders.

        (e) Amendment to Schedules. The Schedules to the Credit Agreement shall have been updated, as necessary, with respect to the Approved Acquisition and such Schedules and the new disclosures contained therein shall be satisfactory to the Administrative Agent.

        11.4.2 Approved Acquisition. The Administrative Agent shall have received evidence, reasonably satisfactory to the Administrative Agent, that the Approved Acquisition has been, or concurrently with the making of such Tranche D Credit Extension will be, completed (without giving effect to the waiver of any conditions precedent set forth in the Acquisition Documents.)

        11.4.3 Insurance. The Administrative Agent shall have received copies of insurance binders or certificates of insurance as required pursuant to
Section 10.3 with respect to the assets acquired in the Approved Acquisition satisfactory to the Administrative Agent along with evidence that the Administrative Agent and the Lenders are named as loss payee and additional insured.

        11.4.4 No Material Adverse Effect. Except as disclosed on Schedule 9.5, since December 31, 1996, no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

        11.4.5 Capital Structure. The Lenders and their counsel shall be satisfied with the existing and proposed capital structure (both debt and equity) and corporate structure of the Acquisition Borrower and its Restricted Subsidiaries and all other matters relating to the financial and operating condition of each of the Acquisition Borrower and its Restricted Subsidiaries and with the terms and provisions of the Acquisition Borrower's and its Restricted Subsidiaries' material contracts.

        11.4.6 No Litigation Regarding Approved Acquisition. There shall not exist any litigation or claims with respect to any aspect of the Approved Acquisition, any related transaction or any other transaction contemplated thereby or the financing thereof which the Administrative Agent reasonably considers to be material.

        11.4.7 Debt to be Repaid. (a) All Debt to be repaid in connection with the Approved Acquisition has been, or concurrently with the making of the Tranche D Credit Extensions will be, paid in full; and (b) all commitments under the agreements relating to such Debt, and all Liens securing such Debt, have been or concurrently with the making of such Tranche D Credit Extension will be, terminated.

        11.4.8 Due Diligence. The Administrative Agent shall have satisfactorily completed its due diligence review of (a) the assets, liabilities, business, operations, condition and prospects of the Acquisition Borrower and the assets to be acquired in connection with the Approved Acquisition and (b) the legal, accounting and tax issues (including, without limitation, with respect to availability and enforceability) regarding the proposed security and guarantees to be executed on the Tranche D Availability Date.

        11.4.9 Capital Markets. Prior to the Tranche D Availability Date, there shall not have been any material disruption in the capital markets generally which could, in the reasonable good faith determination of the Administrative Agent, have a materially adverse effect on the ability to extend, or maintain any commitment to extend, at the time contemplated hereby, senior secured bank financing of the type contemplated hereby.

        11.4.10 Compliance Certificate. A duly completed pro forma certificate in the form of Exhibit B, with appropriate insertions, dated the date of the most recently ended Fiscal Quarter and signed by one of the chief executive officer, the chief financial officer, the chief operating office or the Vice President-Finance of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing.

        11.4.11 Process Agent Letter. The Administrative Agent shall have received a letter from Prentice Hall, in form and substance satisfactory to the Administrative Agent, dated the Tranche D Availability Date or a date reasonably close to the Tranche D Availability Date, whereby Prentice Hall acknowledges and accepts its appointment by the Company and each Obligors executing a Loan Document in connection with the Approved Acquisition, as agent for service of process.

        11.4.12 Fees. The Company shall have paid (or shall have made arrangements to pay with the proceeds of the initial Credit Extension) all fees and expenses then due and payable to the Administrative Agent or any Lender (including, to the extent then billed, all amounts payable pursuant to Section 14.6).

        11.4.13 The Funding and Close. The Administrative Agent shall have received evidence, reasonably satisfactory to the Administrative Agent, that any equity (having terms and conditions satisfactory to the Lenders in its sole and absolute discretion) will be issued and that the Approved Acquisition has closed on terms and conditions reasonably satisfactory to the Lenders and that sufficient cash will be available to the Acquisition Borrower to consummate the Approved Acquisition, taking into account the Tranche D Credit Extensions hereunder.

        11.4.14 Officers Certificates. The Administrative Agent shall have received a Certificate executed by the Acquisition Borrower's chief executive or chief financial officer certifying that:

         (i) the Approved Acquisition has been consummated in accordance with the terms of the Acquisition Documents;

        (ii) the Approved Acquisition complied in all respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Approved Acquisition were, part of the consummation thereof, duly obtained, were and continue to be full force and effect;

        (iii) the Approved Acquisition and the consummation thereof do not violate any statute or regulations of applicable jurisdiction, or any order, judgment or decree of any court or governmental body, will result in a breach of, or constitute a default under, any agreement, indenture, order or decree affecting Hollinger International, the Company or any of its Restricted Subsidiaries;

        (iv) all of the representations and warranties of the Acquisition Borrower, and to the best of the Acquisition Borrower's knowledge, the other parties to the Acquisition Documents contained in the Acquisition Documents are true and correct in all material respects as of the date of closing of the Approved Acquisition all necessary tax clearances were duly obtained and are in full force and effect and the consummation of the Approved Acquisition does not, and will not, give rise to a material liability for income capital gains or other tax on the Acquisition Borrower or any of its Restricted Subsidiaries, or on the Company or any of its Restricted Subsidiaries.

        (v) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the closing of the Approved Acquisition or the Credit Extensions requested in connection therewith;

        (vi) the representations and warranties contained in Section 9 of the Credit Agreement are true and correct as of the date hereof, with the same effect as though made on such date;

        (vii) it has been advised by its auditors, KPMG, that neither it nor any of its Restricted Subsidiaries nor the Company or any of its Restricted Subsidiaries nor Hollinger Inc. or any of its Restricted Subsidiaries will, as a result of a consummation of the Approved Acquisition, incur a material gain for tax purposes nor, on an on-going basis, will any of such entities suffer an increased tax liability.

        11.4.15 Satisfaction Regarding Approved Acquisition. The Administrative Agent and the Lenders, in their sole and absolute discretion, shall be satisfied with the tax, accounting, securities, regulatory and other legal issues in connection with the Approved Acquisition; the terms of the Approved Acquisition and the Acquisition Documents are satisfactory to the Administrative Agent and its counsel, in its sole and absolute discretion.

        11.4.16 Financial Projections. The Administrative Agent and each Lender shall have received forecasted consolidating balance sheet, profits and loss statement and cash flow statements of the Financial Group (after giving effect to the Canadian Acquisition and the Approved Acquisition) for each of the next seven Fiscal Years.

        11.4.17 Offering Sanction. The Administrative Agent shall have received evidence and confirmation satisfactory to it and its counsel in its sole and absolute discretion that (a) the Approved Acquisition has been approved, to the extent necessary, by any stock exchange or other regulatory authorities having approval rights thereof, (b) the Approved Acquisition has been completed without any variation, amendment or revision to the Approved Acquisition as described in the Acquisition Documents or that the Administrative Agent, in its sole and absolute discretion, has consented in writing to any such variation, amendment or revision, (c) none of the conditions to the Acquisition have been waived or other forbearance given by the Acquisition Borrower or that the Administrative Agent, in its sole and absolute discretion, has consented in writing to any such waiver or forbearance.

        11.4.18 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

        11.5 All Loans, Letters of Credit and Acceptances. The obligation of each Lender to make each Loan and of the Issuing Bank to issue each Letter of Credit and the Canadian Lenders to create Acceptances is subject to the following further conditions precedent that:

        11.5.1 No Default, etc. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Credit Extension, (b) the warranties of the Company contained in Section 9 (excluding, in the case of all Credit Extensions, other than Credit Extensions made on the Amendment Effective Date and the Canadian Acquisition Date and the Tranche D Availability Date, Sections 9.4, 9.6, 9.8 and 9.15 through 9.17) are true and correct as of the date of such requested Credit Extension, with the same effect as though made on such date and (c) except as disclosed in Schedule 9.5, since the date of the financial statements described in Section

9.4 or, if later, the date of the most recent financial statements delivered to the Lenders pursuant to Section 10.1.1 or 10.1.2, no event (including, without limitation, any labor controversy, litigation, arbitration, governmental investigation or proceeding or environmental matter) has occurred which, in the reasonable good faith judgment of the Required Lenders, may have a Material Adverse Effect.

        11.5.2 Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received a certificate dated the date of such requested Credit Extension and signed by a duly authorized representative of the Company as to the matters set out in clauses
(a), (b) and (c) of Section 11.5.1 (it being understood that each request by a Borrower for a Credit Extension shall be deemed to constitute a warranty by the Borrowers that the conditions precedent set forth in Section 11.5.1 will be satisfied at the time of the making of such Credit Extension), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

        SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

        12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

        12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan or Acceptance; or default, and continuance thereof for five Business Days, in the payment when due of any interest on any Loan, any reimbursement obligation with respect to any Letter of Credit or any fee or other amount payable by any Borrower hereunder or under any other Loan Document.

        12.1.2 Default under Other Debt. (a) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, the Company or any Restricted Subsidiary, or (b) default in the performance or observance of any obligation or condition (subject to any applicable grace period) with respect to any such other Debt of Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, the Company or any Restricted Subsidiary, if, in the case of either clause (a) or (b) above, the effect of such default is to permit the holder of such Debt to accelerate the maturity of (or there is matured and unpaid) such other Debt aggregating $5,000,000 ($3,000,000 with respect to any Restricted Subsidiary) or more.

        12.1.3 Other Material Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Restricted Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Restricted Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default) but only if the aggregate liability of the Company and the Restricted Subsidiaries in respect of all such purchases and leases so affected shall exceed $5,000,000 ($3,000,000 with respect to any Restricted Subsidiary).

        12.1.4 Bankruptcy, Insolvency, etc. Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any such Restricted Subsidiary or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver, administrator, liquidator or other custodian for Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, such Restricted Subsidiary or such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, administrator, liquidator or other custodian is appointed for Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any Obligor or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, insolvency, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation proceeding or winding up (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Restricted Subsidiary), is commenced in respect of Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any Obligor and if such case or proceeding is not commenced by Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, such Restricted Subsidiary or such Obligor, it is consented to or acquiesced in by Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, such Borrower, such Restricted Subsidiary or such Obligor, or remains for 60 days undismissed; Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any Obligor takes any corporate action to authorize, or in furtherance of, any of the foregoing.

        12.1.5 Non-Compliance with Provisions of This Agreement. Failure by the Company or any Restricted Subsidiary to comply with or to perform any covenant set forth in Section 10.3, 10.5, 10.6, 10.7 through 10.13, 10.19, 10.26, 10.27,
10.28, or 10.30 through 10.32; failure by the Company or any Restricted Subsidiary to comply with or to perform any covenant set forth in Section 10.18 and continuance of such failure for five days after notice thereof to the Company from the Administrative Agent or any Lender (or, if such failure cannot be cured with reasonable diligence within said five day period, such longer period up to a total of 60 days after notice thereof provided the Company promptly commence a cure within such five day period and diligently pursues the same); or failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after notice thereof to the Company from the Administrative Agent or any Lender (or, if such failure cannot be cured with reasonable diligence within said 30 day period, such longer period up to a total of 60 days after notice thereof provided the Company promptly commence a cure within such 30 day period and diligently pursues the same).

        12.1.6 Warranties. Any warranty made by any Obligor herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Obligor to the Administrative Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

        12.1.7 Pension Plans. (a) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination any Borrower or any Restricted Subsidiary could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000 or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA or otherwise.

        12.1.8 Judgments. Final judgments which exceed an aggregate of $5,000,000 ($3,000,000 with respect to any Restricted Subsidiary) (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay) shall be rendered against Hollinger International, any Borrower or any Restricted Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

        12.1.9 Invalidity of Guaranty, etc. Any Guaranty shall cease to be in full force and effect with respect to any Obligor (other than as expressly permitted hereunder); any Obligor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of such Guaranty, or any Obligor (or any Person by, through or on behalf of such Obligor) shall contest in any manner the validity, binding nature or enforceability of such Guaranty with respect to such Obligor.

        12.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect with respect to the Company or any Obligor (other than as expressly permitted hereunder); or any Borrower or any Obligor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document, or any Borrower or any Obligor (or any Person by, through or on behalf of any Borrower or any Obligor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

        12.1.11 Change in Control.  A Change in Control shall occur.

        12.1.12 Material Adverse Effect. The Required Lenders shall have reasonably determined in good faith that an event has occurred or a condition exists that has had or will have a Material Adverse Effect.

        12.1.13 Ownership of Restricted Subsidiaries. Except as expressly permitted hereunder, the Company shall fail to own directly or indirectly, free and clear of all Liens (except the Lien of the Administrative Agent), 100% of the issued and outstanding Capital Stock of the Restricted Subsidiaries in the Financial Group (other than Canada Holdings and the Canadian Borrower and, prior to the Redemption Date, DTH and FDTH) for any reason.

        12.1.14 Redemption Date. The Redemption Date shall not have occurred on or before June 30, 1997.

        12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Obligations hereunder shall become immediately due and payable and the Borrowers shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit for which it is liable and make all payments required under Section 3.7, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may (and upon written request of the Required Lenders shall) declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Obligations hereunder to be due and payable, and/or demand that the Borrowers immediately deliver to the Administrative Agent cash and Cash Equivalent Investments and other cash collateral acceptable to the Issuing Bank in an amount equal to the outstanding face amount of all Letters of Credit for which it is liable and make all payments required under Section 3.7, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Obligations hereunder shall become immediately due and payable and/or the

Borrowers shall immediately become obligated to deliver to the Administrative Agent cash collateral in an amount equal to the face amount of all Letters of Credit for which it is liable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Sections 12.1.1, 12.1.4, 12.1.9, 12.1.10 or
12.1.14 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Administrative Agent and applied to obligations arising in connection with any drawing under a Letter of Credit or Acceptance as the case may be. After the expiration or termination of all Letters of Credit and Acceptances, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations of such Borrower hereunder and any excess shall be delivered to the applicable Borrower or as a court of competent jurisdiction may direct.

        SECTION 13 THE ADMINISTRATIVE AGENT.

        13.1 Authorization. Each Lender authorizes the Administrative Agent to act on behalf of such Lender to the extent provided herein or in any other Loan Document or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

        13.2 Indemnification. Each Lender agrees to reimburse and indemnify the Administrative Agent for, and hold the Administrative Agent harmless against, a share (determined in accordance with its respective Percentage) of any loss, damage, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including attorneys' fees) incurred without gross negligence or willful misconduct on the part of the Administrative Agent arising out of or in connection with the performance of its respective obligations or the exercise of its respective powers hereunder or under any other Loan Document or any other document or instrument delivered hereunder or in connection herewith, as well as the costs and expenses of defending against any claim against the Administrative Agent arising hereunder or thereunder.

        13.3 Exculpation. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement, any other Loan Document and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper Person. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any other Loan Document or any other instrument or document delivered hereunder or in connection herewith, (b) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (c) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrowers or any other Obligor of its obligations, or (d) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity.

        13.4 Credit Investigation. Each Lender acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had such Lender's Commitments been granted, the Letters of Credit been issued and such Lender's Loans and Acceptances been made directly by such Lender to the Borrowers without the intervention of the Administrative Agent or any other Lender. Each Lender agrees and acknowledges that the Administrative Agent makes no representations or warranties about the creditworthiness of the Borrowers or any other party to this Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any other Loan Document or the value of any security therefor.

        13.5 Administrative Agent and Affiliates. The Administrative Agent in its individual capacity shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, make loans to and generally engage in any kind of business with the Borrowers or any Affiliate thereof as if it were not the Administrative Agent hereunder.

        13.6 Action on Instructions of the Lenders. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of any Loan Document or collection of the Credit Extensions), the Administrative Agent shall not be required to exercise any discretion or take any action, but the Administrative Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions from the Lenders. In no event will the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Loan Document or applicable law. The relationship between the Administrative Agent and the Lenders is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Administrative Agent a trustee for any Lender or any holder of a participation in any Credit Extension nor to impose on the Administrative Agent duties and obligations other than those expressly provided for herein.

        13.7 Funding Reliance. (a) Unless the Administrative Agent receives notice from a Lender by 11:00 a.m. (Local Time) on the day of a proposed borrowing that such Lender will not make available to the Administrative Agent the amount which would constitute its Percentage of such borrowing in accordance with Section 2.3, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the applicable Borrower. If and to the extent such Lender has not made any such amount available to the Administrative Agent, such Lender and the applicable Borrower jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Credit Extensions comprising such borrowing (or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate, if such Loan is a Tranche A or Tranche B Credit Extension, or the Canadian interbank settlement rate, if such Loan is a Tranche C or Tranche D Credit Extension). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Credit Extension hereunder.

        (b) Unless the Administrative Agent receives notice from the applicable Borrower prior to the due date for any payment hereunder that the applicable Borrower does not intend to make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the applicable Borrower has not made any such payment to the Administrative Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at the Federal Funds Rate, if such Loan is a Tranche A or Tranche B Credit Extension, or the Canadian interbank settlement rate, if such Loan is a Tranche C or Tranche D Credit Extension. Nothing set forth in this clause (b) shall relieve the applicable Borrower of any obligation it may have to make any payment hereunder.

        13.8 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of the Commitments and any Hedging Agreements with any Lender and payment in full of all Loans, Acceptances and all other Obligations of the Borrowers under this Agreement and under any other Loan Document and any Hedging Agreements with any Lender; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (c) constituting property in which the Company or any Restricted Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to the Company or any Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Restricted Subsidiary to be, renewed or extended; or (e) subject to the third sentence of Section 14.1, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 13.8.

        13.9 Resignation. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Company and the Lenders. The Lenders shall (with, so long as no Event of Default or Unmatured Event of Default exists, the prior written consent of the Company, which shall not be unreasonably withheld or delayed) as promptly as practicable appoint a successor Administrative Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having an office in Chicago, Illinois or New York, New York and having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the Acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this
Section 13.9, the provisions of this Section 13 shall inure to the benefit of the retiring Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

        SECTION 14  GENERAL.

        14.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Company and by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (a) shall amend, modify or waive any condition precedent to any Credit Extension without the consent of Lenders holding 100% of the Commitments or (b) shall (i) extend or increase the amount of any Commitment, (ii) extend the date for payment of any principal of or interest on the Credit Extensions or any fees payable hereunder, (iii) reduce the principal amount of any Credit Extensions, the rate of interest or discount thereon or any fees payable hereunder, (iv) release any Person from its obligations under any Guaranty or release any substantial part of the Collateral granted under the Collateral Documents except Collateral having a fair market value of less than $5,000,000 in the aggregate or as otherwise permitted under this Agreement or the Collateral Documents or (v) change the definition of Approved Acquisition or Required Lenders or the aggregate Percentage required to effect an amendment, modification, waiver or consent or amend this Section 14.1 without, in each case, the consent of all Lenders. No provisions of Section 13 shall be amended, modified or waived without the consent of the Administrative Agent. No provision relating to the aggregate amount of Letters of Credit that may be issued, Section 2.6, 2.7, 2.8, 2.9, 2.12(d), 5.7(b) or 5.7(d) shall be amended, modified or waived without the consent of the Issuing Bank. No provision relating to Section 3 shall be amended, modified or waived without the consent of the Canadian Lenders.

        14.2 Confirmations. Each Borrower and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of such Lender's Loans and Acceptances then outstanding under this Agreement.

        14.3 Notices. Except as otherwise provided in Sections 2.4, 2.5, 2.6,
3.1 and 5.3, all notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of Sections 2.4, 2.5, 2.6, 3.1 and 5.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of any Borrower and the Borrowers shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

        14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP applied on a basis consistent with those used in the preparation of the Company's audited financial statements referred to in clause
(a) of Section 9.4.

        14.5 Regulations G, T, U and X. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

        14.6 Costs, Expenses and Taxes. Each Borrower agrees to pay on demand
(a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the fees and charges of counsel for the Administrative Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, any amendment, supplement or waiver to any Loan Document), and (b) all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Lender agrees to reimburse the Administrative Agent for such Lender's pro rata share (based on its respective Percentage) of any such costs and expenses of the Administrative Agent not paid by the Borrowers. In addition, the Borrowers agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 14.6 shall survive repayment of the Obligations and any termination of this Agreement.

        14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries of the Company shall apply only during such times as the Company has one or more Subsidiaries.

        14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

        14.9  Assignments; Participations.

        14.9.1 Assignments. Any Lender may, with the prior written consent of the Company (at all times other than during the existence of an Event of Default), the Issuing Bank and the Administrative Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Lender's Loans, Acceptances and Commitment hereunder (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Individual Commitment, participation in Letters of Credit, Acceptances and Loans hereunder) in a minimum aggregate amount equal to the lesser of (a) the sum of the assigning Lender's remaining Loans and Acceptances, participation in Letters of Credit and (to the extent not used) Individual Commitment hereunder and (b) $10,000,000 in the aggregate; provided, however, that (i) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrowers would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Borrowers are then obligated to pay to the assigning Lender under such Sections and (ii) the Borrowers, the Issuing Bank and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

        (x) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

        (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit G (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent, the Issuing Bank and, if applicable, the Company, and

        (z) the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,000.

From and after the date on which the conditions described above have been met,
(A) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. The Administrative Agent shall prepare all necessary documents, if any, in connection with assignments. Accrued interest on that part of such Lender's Obligations being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of such Lender's Obligations not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

        Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans or Acceptances to any central bank (but no such assignment shall release any Lender from any of its obligations hereunder).

        Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, after the Tranche D Availability Date each Lender who was a Canadian Lender on the Amendment Effective Date (an "Initial Lender") may at any time assign a portion of its Total Commitment (not to exceed its pro rata share of $80,000,000 unless the Initial Lenders agree otherwise) to a Lender that has no Canadian office, notwithstanding that the Borrowers may be required to gross-up for withholding taxes and such Assignee Lender may subsequently assign such Assignee's Lender's Commitment, provided that such Initial Lender has used its best efforts to syndicate to financial institutions with a Canadian office.

        14.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan or Acceptance owing to such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant") provided that such assignments shall be of a constant and not a varying percentage of the selling Lender's Individual Commitment, Letters of Credit, Loans and Acceptances. In the event of a sale by a Lender of a participating interest to a Participant, (x) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (y) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the third sentence of Section 14.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 8 than would have been paid to the participating Lender if no participation had been sold).

        14.10 Governing Law. This Agreement shall be a contract made under and governed by the internal laws of the State of New York. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

        14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

        14.12 Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders, the Issuing Bank and the Administrative Agent and the permitted successors and assigns of the Lenders, the Issuing Bank and the Administrative Agent. No Borrower shall be permitted to assign its Obligations under this Agreement or any Loan Document without the written consent of all Lenders except as provided in Section 14.20.

        14.13  Indemnification by the Borrowers.

        (a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders and the agreement to extend the Commitments provided hereunder, each Borrower hereby agrees to indemnify, exonerate and hold the Issuing Bank, the Administrative Agent, each Lender and each of the officers, directors, employees and agents of the Issuing Bank, the Administrative Agent and each Lender (collectively the "Lender Parties" and individually each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and charges (collectively therein called the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to
(i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, Acceptances or Letters of Credit or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except for any such Indemnified Liabilities as to any Lender Party arising on account of such Lender Party's bad faith, gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Lender Party from any obligation it may have under this Agreement.

        (b) Without limiting the provisions of clause (a) above, each Borrower agrees to reimburse each Lender Party for, and indemnify each Lender Party against, any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including reasonable attorneys' and consultant's fees) which any Lender Party may pay, incur or become subject to arising out of or relating to the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Regulated Material at any real property owned or leased by the Company or any Restricted Subsidiary or used by the Company or any Restricted Subsidiary in its business or operations, except to the extent caused by the acts or omissions of such Lender Party.

        14.14 Survival of Indemnities. All obligations provided for in Section
14.13 and in any other indemnity provided the Issuing Bank, the Administrative Agent or any Lender in any other Loan Document shall survive repayment of the Obligations and any termination of this Agreement or any of the Loan Documents.

        14.15 Confidentiality. The Administrative Agent, the Issuing Bank and the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and, in any event, may make disclosure on the same confidential basis as provided for herein that is reasonably required by any actual or bona fide potential transferee or participant in connection with the contemplated transfer of any Loan or Acceptance or participation therein or in any Letter of Credit or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless prohibited by applicable law or court order, the Administrative Agent, the Issuing Bank and each Lender shall promptly notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Administrative Agent, the Issuing Bank or such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

        14.16 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, AT THE ADMINISTRATIVE AGENT'S OPTION, ANY SUCH LITIGATION MAY BE BROUGHT AND MAINTAINED AND/OR ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH BORROWER, COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWERS, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE BORROWS, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND EACH LENDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER

HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        14.17 Waiver of Jury Trial. EACH OF THE BORROWERS, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        14.18 American Legal Terms. References to any legal term or concept (including without limitation those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than the United States be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

        14.19 Judgment Currency. The obligations of the Borrowers and each Obligor in respect of any sum due to any Lender, the Issuing Bank or the Administrative Agent hereunder, under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Bank, or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, such Issuing Bank, or the Administrative Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Lender, such Issuing Bank, or the Administrative Agent, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuing Bank, or the Administrative Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Lender, such Issuing Bank, or the Administrative Agent, as the case may be, such Lender, such Issuing Bank, or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

        14.20 Tranche D Assumption. Hollinger Canadian Publishing Holdings Inc. shall have the right to substitute a Wholly Owned Restricted Subsidiary satisfactory to the Lenders as the party entitled to borrow the Tranche D Commitment and with respect to the other Obligations of Hollinger Canadian Publishing Holdings Inc. as Acquisition Borrower under this Agreement (the "Assumed Obligations"), provided that such Person executes an assumption agreement in form and substance satisfactory to the Administrative Agent (the "Assumption Agreement") and the Guaranties and Collateral Documents continue to guaranty and secure repayment of such Assumed Obligation on terms satisfactory to the Lenders (collectively the "Acquisition Assumption").

        SECTION 15  GUARANTY PROVISIONS.

        15.1 Guaranty. Each of the Company, the U.K. Borrower, the Canadian Borrower and the Acquisition Borrower (each referred to in this Section 15 as a "Guarantor") guarantees certain Obligations of the other Borrowers as follows:

        (a) the Company hereby absolutely, unconditionally and irrevocably, and jointly and severally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (monetary or otherwise) of the U.K. Borrower, the Canadian Borrower and the Acquisition Borrower to each of the Lenders, to the Issuing Bank and to the Administrative Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, any Letter of Credit or Letter of Credit Application, any Acceptances, any Hedging Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Company Guaranteed Obligations"),

        (b) the U.K. Borrower hereby absolutely, unconditionally and irrevocably, and jointly and severally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (monetary or otherwise) of the Canadian Borrower and the Acquisition Borrower to each of the Lenders, the Issuing Bank and to the Administrative Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, any Letter of Credit or Letter of Credit Application, any Acceptances, any Hedging Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "U.K. Borrower Guaranteed Obligations"),

        (c) the Canadian Borrower hereby absolutely, unconditionally and irrevocably, and jointly and severally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (monetary or otherwise) of the U.K. Borrower and the Acquisition Borrower to each of the Lenders, the Issuing Bank and to the Administrative Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, any Letter of Credit or Letter of Credit Application, any Acceptances, any Hedging Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Canadian Borrower Guaranteed Obligations"), and

        (d) the Acquisition Borrower hereby absolutely, unconditionally and irrevocably, and jointly and severally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (monetary or otherwise) of the U.K. Borrower and the Canadian Borrower to each of the Lenders, the Issuing Bank and to the Administrative Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, any Letter of Credit or Letter of Credit Application, any Acceptances, any Hedging Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Acquisition Borrower Guaranteed Obligations").

        The Company Guaranteed Obligations, U.K. Borrower Guaranteed Obligations, the Canadian Borrower Guaranteed Obligations and the Acquisition Borrower Guaranteed Obligations are herein collectively referred to as the "Guaranteed Obligations."

        This Guaranty constitutes a guaranty by each Guarantor of payment when due and not of collection and each Guarantor specifically agrees that it shall not be necessary or required that the Administrative Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

        Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the aggregate maximum amount of the Guaranteed Obligations for which each Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

        15.2 Acceleration of Guaranty. Each Guarantor agrees that, in the event of any Event of Default under Section 12.1.4, and if such event shall occur at a time when any of its Guaranteed Obligations are not then due and payable, such Guarantor shall pay to the Administrative Agent for the account of the Administrative Agent and the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all its Guaranteed Obligations were then due and payable.

        15.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment by each Guarantor, and shall remain in full force and effect until all its Guaranteed Obligations have been paid in full, finally and indefeasibly, all obligations of such Guarantor hereunder shall have been paid in full, finally and indefeasibly, and the Commitments, all Letters of Credit, all Acceptances, all Hedging Agreements and any other commitments by the Lenders or the Administrative Agent to the Borrowers shall have terminated. Each Guarantor guarantees that its Guaranteed Obligations shall be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The creation or existence from time to time of additional Guaranteed Obligations to the Administrative Agent or the Lenders or any of them is hereby authorized, without notice to any Guarantor, and shall in no way impair the rights of the Administrative Agent or the Lenders or the obligations of any Guarantor under this Guaranty, including the guaranty hereunder of such additional Guaranteed Obligations. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

        (a) any lack of validity, legality or enforceability of this Agreement or any other Loan Document;

        (b)     the failure of the Administrative Agent or any Lender

        (i) to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Person (including any other guarantor) under the provisions of this Agreement or any other Loan Document or otherwise, or

        (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligations;

        (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

        (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and such Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

        (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement or any other Loan Document;

        (f) (i) any addition, exchange, release, surrender or non-perfection of any collateral or (ii) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by the Administrative Agent or any Lender, securing or supporting any of the Guaranteed Obligations; or

        (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Guarantor, any Borrower, any surety or any other guarantor.

        15.4 Reinstatement, etc. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of its Guaranteed Obligations is rescinded or must otherwise be restored by the Administrative Agent or any Lender, upon the insolvency, bankruptcy or reorganization of any Borrower, any other Person or otherwise, as though such payment had not been made.

        15.5 Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Borrower or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations.

        15.6 Waiver of Subrogation and Contribution. Until the Guaranteed Obligations have been paid in cash indefeasibly in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Borrower or any other Person that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Administrative Agent or any Lender against any Borrower or any other Person or any collateral which the Administrative Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash indefeasibly in full and the Commitments, all Letters of Credit, all Acceptances, all Hedging Agreements and any other commitments by the Lenders or the Administrative Agent to any Borrower shall not have been terminated, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Administrative Agent and the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

        SECTION 16  AMENDMENT EFFECTIVE DATE ASSIGNMENT

        16.1 Amendment Effective Date of Assignments. By their execution of Exhibit A, each of the Original Lenders listed on Schedule I to Exhibit A who is not a Lender hereunder agrees, and by their execution of this Agreement each of the Lenders agrees that:

        (a) effective as of the Amendment Effective Date,

        (i) each of the Original Lenders listed on Schedule I to Exhibit A (each, an "Assignor Lender") will sell and assign an interest in and to all of such Assignor Lender's respective rights and obligations under the Commitment (as defined in the Existing Credit Agreement) and participations in Letters of Credit of the Assignor Lender (such Commitment and participations in Letters of Credit of any Assignor Lender being the "Assigned Interests"); and

        (ii) each Lender party to this Agreement after giving effect to and on the Amendment Effective Date (each, an "Assignee Lender") will purchase and assume the Assigned Interests set forth set forth opposite its name on Schedule I to Exhibit A (each such assignment being made to each Assignee Lender in an amount equal to each Assignor Lender's pro rata share of each of the respective Assigned Interests purchased and assumed by such Assignee Lender);

        (b) as of the Amendment Effective Date, prior to giving effect to any assignment, purchase or assumption under this Section 16 as of such date, each Assignor Lender represents and warrants as to the assignment effected by such Assignor Lender, that as of the Amendment Effective Date:

        (i) its Commitment under the Existing Credit Agreement is in the dollar amount specified as its Commitment on Schedule I to Exhibit A and no Loans (other than Loans to be repaid on the Amendment Effective Date) and no reimbursement obligations with respect to the Existing Letters of Credit are owing to such Assignor Lender; and

        (ii) such Assignor Lender is the legal and beneficial owner of the Assigned Interests being assigned by it hereunder and that such Assigned Interests are free and clear of any adverse claim or encumbrances by the Assignor Lender;

        (c) each Assignor Lender and each Assignee Lender confirms and agrees with each other and each other Lender as to the assignment effected by such Assignor Lender and Assignee Lender, as the case may be, as follows:

        (i) except as set forth in Section 16.2, each such Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Credit Agreement or this Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Existing Credit Agreement, any other "Loan Document" (as defined in the Existing Credit Agreement), this Agreement or any other Loan Document;

        (ii) each such Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Obligor or the performance or observance by the Company or any Obligor of any of its obligations under the Existing Credit Agreement, any other "Loan Document" (as defined in the Existing Credit Agreement), this Agreement or any other Loan Document;

        (iii) each Assignee Lender confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to execute and deliver this Agreement and agrees that it shall have no recourse against the Administrative Agent, the Issuing Bank, any Assignor Lender or any other Lender with respect to any matters relating to the Existing Credit Agreement or this Agreement; and

        (iv) each Assignee Lender will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;

        (d)  effective as of the Amendment Effective Date,

        (i) each Assignee Lender shall be and be deemed a party to this Agreement and have the rights and obligations of a Lender hereunder; and

        (ii) each Assignor Lender shall, to the extent provided herein, relinquish its rights and be released from its obligations under this Agreement as to any assignment effected pursuant to this Section 16; and

        (e) from and after the Amendment Effective Date, the Administrative Agent shall make all payments under this Agreement in respect of the Assigned Interests assigned hereby (including, all payments of principal, interest and commitment fees with respect thereto) to each Assignee Lender as a Lender hereunder.

        Delivered at New York, New York, as of the day and year first above written.

                                HOLLINGER INTERNATIONAL PUBLISHING INC.


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                TELEGRAPH GROUP LIMITED


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                HOLLINGER CANADIAN PUBLISHING HOLDINGS INC.


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                TORONTO DOMINION (TEXAS), INC.,
                                  as Administrative Agent

                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                THE TORONTO-DOMINION BANK,
                                  as Issuing Bank

                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                TORONTO DOMINION (TEXAS), INC.,
                                   as Lender under Tranche A and Tranche B


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                THE TORONTO-DOMINION BANK, as Canadian Lender
                                  under Tranche C and Tranche D


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                CIBC INC., as Lender under Tranche A


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                CANADIAN IMPERIAL BANK OF COMMERCE, as Lender
                                  under Tranche B and Canadian Lender under
                                  Tranche C and Tranche D


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                THE BANK OF NOVA SCOTIA as Lender under Tranche A and Tranche B


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                THE BANK OF NOVA SCOTIA as Canadian Lender
                                  under Tranche C and Tranche D


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                THE FIRST NATIONAL BANK OF CHICAGO
                                  as Lender under Tranche A and Tranche B


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                FIRST CHICAGO NBD BANK, CANADA as Canadian
                                  Lender under Tranche C and Tranche D


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION as Lender under Tranche A and
                                   Tranche B


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                BANK OF AMERICA CANADA as Canadian Lender under
                                  Tranche C and Tranche D


                                By:
                                   -------------------------------------
                                Title:
                                      ----------------------------------

SCHEDULE 1.1

COMMITMENTS AND PERCENTAGES

Lender
Total
Commitment
Tranche A
Commitment
Tranche B
Commitment
Tranche C
Commitment
Tranche D
Commitment

Percentage
Canadian
Percentage
Toronto
Dominion
(Texas), Inc.
-and-
The Toronto-
Dominion Bank


$187,000,000
$187,500,000
$31,250,000.01




20.8333%





$52,083,333.34
$145,833,333.33

20.8333%
Canadian
Imperial Bank
of Commerce





$187,500,000

$187,500,000
$31,250,000.01




20.8333%





$52,083,333.34
$145,833,333.33

20.8333%
The Bank of
Nova Scotia





$187,500,000
$187,500,000
$31,250,000.01




20.8333%





$52,083,333.34
$145,833,333.33

20.8333%
Bank of
America NT&SA
-and-
Bank of
America
Canada


$168,750,000
$168,750,000
$28,125,000.01




18.7500%





$46,875,000.00
$131,250,000.00

18.7500%
The First
National Bank
of Chicago
-and-


First Chicago
NBD Bank
Canada

$168,750,000
$168,750,000
$28,125,000.01





18.7500%





$46,875,000.00
$131,250,000.00

18.7500%
Total
$900,000,000
$900,000,000
$150,000,000
$250,000,000
$700,000,000
100.0000%
100.0000%


SCHEDULE 1.2
PRICING GRID





Applicable Margin



Total Leverage Ratio


Base Rate

Eurocurrency Rate/
Acceptance Fee

   > 6.50x


1.375%

2.250%

   > 6.00x < 6.50x


1.125%

2.000%

   > 5.50x < 6.00x


0.875%

1.750%

   > 5.00x < 5.50x

0.625%

1.500%

   > 4.50x < 5.00x


0.250%

1.125%

   > 4.00x < 4.50x


0.125%

1.000%

   < 4.00x


0.000%

0.875%



Total Leverage Ratio


Commitment Fee Rate

   > 5.00x


0.500%

   < 5.00x


0.375%

SCHEDULE 2.6

EXISTING LETTERS OF CREDIT


L/C #
Beneficiary
Amount
Expiry Date
1175
Utica Mutual Insurance Co.
$  251,277.00
03/29/98
1200
Home Insurance Co.
$  796,000.00
03/23/98
1297
Zurich-American Ins. Co.
$1,290,110.00
06/30/97
1298
Zurich-American Ins. Co.
$   24,688.00
06/30/97
1395
712 Fifth Avenue
Associates
$   32,003.12
11/29/97

Total L/Cs
$2,394,078.12

SCHEDULE 6.1.2

SCHEDULED MANDATORY COMMITMENT REDUCTIONS



Date
Total
Commitment
Reduction
Tranche A
Commitment
Reduction
Tranche B
Commitment
Reduction
Tranche C
Commitment
Reduction
Tranche D
Commitment
Reduction
06/30/00
6.25%
6.25%
6.25%
6.25%
6.25%
09/30/00
6.25%
6.25%
6.25%
6.25%
6.25%
12/31/00
6.25%
6.25%
6.25%
6.25%
6.25%
03/31/01
6.25%
6.25%
6.25%
6.25%
6.25%
06/30/01
6.25%
6.25%
6.25%
6.25%
6.25%
09/30/01
6.25%
6.25%
6.25%
6.25%
6.25%
12/31/01
6.25%
6.25%
6.25%
6.25%
6.25%
03/31/02
6.25%
6.25%
6.25%

6.25%
6.25%
06/30/02
6.25%
6.25%
6.25%
6.25%
6.25%
09/30/02
6.25%
6.25%
6.25%
6.25%
6.25%
12/31/02
6.25%
6.25%
6.25%
6.25%
6.25%
03/31/03
6.25%
6.25%
6.25%
6.25%
6.25%
06/30/03
6.25%
6.25%
6.25%
6.25%
6.25%
09/30/03
6.25%
6.25%
6.25%
6.25%
6.25%
12/31/03
6.25%
6.25%
6.25%
6.25%
6.25%